FS Investment Corporation II 8-K

Exhibit 10.1

OMNIBUS AMENDMENT, dated as of February 19, 2019 (this "Amendment"), among Dunlap Funding LLC, a Delaware limited liability company (the "Borrower"), Deutsche Bank AG, New York Branch, as facility agent (the "Facility Agent"), each Lender party hereto (each, a "Lender" and collectively, the "Lenders"), each Agent party hereto (each, an "Agent" and collectively, the "Agents") and Wells Fargo Bank, National Association, as collateral agent and collateral custodian (the "Collateral Agent").

WHEREAS, the Borrower, the Collateral Agent, each Lender party thereto, each Agent party thereto and the Facility Agent are party to the Loan Financing and Servicing Agreement, dated as of December 2, 2014 (as amended, supplemented, amended and restated and otherwise modified from time to time, the "Loan Agreement"); and

WHEREAS, the Borrower, the Facility Agent, the Lenders, the Agents and the Collateral Agent have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1. Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: **bold and double-underlined text**) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

SECTION 2.2. Amendments to the Exhibits and Schedules to the Loan Agreement. As of the date of this Amendment, the Exhibits and Schedules to the Loan Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: **bold and double-underlined text**) as set forth on the pages of the Exhibits and Schedules to the Loan Agreement attached as Appendix B hereto.

SECTION 2.3. Amendments to the Sale and Contribution Agreement. As of the date of this Amendment, the Sale and Contribution Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: **bold and double-underlined text**) as set forth on the pages of the Sale and Contribution Agreement attached as Appendix C hereto.

SECTION 2.4. Amendments to the Securities Account Control Agreement. As of the date of this Amendment, the Securities Account Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: **bold and double-underlined text**) as set forth on the pages of the Securities Account Control Agreement attached as Appendix D hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date first written above upon:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Facility Agent shall have received certified copies of the resolutions of the board of managers (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;

(c) the Facility Agent shall have received the executed legal opinion of Clifford Chance (US) LLP, counsel to the Borrower, in form and substance acceptable to the Lender in its reasonable discretion; and

(d) the payment in full of all fees (including reasonable fees and out-of-pocket, documented expenses of counsel) due to the Lenders on or prior to the effective date of this Amendment.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Facility Termination Event or Unmatured Facility Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

DUNLAP FUNDING LLC, as Borrower

By: ______________________

Name: William Goebel

Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By: ______________________________
Name: Amit Patel
Title: Managing Director

By: ______________________________
Name: KEVIN TANZER
Title: MANAGING DIRECTOR

[Signature Page to Amendment No. 2 to Agent Fee Letter]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent and as Collateral Custodian

By: ______________________________
Name: Rupinder Suri
Title: Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By: ______________________________
Name: Amit Patel
Title: Managing Director

By: ______________________________
Name: KEVIN TANZER
Title: MANAGING DIRECTOR

APPENDIX A

EXECUTION VERSION
~~**Conformed through Amendment No. 12**~~
CONFORMED THROUGH OMNIBUS AMENDMENT DATED AS OF FEBRUARY 19, 2019

LOAN FINANCING AND SERVICING AGREEMENT

dated as of December 2, 2014

DUNLAP FUNDING LLC,
as Borrower

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent and as Collateral Custodian

TABLE OF CONTENTS

EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Advance Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Asset Approval Request
EXHIBIT C-4	Form of Prepayment Notice
EXHIBIT C-5	Form of FX Reallocation Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Approval Notice
EXHIBIT F-1	Authorized Representatives of Investment Manager
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification
SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2	Moody's Industry Classification Group List
SCHEDULE 3	Collateral Obligations

LOAN FINANCING AND SERVICING AGREEMENT

THIS LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of December 2, 2014, among DUNLAP FUNDING LLC, a Delaware limited liability company (the "Borrower"), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an "Agent"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent and Collateral Custodian (each as hereinafter defined), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the "Facility Agent").

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

"1940 Act" means the Investment Company Act of 1940, as amended.

"Account" means the Unfunded Exposure Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

"Account Collateral" has the meaning set forth in Section 12.1(d).

"Account Control Agreement" means the Securities Account Control Agreement, dated as of the Effective Date, by and between the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary.

"Accrual Period" means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date.

"Adjusted Aggregate Eligible Collateral Obligation Balance" means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

"Facility Agent" has the meaning set forth in the Preamble. "Advance" has the meaning set forth in Section 2.1(a).

"Advances" means the Class A-1 Advances and the Class A-2 Advances.

"Advance Date" has the meaning set forth in Section 2.1(a).

"Advance Rate" means, with respect to any (a) First Lien Loan or Senior Secured Bond, the First Lien Advance Rate and (b) Second Lien Loan, Unsecured Loan or Unsecured Bond, 35%. Eligible Collateral Obligation on any date of determination, the applicable percentage set forth in the table below:

Loan Type	Advance Rate
First Lien Loan or Senior Secured Bond	70%
First Lien Last Out Loan (Leverage Multiple of 1.0 – 1.5x) (as of the most recent date of determination)	65%
First Lien Last Out Loan (Leverage Multiple of 1.5 – 2.0x) (as of the most recent date of determination)	60%
First Lien Last Out Loan (Leverage Multiple of 2.0 – 2.5x) (as of the most recent date of determination)	55%
Second Lien Loan	45%
Unsecured Loan or Unsecured Bond	35%

"Advance Request" has the meaning set forth in Section 2.2(a).

"Adverse Claim" means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

"Affected Person" has the meaning set forth in Section 5.1.

"Affiliate" of any Person means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan). For the purposes of this definition, "Control" shall mean the possession, directly or indirectly (including through affiliated entities), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

"Agent" has the meaning set forth in the Preamble.

"Aggregate Eligible Collateral Obligation Amount" means, as of any date, the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations.

"Aggregate Funded Spread" means, as of any day, the sum of: (a) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that bears interest at a spread over a London interbank offered rate based index, (i) the sum of (I) the stated interest rate spread on each such Collateral Obligation above such index plus (II) for each such Collateral Obligation that provides for a minimum index amount, the excess, if any, of such minimum index amount over such index multiplied by (ii) the Collateral Obligation Amount of each such Collateral Obligation plus (b) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that bears interest at a spread over an index other than a London interbank offered rate based index, (A) the excess for each such Collateral Obligation of the sum of such spread for each such Collateral Obligation and such index for each such Collateral Obligation over the ~~LIBOR~~Applicable Interest Rate for such applicable period of time (which spread or excess may be expressed as a negative percentage) multiplied by (B) the Collateral Obligation Amount of each such Collateral Obligation plus (c) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation, (x) the interest rate for such Collateral Obligation minus the ~~LIBOR~~Applicable Interest Rate multiplied by (y) the Collateral Obligation Amount of each such Collateral Obligation.

"Aggregate Notional Amount" shall mean, with respect to any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date of determination.

"Aggregate Unfunded Amount" shall mean, as of any date of determination, the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date.

"Agreement" means this Loan Financing and Servicing Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

"AIF" has the meaning given to the term under the AIFMD Law.

"AIFM" has the meaning given to the term under the AIFMD Law.

"AIFMD" means Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No. 1060/2009 and (EU) No. 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualification).

"AIFMD Law" means (a) the AIFMD and (b) any applicable law of a member state of the European Union implementing the AIFMD.

"Alternate Base Rate" means a fluctuating rate *per annum* as shall be in effect from time to time, which rate shall be at all times equal to the ~~higher~~highest of:

(a) the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY's base commercial lending rate; ~~and~~

(b) ½ of one percent above the Federal Funds Rate; and

(c) zero.

"Amount Available" means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period and any amounts paid into the Collection Account under any Hedging Agreement with respect to the Accrual Period ending on the day preceding such Distribution Date (excluding any Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account with respect to the related Collection Period.

"Anti-Bribery and Corruption Laws" has the meaning set forth in Section 9.30(a).

"Anti-Money Laundering Laws" has the meaning set forth in Section 9.29(b).

"Applicable Conversion Rate" means, with respect to Euros, GBPs, AUDs or CADs (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Borrower through customary banking channels, including the Collateral Agent's own banking facilities or (y) for all other purposes, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

"Applicable Exchange Rate" means with respect to any Collateral Obligation denominated and payable in Euros, GBPs, AUDs or CADs on any day, the lesser of (a) the applicable currency-Dollar spot rate used by the Borrower (as determined by the Investment

Manager) to acquire such currency on the related Cut-Off Date and (b) the Applicable Conversion Rate for such currency.

"Applicable Interest Rate" means (a) with respect to any Collateral Obligation or any Advance denominated in CAD, the CDOR Rate, (b) with respect to any Collateral Obligation or any Advance denominated in AUD, the BBSW Rate, (c) with respect to any Collateral Obligation or any Advance denominated in Euros, the EURIBOR Rate and (d) with respect to any other Collateral Obligation or any other Advance, the LIBOR Rate.

"Applicable Law" means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z",," the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

"Applicable Margin" means ~~(i)~~ prior to the occurrence of any Facility Termination Event, ~~2.25~~(i) during the Revolving Period, 2.00% per annum and (ii) ~~on and after the occurrence of any~~thereafter, 2.10% per annum; provided that, during any period while a Facility Termination Event~~, 4.25~~ has occurred and is continuing, the Applicable Margin otherwise in effect shall be increased by the addition thereto of 2.00% per annum.

"Applicable Time Zone" means (i) with respect to Dollar Advances and CAD Advances, New York City time, (ii) with respect to Euro Advances and GBP Advances, London time and (iii) with respect to AUD Advances, Sydney time.

"Appraised Value" means, with respect to any Asset Based Loan, the appraised value of the *pro rata* portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

"Approval Notice" means, with respect to any Collateral Obligation, a copy of a notice executed by the Facility Agent in the form of Exhibit E, evidencing, among other things, the approval of the Facility Agent, in its sole discretion, of such Collateral Obligation, the applicable Eligible Currency and the applicable Discount Factor, the jurisdiction (if other than the United States or any State thereof) of the applicable Obligor, the loan type and lien priority, the Effective LTV, the Original Effective LTV and the Attaching Original Effective LTV (if such Collateral Obligation is an Asset Based Loan), the Original Leverage Multiple and the Attaching Leverage Multiple, other non-cash charges included in EBITDA and each other item listed in Section 6.2(h).

"Approved Valuation Firm" means, with respect to any Collateral Obligation, anyAppraisal Firm" means an independent third-party appraisal firm, including, Hilco Valuation Services, Gordon Brothers, Great American Group and Tiger Group and, any other independent nationally recognized third-party appraisal firm either (a) specified on the related Asset Approval Request and approved on the related Approval Notice or (b) selected by the Borrower and approved in writing by the Facility Agent (such approval not to be unreasonably withheld or delayed).

"Approved Valuation Firm" means an independent third-party valuation firm, including, (i) for any Asset Based Loan, Hilco Valuation Services, Gordon Brothers, Great American Group and Tiger Group, and (ii) for all other Collateral Obligations, Murray, Devine & Co., Houlihan Lokey, Duff & Phelps, Lincoln Advisors and Valuation Research Corporation and, in each case, any other independent nationally recognized third-party valuation firm either (a) specified on the related Asset Approval Request and approved on the related Approval Notice or (b) otherwiseselected by the Borrower and approved in writing by the Facility Agent in its reasonable discretion(such approval not to be unreasonably withheld or delayed).

"Asset Approval Request" means a notice in the form of Exhibit C-3 which requests an Approval Notice with respect to one or more Collateral Obligations and shall include (among other things):

(a) the proposed date of each related acquisition;

(b) the Investment Manager's internal risk rating (including all other output and related calculations) for each such Collateral Obligation;

(c) the Original Leverage Multiple and Original Effective LTV (if such Collateral Obligation is an Asset Based Loan) for each such Collateral Obligation, measured as of the date of such notice;

(d) each requested other non-cash charge to be included in EBITDA (if any);

(e) a list, for each such Second Lien Loan, of any Liens permitted under the applicable Underlying Instruments that are permitted to (i) secure borrowed money in excess of $500,000, whether individually or in the aggregate and (ii) rank in priority senior to or *pari passu* with such Second Lien Loan;

(f) all Obligor Information, including notice of any unavailable items of Obligor Information; and

(g) a related Schedule of Collateral Obligations.

"Asset Based Loan" means any Loan which the Investment Manager identifies on the related Asset Approval Request that (i) was underwritten primarily on the appraised value of the assets securing such Loan and (ii) is governed by a borrowing base.

"Attaching Leverage Multiple" means, with respect to any Collateral Obligation that is an Enterprise Value Loan, the Leverage Multiple of any Loan of the applicable Obligor that is immediately senior in right of payment to such Collateral Obligation.

"Attaching Original Effective LTV" means, with respect to any Collateral Obligation that is an Asset Based Loan, the Original Effective LTV of any Loan of the applicable Obligor that is immediately senior in right of payment to such Collateral Obligation.

"~~Available Funds" has the meaning set forth in Section 17.12.~~AUD Advance" means each Advance made in AUDs.

"AUD Lender" means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of an "AUD Lender".

"AUDs" means the lawful money of Australia.

"Average Life" means, as of any day and with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such day to the respective dates of each successive Scheduled Collateral Obligation Payment of principal on such Collateral Obligation multiplied by (b) the respective amounts of principal of such Scheduled Collateral Obligation Payments by (ii) the sum of all successive Scheduled Collateral Obligation Payments of principal on such Collateral Obligation.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

"Base Rate" for any Advance means a rate *per annum* equal to the ~~LIBOR~~Applicable Interest Rate for such Advance or portion thereof; provided, that in the case of

(a) any day on or after the first day on which a Committed Lender shall have notified the Facility Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Advance at the Base Rate set forth above (and such Committed Lender shall not have subsequently notified the Facility Agent that such circumstances no longer exist), or

(b) any period in the event the ~~LIBOR~~Applicable Interest Rate is not reasonably available to any Lender for such period,

the "Base Rate" shall be a floating rate *per annum* equal to the Alternate Base Rate in effect on each day of such period.

"Basel III Regulation" shall mean, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, "Basel III Regulation" shall include Part 6 of the European Union regulation on prudential requirements for credit institutions and investment firms (the "CRR") and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

"BBSW Rate" means, with respect to any Accrual Period, the greater of (a) 0 and (b) the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) applicable to bankers' acceptances for a term equivalent to the Accrual Period appearing on the Bloomberg Professional Service (or any successor thereto) Bank Bill Swap Reference Bid Rate as of 10:00 a.m. (Sydney, Australia time), on the first day of such Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Bloomberg Professional Service (or any successor thereto) Bank Bill Swap Reference Bid Rate as contemplated, then the BBSW Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Sydney, Australia time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase AUD denominated bankers' acceptances that have a comparable aggregate face amount to the Advances outstanding in AUD and the same term to maturity as such Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day.

"Borrower" has the meaning set forth in the Preamble.

"Borrower Assigned Agreements" has the meaning set forth in Section 12.1(c).

"Borrowing Base" means, on any day of determination, (i) the product of the lower of (a) the Weighted Average Advance Rate and (b) the Maximum Portfolio Advance Rate multiplied by the Adjusted Aggregate Eligible Collateral Obligation Balance plus (ii) the equivalent in Dollars of the amount on deposit in the Principal Collection Account (as determined by the Investment Manager using the Applicable Conversion Rate) minus (iii) the Aggregate Unfunded Amount plus (iv) the equivalent in Dollars of the amount on deposit in the Unfunded Exposure Account (as determined by the Investment Manager using the Applicable Conversion Rate).

"Borrowing Base Condition" means, both before and after giving pro forma effect to any such distribution, (i) with respect to any distribution permitted under Sections 10.16(a)(A)(1) and 10.16(a)(A)(2), the Borrowing Base is greater than or equal to the Advances outstanding, and (ii) with respect to any distribution permitted under ~~Sections~~Section 10.16(a)(A)(3) ~~and 10.16(a)(A)(4)~~, the Borrowing Base is greater than or equal to 110% of the Advances outstanding.

"Business Day" means any day that is not (i) a Saturday~~,~~ or Sunday ~~or~~, (ii) any other day on which banking institutions in New York, New York or the city in which the offices of the Collateral Agent or Collateral Custodian are located are authorized or obligated by law, executive order or government decree to remain closed or (iii) if the applicable Business Day relates to the advance or continuation of, or payment of an Advance bearing interest at the Applicable Interest Rate or the determination of the Applicable Interest Rate, days on which banks are dealing in Dollar deposits in the interbank eurodollar market in London, England, Toronto, Canada or Sydney, Australia are closed. All references to any "day" or any particular day of any "calendar month" shall mean calendar day unless otherwise specified.

"CAD" means the lawful money of Canada.

"CAD Advance" means each Advance made in CAD.

"CAD Lender" means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a "CAD Lender".

"Capped Fees/Expenses" means, at any time, the Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses such that the aggregate amount of such Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses paid to the Collateral Agent or the Collateral Custodian under the Transaction Documents in any calendar year do not exceed the sum of (i) 0.03% per annum of the Aggregate Eligible Collateral Obligation Amount plus (ii) $200,000.

"~~Change of Control" means the Equityholder shall no longer be the sole equityholder of the Borrower; provided, however, that a merger of FS Investment Corporation III with another business development company sponsored by Franklin Square Holdings, L.P. or other fundamental change transaction the result of which effectively combines the ownership and/or assets of FS Investment Corporation III and a business development company sponsored by Franklin Square Holdings, L.P., or merges or consolidates their respective collateral advisors or sub-advisors, shall not constitute a Change of Control~~CDOR Rate" means, with respect to any Accrual Period, the greater of (a) 0 and (b) the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) applicable to bankers' acceptances for a term equivalent to the Accrual Period appearing on the Bloomberg Professional Service (or any successor thereto) Canadian Dealer Offered Rate as of 10:00 a.m. (Toronto time), on the first day of such Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Bloomberg Professional Service (or any successor thereto) Canadian Dealer Offered Rate as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted

as of 10:00 a.m. (Toronto time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase CAD denominated bankers' acceptances that have a comparable aggregate face amount to the Advances outstanding in CAD and the same term to maturity as such Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day.

"Charges" means (i) all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Collateral Obligations or any other property of the Borrower and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of the Borrower.

"Class A-1 Advances" has the meaning set forth in Section 2.1(a).

"Class A-2 Advances" has the meaning set forth in Section 2.1(a).

"Class A-1 Commitment" means, for each Committed Lender, (a) prior to the Facility Termination Date, the commitment of such Committed Lender to make Class A-1 Advances to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Committed Lender's name on Annex B or pursuant to the assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XV (as such Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Committed Lender's *pro rata* share of all Class A-1 Advances outstanding.

"Class A-2 Commitment" means, for each Committed Lender, (a) prior to the Facility Termination Date, the commitment of such Committed Lender to make Class A-2 Advances to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Committed Lender's name on Annex B or pursuant to the assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XV (as such Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Committed Lender's *pro rata* share of all Class A-2 Advances outstanding.

"Class A-1 Lender" means each Conduit Lender, each Committed Lender and each Uncommitted Lender, as the context may require, with a Class A-1 Commitment of greater than $0.

"Class A-2 Lender" means each Conduit Lender, each Committed Lender and each Uncommitted Lender, as the context may require, with a Class A-2 Commitment of greater than $0.Change of Control" means the Equityholder shall no longer be the sole equityholder of the Borrower; provided, however, that (i) a merger of FS Investment Corporation III with FS KKR Capital Corp. or other fundamental change transaction the result of which effectively combines

the ownership and/or assets of FS Investment Corporation III and FS KKR Capital Corp. shall not constitute a Change of Control and (ii) any publicly announced transaction or other series of transactions, the result of which is that the Borrower is a direct or indirect wholly-owned subsidiary of a business development company advised by a joint venture entity between (x) KKR Credit Advisors (US) LLC (and any successor entity thereto) or its Affiliate and (y) Franklin Square Holdings, L.P. (and any successor entity thereto) or its Affiliate, shall not constitute a Change of Control.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" has the meaning set forth in Section 12.1.

"Collateral Agent" means Wells Fargo Bank, National Association, solely in its capacity as Collateral Agent, together with its successors and permitted assigns in such capacity.

"Collateral Agent and Collateral Custodian Fee Letter" means that certain letter agreement between the Collateral Agent and Collateral Custodian and the Borrower, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Facility Agent.

"Collateral Agent Fees and Expenses" has the meaning set forth in Section 11.11.

"Collateral Custodian" means Wells Fargo Bank, National Association, solely in its capacity as collateral custodian, together with its successors and permitted assigns in such capacity.

"Collateral Custodian Fees and Expenses" has the meaning set forth in Section 18.10.

"Collateral Database" has the meaning set forth in Section 11.3(a)(i).

"Collateral Obligation" means a Loan or participation interest therein owned by the Borrower, excluding the Retained Interest thereon.

"Collateral Obligation Amount" means for any Collateral Obligation, as of any date of determination, an amount equal to the product of (i) the Discount Factor of such Collateral Obligation at such time multiplied by (ii) the Principal Balance of such Collateral Obligation at such time.

The Collateral Obligation Amount of any Collateral Obligation that ceases to be (or otherwise is not) an Eligible Collateral Obligation shall be zero.

"Collateral Obligation File" means, with respect to each Collateral Obligation as identified on the related Document Checklist, (i) if the Collateral Obligation includes a promissory note, (x) an original, executed copy of such promissory note, or (y) in the case of a lost promissory note, a copy of such executed promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank, in each case with respect to clause (x) or clause (y) with an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower or in blank (unless such note is in bearer form, in which case

delivery alone shall suffice), or (z) in the case of a noteless Collateral Obligation, a copy of each executed document or instrument evidencing the assignment of such Collateral Obligation to the Borrower, (ii) copies (as indicated on the Schedule of Collateral Obligations and the related Document Checklist) of any related loan agreement, security agreement, mortgage, moveable or immoveable hypothec, deed of hypothec, guarantees, note purchase agreement, intercreditor and/or subordination agreement, each to the extent in the possession of the Borrower, (iii) copies of the file-stamped (or the electronic equivalent of) UCC financing statements and continuation statements (including amendments or modifications thereof) authorized by the Obligor thereof or by another Person on the Obligor's behalf in respect of such Collateral Obligation, and (iv) any other document included by the Investment Manager on the related Document Checklist.

"Collateral Obligation Schedule" means the list of Collateral Obligations set forth on Schedule 3, as the same may be updated by the Borrower (or the Investment Manager on behalf of the Borrower) from time to time.

"Collateral Quality Tests" means, collectively or individually as the case may be, the Minimum Diversity Test, the Minimum Weighted Average Spread Test and the Maximum Weighted Average Life Test.

"Collection Account" means, collectively, the Principal Collection Account and the Interest Collection Account.

"Collection Period" means, with respect to the first Distribution Date, the period from and including the Effective Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date preceding the current Distribution Date.

"Collections" means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

~~"Commercial Paper Rate" for Advances means, to the extent a Conduit Lender funds such Advances by issuing commercial paper, the sum of (i) the weighted average of the rates at which commercial paper notes of such Conduit Lender issued to fund such Advances (which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to its commercial paper maturing on dates other than those on which corresponding funds are received by the Conduit Lender and costs or other borrowings by the Conduit Lender (other than under any related support facility) may be sold by any placement agent or commercial paper dealer selected by such Conduit Lender, as agreed in good faith between each such agent or dealer and such Conduit Lender; provided, that if the rate (or rates) as agreed between any such agent or dealer and such Conduit Lender for any Advance is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest bearing equivalent rate per annum plus, without duplication (ii) any and all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of such Conduit Lender's commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper issued to fund the making or maintenance of any~~

Advance. Each Conduit Lender shall notify the Facility Agent of its Commercial Paper Rate applicable to any Advance promptly after the determination thereof.Commitment" means, for each Committed Lender, (a) prior to the Facility Termination Date, the commitment of such Committed Lender to make Advances to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Committed Lender's name on Annex B or pursuant to the assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XV (as such Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Committed Lender's *pro rata* share of all Advances outstanding.

"Commitment" means each Class A-1 Commitment and each Class A-2 Commitment.

"Committed Lenders" means, for any Lender Group, the Persons executing this Agreement in the capacity of a "Committed Lender" for such Lender Group (or an assignment hereof) in accordance with the terms of this Agreement.

"Competitor" means (a) any Person primarily engaged in the business of private investment management as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Borrower, the Investment Manager, the sub-advisor of the Investment Manager, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority.

"Conduit Advance Termination Date" means, with respect to a Conduit Lender, the date of the delivery by such Conduit Lender to the Borrower of written notice that such Conduit Lender elects, in its sole discretion, to permanently cease funding Advances hereunder.

"Conduit Lender" means any Person that shall become a party to this Agreement in the capacity as a "Conduit Lender" and any assignee of any of the foregoing.

"Corporate Trust Office" means the applicable designated corporate trust office of the Collateral Agent or the Collateral Custodian, as applicable, specified on Annex A, or such other address within the United States as it may designate from time to time by notice to the Facility Agent.

"Cost of Funds Rate" means, for any Accrual Period and any Lender, the rate determined as set forth below:

(a) with respect to each Conduit Lender and each day of such Accrual Period, such Conduit Lender's Commercial Paper Rate for such day; provided, that if and to the extent that, and only for so long as, a Conduit Lender at any time determines in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of commercial paper notes in the commercial paper market of the United States to finance its making or maintenance of its portion of any Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Lender), upon notice from such Conduit Lender to the Agent for its Lender Group and the

~~Facility Agent, such Conduit Lender's portion of such Advance shall bear interest at a rate per annum equal to the Base Rate; and~~

~~(b) with respect to each Committed Lender, the Base Rate.~~

"Cut-Off Date" means, with respect to each Collateral Obligation, the date such Collateral Obligation becomes a part of the Collateral.

"DBNY" means Deutsche Bank AG, New York Branch, and its successors.

"Defaulted Collateral Obligation" means any Collateral Obligation as to which any one of the following events has occurred:

(a) any Scheduled Collateral Obligation Payment or part thereof is unpaid more than 2 Business Days beyond the grace period (if any) permitted by the related Underlying Instrument;

(b) an Insolvency Event occurs with respect to the Obligor thereof;

(c) the Investment Manager or the Borrower has actual knowledge of a default as to the payment of principal and/or interest that has occurred and continues for more than two Business Days on another loan or other debt obligation of the same Obligor that is (a) senior or *pari passu* in right of payment to such Collateral Obligation, (b) either a full recourse obligation of the Obligor or secured by the same collateral securing such Collateral Obligation and (c) in an amount (whether separately or in the aggregate) in excess of $250,000;

(d~~) such Collateral Obligation has (x) a public rating by Standard & Poor's of "CC" or below, or "SD" or (y) a Moody's probability of default rating (as published by Moody's) of "D" or "LD" or, in each case, had such ratings before they were withdrawn by Standard & Poor's or Moody's, as applicable;~~

~~(e) the Investment Manager or the Borrower has actual knowledge that such Collateral Obligation is *pari passu* or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer which has (i) a public rating by Standard & Poor's of "CC" or below, or "SD" or (ii) a Moody's probability of default rating (as published by Moody's) of "D" or "LD," and in each case such other debt obligation remains outstanding (provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor); (f~~) a Responsible Officer of the Investment Manager or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(~~g~~e) with respect to any Related Collateral Obligation, (i) the Equityholder or any of its subsidiaries fails to comply with any funding obligation under such Variable Funding Asset, and (ii) the Equityholder fails to notify the Facility Agent prior to such failure to fund and

in reasonable detail that, to the knowledge of the Equityholder, such failure to comply was not solely as a result of the Equityholder's or such subsidiary's inability to fund such obligation; or

(hf) the Investment Manager determines, in its sole discretion, in accordance with the Investment Management Standard, that all or a material portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status.

"Deferrable Collateral Obligation" means a Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest.

"Determination Date" means the last day of each calendar month.

"DIP Loan" means any Loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior Liens.

"Discount Factor" means, with respect to each Collateral Obligation and as of any date of determination pursuant to Section 2.7, the value (expressed as a percentage of par) of such Collateral Obligation as determined by the Facility Agent in its sole discretion in accordance with Section 2.7.

"Distribution Date" means the 15th day of each January, April, July and October, or if such date is not a Business Day, the next succeeding Business Day, commencing in April 2015.

"Diversity Score" means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 1 hereto, as such diversity scores shall be updated by written notice to the Borrower at the option of the Facility Agent in its sole discretion if Moody's publishes revised criteria and the application of such revised criteria to this facility is necessary to avoid an increased regulatory capital charge for the Facility Agent or its Affiliates that are Lenders hereunder.

"Document Checklist" means an electronic or hard copy list delivered by the Borrower (or by the Investment Manager on behalf of the Borrower) to the Collateral Custodian that identifies each of the documents contained in each Collateral Obligation File and whether such document is an original or a copy and whether a hard copy or electronic copy will be delivered to the Collateral Custodian related to a Collateral Obligation and includes the name of the Obligor with respect to such Collateral Obligation, in each case as of the related Funding Date.

"Dodd-Frank Regulation" means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from the Dodd-Frank Wall Street Reform and Consumer Protection Act and all laws, regulations requests, rules, guidelines or directives thereunder or issued in connection therewith.

"Dollar(s)" and the sign "$" mean lawful money of the United States of America.

"EBITDA" means, with respect to any period and any Collateral Obligation, the meaning of "EBITDA," "Adjusted EBITDA" or any comparable definition in the Underlying Instruments for each such Collateral Obligation. In any case that "EBITDA," "Adjusted EBITDA" or such

comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation, amortization and, to the extent reported pursuant to the related Underlying Instruments and set forth on the related Approval Notice or otherwise approved by the Facility Agent in its sole discretion, other non-cash charges that were deducted in determining earnings from continuing operations for such period and, to the extent approved by the Facility Agent on a Collateral Obligation by Collateral Obligation basis, any other costs and expenses reducing earnings and other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period).

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution to the extent such public administrative authority or Person has the authority to exercise Write-Down and Conversion Powers.

~~"Effective Advance Rate" means, on any date of determination, (a) the Advances outstanding on such date divided by (b) the sum of (i) the Adjusted Aggregate Eligible Collateral Obligation Balance on such date plus (ii) the amount of Principal Collections on deposit in the Principal Collection Account on such date minus (iii) the Aggregate Unfunded Amount on such date plus (iv) the amount on deposit in the Unfunded Exposure Account on such date.~~

"Effective Date" has the meaning set forth in Section 6.1.

"Effective Equity" means, as of any day, the greater of (x) the sum of the Principal Balances of all Eligible Collateral Obligations *plus* the balances of Principal Collections in the Principal Collection Account *minus* (ii) the outstanding principal amount of all Advances and (y) $0.

"Effective LTV" means, with respect to any Asset Based Loan as of any date of determination, the product of (i) the Principal Balance of such Collateral Obligation divided by (ii) the Appraised Value of such Collateral Obligation as of such date of determination.

"Eligible Account" means (i) a segregated trust account or (ii) a segregated direct deposit account, in each case, maintained with a securities intermediary or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1 by Standard & Poor's and P-1 by Moody's. In either case, such depository institution or trust company shall have been approved by the Facility Agent, acting in its reasonable discretion, by written notice to the Borrower. DBNY and Wells Fargo Bank, National Association are deemed to be acceptable securities intermediaries to the Facility Agent.

"Eligible Collateral Obligation" means, on any Measurement Date, each Collateral Obligation that satisfies the following conditions (unless otherwise waived~~, with notice to Morningstar,~~ by the Facility Agent and the Majority Lenders (provided, that if there is more than one Lender on such Measurement Date, at least two Lenders) in their respective sole discretion on the applicable Approval Notice; provided, that the Borrower shall be permitted, at its sole expense and effort, to replace any Lender that has not consented to any such proposed waiver in accordance with Section 17.16(b)):

(a) the Facility Agent~~ and the Majority Lenders, if required with respect to any waiver of the following conditions, in their respective~~ in its sole discretion ~~have~~has delivered an Approval Notice with respect to such Collateral Obligation;

(b) such Collateral Obligation is ~~(i)~~ a First Lien Loan, a First Lien Last Out Loan, a Second Lien Loan, an Unsecured Loan~~ or (ii) prior to the Required Sale Date~~, a Senior Secured Bond or an Unsecured Bond;

(c) such Collateral Obligation is not a Defaulted Collateral Obligation;

(d) such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any other Person other than the Borrower;

(e) such Collateral Obligation is not a Structured Finance Obligation;

(f) such Collateral Obligation is denominated in ~~Dollars~~an Eligible Currency and is not convertible by the Obligor thereof into any currency (other than ~~Dollars~~an Eligible Currency);

(g) such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino or other operating company), a construction loan or a project finance loan;

(h) such Collateral Obligation is not a lease (including a financing lease);

(i) if such Collateral Obligation is a Deferrable Collateral Obligation, it provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an

effective rate of current interest paid in cash on such day of not less than (i) if such Deferrable Collateral Obligation is a Fixed Rate Collateral Obligation, 3.00% *per annum* over the ~~LIBOR~~Applicable Interest Rate or (ii) otherwise, 3.00% *per annum* over the applicable index rate;

(j) reserved;

(k) such Collateral Obligation is not incurred or issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a Person, restructuring or similar transaction, which obligation or security by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions has provided the issuer of such obligation or security with a binding written commitment to provide the same, so long as (i) such commitment is equal to the outstanding principal amount of such Collateral Obligation and (ii) such committed replacement facility has a maturity of at least one year and cannot be extended beyond such one year maturity pursuant to the terms thereof);

(l) such Collateral Obligation is not a trade claim;

(m) ~~such Collateral Obligation does not have either (x) a public rating by Standard & Poor's of "CCC-" or below or (y) a Moody's probability of default rating (as published by Moody's) of "Caa3" or below;(n)~~ the Obligor with respect to such Collateral Obligation is an Eligible Obligor;

(n) such Collateral Obligation is not Margin Stock;

(o) such Collateral Obligation is not ~~Margin Stock;(p) such Collateral Obligation is not~~ a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation;

(~~q~~p) such Collateral Obligation provides for the periodic payment of cash interest;

(~~r~~q) such Collateral Obligation is not subject to substantial non-credit related risk, as determined by the Investment Manager in accordance with the Investment Management Standard, other than non-credit related risks that have previously been disclosed to the Facility Agent during the process of obtaining an Approval Notice with respect to such Collateral Obligation;

(~~s~~r) the acquisition of which will not cause the Borrower to be deemed to own 5.0% or more of any class of voting securities of any Obligor or 25.0% or more of the total equity of any Obligor or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of any class of voting securities of any Obligor or 25.0% or more of the total equity of any Obligor, in each case as determined by the Investment Manager;

(~~t~~s) the Underlying Instrument for which does not contain confidentiality provisions that restrict the ability of the Facility Agent to exercise its rights under the Transaction Documents, including, without limitation, its rights to review such debt obligation or participation, the Underlying Instrument and related documents and credit approval file;

(~~u~~t) the acquisition of which is not in violation of Regulations T, U or X of the FRS Board;

(~~v~~u) such Collateral Obligation is capable of being transferred to and owned by the Borrower (whether directly or by means of a security entitlement) and of being pledged, assigned or novated by the owner thereof or of an interest therein (a) subject to customary qualifications for instruments similar to such Collateral Obligation, to the Facility Agent, (b) subject to customary qualifications for instruments similar to such Collateral Obligation, to any assignee of the Facility Agent permitted or contemplated under this Agreement, (c) subject to customary qualifications for instruments similar to such Collateral Obligation, to any Person at any foreclosure or strict sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (d) subject to customary qualifications for instruments similar to such Collateral Obligation, to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the Uniform Commercial Code);

(~~w~~v) the proceeds of such Loan will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision); and

(~~x~~w) the Related Security for such Collateral Obligation is primarily located in the United States or an Eligible Jurisdiction.

"Eligible Currency" means AUDs, CADs, Dollars, Euros and GBPs.

"Eligible Jurisdiction" means Australia, Canada, Cayman Islands, Germany, Ireland, Luxembourg, New Zealand, Sweden, Switzerland, The Netherlands, the United Kingdom and the United States.

"Eligible Obligor" means, on any day, any Obligor that (i) is a business organization (and not a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof (or any other Eligible Jurisdiction), (ii) is a legal operating entity or holding company, (iii) is not an Official Body and (iv) is not an Affiliate of, or controlled by, the Borrower, the Investment Manager or the Equityholder.

"Enterprise Value Loan" means any Loan that is not an Asset Based Loan.

"Environmental Laws" means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation

of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

"Equityholder" means FS Investment Corporation III, a Maryland corporation, together with its permitted successors and assigns.

"Equity Security" means any asset that is not (i) a First Lien Loan, a Second Lien Loan, a an Unsecured Loan or, a Permitted Investment or (ii) prior to the Required Sale Date, a Senior Secured Bond or an Unsecured Bond.

"ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

"EURIBOR Rate" means, with respect to any Accrual Period, the greater of (a) 0 and (b) the rate *per annum* shown by the Reuters Screen (or any applicable successor page) that displays an average European Money Markets Institute Settlement Rate for deposits in Euros for a period equal to such Accrual Period as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such Accrual Period; provided, that in the event no such rate is shown, the EURIBOR Rate shall be the rate *per annum* based on the rates at which Euro deposits for a period equal to such Accrual Period are displayed on page "EURIBOR" of the Reuters Screen (or any applicable successor page) for the purpose of displaying Euro interbank offered rates of major banks as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the EURIBOR Rate shall be a rate *per annum* at which deposits in Euros are offered by the principal office of the Facility Agent in Brussels, Belgium to prime banks in the euro interbank market at 11:00 a.m. (Brussels time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period equal to such Accrual Period.

"Euro", "Euros", "euro" and "€" mean the lawful currency of the Member States of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time; provided, that if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the "Exiting State(s)"), such term shall mean the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).

"Euro Advance" means each Advance made in Euros.

"Euro Lender" means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a "Euro Lender".

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

"Exceptions" has the meaning set forth in Section 18.4(b).

"Excess Concentration Amount" means, as of the most recent Measurement Date (and after giving effect to all Collateral Obligations to be purchased or sold by the Borrower on such date), the sum, without duplication, of the following amounts, in each case multiplied by the Discount Factor applicable to each such individual Collateral Obligation:

(a) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are First Lien Last Out Loans, Second Lien Loans, Unsecured Loans or Unsecured Bonds over 30% of the Excess Concentration Measure; provided, that the sum of the Principal Balances of all Collateral Obligations that are Unsecured Loans or Unsecured Bonds shall not exceed ~~15~~17.5% of the Excess Concentration Measure;

(b) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over 5% of the Excess Concentration Measure; provided, that (x) the sum of the Principal Balances of all Collateral Obligations that are obligations of any Obligor that represents Principal Balances in excess of all other single Obligors may be up to 10% of the Excess Concentration Measure and (y) the sums of the Principal Balances of all Collateral Obligations that are obligations of any ~~two~~three Obligors (other than the Obligor specified in clause (x)) that represent Principal Balances in excess of all other single Obligors (other than the Obligor specified in clause (x)) may be up to 7.5% of the Excess Concentration Measure;

(c) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations in any single Moody's Industry Classification (other than ~~a~~the Moody's Industry ~~Classification~~Classifications described in the following proviso) over ~~10~~15% of the Excess Concentration Measure; provided, that (~~x~~i) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors in ~~any one Moody's Industry Classification may be up to 15% of the Excess Concentration Measure and (y~~the largest Moody's Industry Classification may be up to 22.5% of the Excess Concentration Measure, (ii) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors ~~in any one Moody's Industry Classification~~ (other than ~~the Moody's Industry Classification specified in clause (x) may be up to 12.5% of the Excess Concentration Measure;~~ any Obligor specified in clause (i)) in any two Moody's Industry Classifications in excess of all other Moody's Industry Classifications may be up to 20% of the Excess Concentration Measure, (iii) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors (other than any Obligor specified in clause (i) and (ii)) in any one Moody's Industry Classification in excess of all other Moody's Industry Classifications may be up to 17.5% of the Excess Concentration Measure, (iv) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors in the "Utilities: Oil & Gas", "Corp-Energy: Oil & Gas" and "Corp-Metals &

Mining" Moody's Industry Classifications may be up to 10% of the Excess Concentration Measure and (y) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors in the "Corp-Retail" Moody's Industry Classifications may be up to 15% of the Excess Concentration Measure;

(d) the excess, if any, of the sum of the Principal Balances of all Loans that are Fixed Rate Collateral Obligations that are not subject to a qualifying Hedging Agreement pursuant to Section 10.6 over 10(i) if the Interest Spread Test is not satisfied, 10% or (ii) if the Interest Spread Test is satisfied, 15% of the Excess Concentration Measure;

(f) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations which have an Obligor organized in country other than the United States over 40% of the Excess Concentration Measure; provided that, (x) the sum of the Principal Balances of all Collateral Obligations which have an Obligor organized in Europe or the United Kingdom may be up to 25% of the Excess Concentration Measure and (y) the sum of the Principal Balances of all Collateral Obligations which have an Obligor organized in Australia may be up to 10% of the Excess Concentration Measure;

(g) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations which have an Obligor with either or both of (x) a public rating by Standard & Poor's of "CCC" or lower or (y) a Moody's probability of default rating (as published by Moody's) of "Caa2" or lower over 1015% of the Excess Concentration Measure;

(h) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are DIP Loans over 510% of the Excess Concentration Measure;

(i) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are participation interests over 10% of the Excess Concentration Measure;

(j) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Senior Secured BondsVariable Funding Assets over 1510% of the Excess Concentration Measure;

(k) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Variable Funding AssetsCAD denominated Obligors over 10% of the Excess Concentration Measure; and

(l) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations with a purchase pricethat are EUR or GBP denominated Obligors over 25% of the Excess Concentration Measure;

(m) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are AUD denominated Obligors over 10% of the Excess Concentration Measure; and

(n) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that have a Purchase Price (expressed as a percentage of par) of less than 60% over 15% of the Excess Concentration Measure.

"Excess Concentration Measure" means (a) during the Ramp-up Period, the Target Portfolio Amount, and (b) after the Ramp-up Period, the sum of (x) the Aggregate Eligible Collateral Obligation Amount, (y) all Principal Collections on deposit in the Principal Collection Account and (z) all amounts on deposit in the Unfunded Exposure Account.

~~"Excess Funds" means, as of any date of determination and with respect to any Conduit Lender, funds of such Conduit Lender not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of (i) all of its matured and maturing commercial paper notes on such date of such determination and (ii) the principal of and interest on all of its loans outstanding on such date of such determination.~~

"Excluded Amounts" means (i) any amount received in the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) any amount deposited into the Collection Account in error or (vi) payments by the Obligors of indemnification obligations and reimbursements for actually incurred out-of-pocket expenses, in each case that are not received in lieu of principal, interest or fees owed under the related Underlying Instruments.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 4.3(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

"Executive Officer" means, with respect to the Borrower, the Investment Manager or the Equityholder, the Chief Executive Officer, the Chief Operating Officer, the Executive Vice President of such Person or any other Person included on the incumbency of the Borrower, Investment Manager or Equityholder, as applicable, delivered pursuant to Section 6.1(g) and,

with respect to any other Person, the President, Chief Financial Officer, Executive Vice President or any Vice President.

"Extension Request" has the meaning set forth in Section 2.6.

"Facility" means the loan facility to be provided to the Borrower pursuant to, and in accordance with, this Agreement.

"Facility Agent" has the meaning set forth in the Preamble.

"Facility Amount" means (a) prior to the end of the Revolving Period, $350,000,000,500,000,000, unless this amount is permanently (x) increased pursuant to Section 2.8 and/or (y) reduced pursuant to Section 2.5, in which event it means such higher or lower amount, as applicable, and (b) after the end of the Revolving Period, the Advances outstanding.

"Facility Termination Date" means the earlier of (i) the date that is eighteentwenty-four months after the last day of the Revolving Period (which date, unless consented to by Morningstar, shall be no later than the date that is sixty-six months after the Fourth Amendment Effective Date) and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

"Facility Termination Event" means any of the events described in Section 13.1.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

"Federal Funds Rate" means, for any period, the greater of (a) 0 and (b) a fluctuating rate *per annum* equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

"Fee Letter" has the meaning set forth in Section 8.4.

"Fees" has the meaning set forth in Section 8.4.

"First Lien Advance Rate" means (a) 60% if the Diversity Score is less than or equal to 15, (b) 62.5%, if the Diversity Score is less than or equal to 20 and greater than 15 and (c) 64%, if the Diversity Score is greater than 20.Last Out Loan" means any Loan that (i) becomes, by its terms, subordinate in right of payment to one or more other obligations of the related Obligor, in

each case issued under the same Underlying Instruments as such Loan, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body), and (iii) the Investment Manager determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of origination or acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that any Loan that would otherwise be a First Lien Last Out Loan hereunder but, as of the Cut-Off Date, (i) has a Leverage Multiple that attaches less than or equal to 1.0x and (ii) less than 25% of the applicable tranche will be paid after one or more other tranches of first lien loans issued by the same obligor(s) have been paid in full in accordance with a priority of payments, it shall be deemed to be a First Lien Loan for all purposes hereunder.

"First Lien Loan" means any Loan that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than any Permitted Working Capital Facility), (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body), and (iii) the Investment Manager determines in good faith that the value of the collateral for such loan or the enterprise value securing the loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a first priority Lien over the same collateral. For the avoidance of doubt, DIP Loans shall constitute First Lien Loans.

"Fitch" means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

"Fixed Rate Collateral Obligation" means any Collateral Obligation that bears a fixed rate of interest.

"Foreign Currency Advance Amount" means, on any Measurement Date, the sum of (a) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in Euros outstanding on such date, as determined by the Investment Manager using the Applicable Conversion Rate *plus* (b) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in GBPs outstanding on such date, as determined by the Investment Manager using the Applicable Conversion Rate, *plus* (c) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in AUDs outstanding on such date, as determined by the Investment Manager using the Applicable Conversion Rate, *plus* (d) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in CADs outstanding on such date, as determined by the Investment Manager using the Applicable Conversion Rate, in each case after giving effect to all repayments of Advances and the making of new Advances on such date.

"Foreign Currency Sublimit" means, on any Measurement Date and with respect to any Eligible Currency (other than Dollars), a Dollar amount equal to the lesser of (a) the sum of each AUD Lender's, CAD Lender's, Euro Lender's or GBP Lender's, as applicable, Pro Rata Percentage of the Advances outstanding and (b) 30% of the Facility Amount on such date; provided, that on any Measurement Date and with respect to Euros and GBPs, a Dollar amount equal to the lesser of (x) the sum of each Euro Lender's and GBP Lender's, as applicable, Pro Rata Percentage of the Advances outstanding, as determined by the Investment Manager using the Applicable Conversion Rate and (y) 25.0% of the Facility Amount on such date.

"Foreign Lender" means a Lender that is not a "United States person" as defined in Section 7701(a)(30) of the Code.

"Fourth Amendment Effective Date" means September 22, 2015.

"FRS Board" means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

"Fundamental Amendment" means any amendment, modification, waiver or supplement of or to this Agreement that would have a material and adverse effect on any Lender and (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, in each case owing to such Lender, (c) reduce the amount of any such payment of principal or interest owing to such Lender, (d) reduce the rate at which interest is payable to such Lender or any fee is payable hereunder to such Lender, excluding in each case, any such reduction as a result of a full or partial waiver of interest or fees accruing at a default rate imposed during a Facility Termination Event or a result of a waiver of a Facility Termination Event), (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 2.4(a), Section 8.3, or Section 17.2 or any related definitions or provisions in a manner that would alter the effect of such Sections, (g) modify the definition of the "Required Lenders" or "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) modify the definition of the terms "Advance Rate", "Borrowing Base", "Eligible Collateral Obligation", "Eligible Jurisdiction", "Excess Concentration Amount", "Facility Termination Date", "First Lien Loan", "Fundamental Amendment", "Lender Allocation Percentage", "Maximum Portfolio Advance Rate", or "Minimum Equity Condition", or any defined term used therein, in each case in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion, (i) extend the Revolving Period or (j) modify the form or details of the Monthly Report in a manner that materially reduces the reporting requirements.

"Funding Date" means any Advance Date or any Reinvestment Date, as applicable.

"FX Evaluation Date" means (a) each Funding Date, (b) each Determination Date, (c) the date on which any Facility Termination Event occurs and (d) each other date requested by any other Lender in its sole discretion.

"FX Reallocation Notice" has the meaning set forth in Section 2.2(d)(ii).

"GAAP" means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.

"GBP" means the lawful currency for the time being of the United Kingdom.

"GBP Advance" means each Advance made in GBP.

"GBP Lender" means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a "GBP Lender".

"Hazardous Materials" means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

"Hedge Breakage Costs" means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

"Hedge Counterparty" means (a) DBNY and its Affiliates and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Facility Agent, and (y) has a long-term unsecured debt rating of not less than "A" by S&P, not less than "A2" by Moody's and not less than "A" by Fitch (if such entity is rated by Fitch) (the "Long-term Rating Requirement") and a short-term unsecured debt rating of not less than "A-1" by S&P, not less than "P-1" by Moody's and not less than "FI" by Fitch (if such entity is rated by Fitch) (the "Short-term Rating Requirement"), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower's rights under the Hedging Agreement to the Facility Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody's, S&P or Fitch reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces it short-term debt rating below the Short-term Rating Requirement, it shall either collateralize its obligations in a manner reasonably satisfactory to the Facility Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the requirements of

"Interest Collections" means, with respect to the Collateral following the applicable Cut-Off Date, (i) all payments and collections owing to the Borrower in its capacity as lender and attributable to interest on any Collateral Obligation or other Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Obligation or other Collateral, (ii) any commitment, ticking, upfront, underwriting, origination or amendment fees received in respect of any Collateral Obligation (including any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time), (iii) all payments received by the Borrower pursuant to any Hedging Agreement that is an interest rate cap transaction and (iv) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case other than Retained Interests.

"Interest Collection Account" means ~~a~~the collective reference to the segregated, non-~~-~~interest bearing securities ~~account~~accounts (within the meaning of Section 8-~~-~~501 of the UCC) ~~number 83447401, which is~~ created and maintained on the books and records of the Securities Intermediary ~~entitled "Interest Collection Account"~~identified as interest collection accounts and, in each case, (x) is in the name of the Borrower ~~and~~or the applicable Permitted Subsidiary, subject to the ~~prior~~ Lien of the Collateral Agent for the benefit of the Secured Parties, ~~which~~(y) includes any and all sub-accounts and (z) is established and maintained pursuant to Section 8.1(a).

"Interest Rate" means, for any Accrual Period and any Lender, a rate *per annum* equal to the sum of (a) the Applicable Margin and (b) the ~~Cost of Funds~~Base Rate for such Accrual Period and such Lender.

"Interest Spread Test" means a test that will be satisfied on any day if the excess of Weighted Average Coupon *minus* the LIBOR Rate is not less than 2.00%.

"Investment Management Agreement" means the Investment Management Agreement, dated as of the date hereof, by and between the Investment Manager and the Borrower.

"Investment Management Standard" means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Secured Parties in accordance with Applicable Law, the terms of the Transaction Documents, all customary and usual servicing practices for loans like the Collateral Obligations and, to the extent consistent with the foregoing, (i) with reasonable care, using a degree of skill and diligence not less than that with which the Borrower or Investment Manager, as applicable, services and administers loans for its own account or for the account of its Affiliates having similar lending objectives and restrictions, and (ii) to the extent not inconsistent with clause (i), in a manner consistent with the customary standards, policies and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Collateral Obligations and without regard to any relationship that the Investment Manager or any Affiliate thereof may have with any Obligor or any Affiliate of any Obligor.

"Investment Manager" means initially FS Investment Corporation III, a Maryland corporation or any successor investment manager appointed pursuant to this Agreement.

"Investment Manager Event of Default" means the occurrence of one of the following events:

(a) any failure by the Investment Manager to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom;

(b) failure on the part of the Investment Manager duly to observe or to perform in any respect any other covenant or agreement of the Investment Manager set forth in the Investment Management Agreement which failure continues unremedied for a period of 30 days (if such failure can be remedied) after the date on which written notice of such failure shall have been given to the Investment Manager by the Borrower, the Collateral Agent or the Facility Agent (with a copy to each Agent);

(c) the occurrence of an Insolvency Event with respect to the Investment Manager;

(d) any representation, warranty or statement of the Investment Manager made in the Investment Management Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect as of the time when the same shall have been made (i) which incorrect representation, warranty or statement has a material and adverse effect on (1) the validity, enforceability or collectability of the Investment Management Agreement or any other Transaction Document or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Transaction Document, and (ii) within 30 days after written notice thereof shall have been given to the Investment Manager by the Borrower, the Collateral Agent or the Facility Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(e) a Facility Termination Event occurs;

(f) the failure of the Investment Manager to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $2,500,000, individually or in the aggregate; or (ii) the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;

(g) the rendering against the Investment Manager of one or more final, non-appealable judgments, decrees or orders for the payment of money in excess of $2,500,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h) a Change of Control occurs;

(i) the Equityholder ceases to be a "business development company" within the meaning of the 1940 Act;

(j) a "cause event" (as defined in Section 11(a) of the Investment Management Agreement) occurs; or

(k) either ~~(x)~~ FS Investment Corporation III is terminated as, removed from being, or otherwise ceases to be the Investment Manager (including by reason of any failure to renew the term of the Investment Management Agreement), or ~~(y) GSO/Blackstone Debt Funds Management~~FS/KKR Advisor, LLC ceases to be ~~a sub~~ the investment advisor ~~of~~to the Investment Manager, in each case, for a period of 30 consecutive days; provided, however, that (i) a merger of FS Investment Corporation III with ~~another business development company sponsored by Franklin Square Holdings, L.P.~~ FS KKR Capital Corp. or other fundamental change transaction the result of which effectively combines the ownership and/or assets of FS Investment Corporation III and ~~a business development company sponsored by Franklin Square Holdings, L.P., or merges or consolidates their respective collateral advisors or sub-advisors~~FS KKR Capital Corp. and (ii), any publicly announced other transaction or series of transactions, the result of which is that the Borrower is a direct or indirect wholly-owned subsidiary of a business development company advised by a joint venture entity between (x) KKR Credit Advisors (US) LLC (and any successor entity thereto) or its Affiliate and (y) Franklin Square Holdings, L.P. (and any successor entity thereto) or its Affiliate, shall not constitute an Investment Manager Event of Default.

"IRS" means the United States Internal Revenue Service.

"Lender" means each ~~Class A-1~~Committed Lender and each ~~Class A-2 Lender~~Dollar Lender, each Euro Lender, each CAD Lender, each AUD Lender and each GBP Lender, in each case as the context may require.

~~"Lender Allocation Percentage" means (x) if no Facility Termination Event has occurred and is continuing, (i) if the Effective Advance Rate is equal to or greater than 50%, 70% (ii) if the Effective Advance Rate is equal to or greater than 40% but less than 50%, 50% (iii) if the Effective Advance Rate is equal to or greater than 35% but less than 40%, 30% and (iv) if the Effective Advance Rate is less than 35%, 10% and (y) if a Facility Termination Event has occurred and is continuing, 100%.~~

~~"Lender Fee Letter" means that certain letter agreement dated May 1, 2015 among the Facility Agent, each Committed Lender and the Borrower.~~

"Lender Group" means each Lender and related Agent from time to time party hereto.

"Leverage Multiple" means, with respect to any Collateral Obligation for the most recent relevant period of time for which the Borrower has received the financial statements of the relevant Obligor, the ratio of (i) Indebtedness of the relevant Obligor (other than Indebtedness of such Obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such Obligor held by the Borrower) less unrestricted cash of the relevant Obligor to (ii) EBITDA of such Obligor (as such calculation may be updated in

connection with a modification of such Collateral Obligation described in clause (j) of the definition of "Material Modification").

"LIBOR Rate" shall mean, with respect to any Accrual Period, the greater of (a) 0 and (b) the rate *per annum* shown by the Bloomberg Professional Service as the ICE Benchmark Administration Limited London interbank offered rate for deposits in ~~U.S. dollars~~Dollars or GBPs, as applicable, for a period equal to such Accrual Period as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period; provided, that in the event no such rate is shown, the LIBOR Rate shall be the rate *per annum* based on the rates at which ~~Dollar~~ deposits in Dollars or GBPs, as applicable, for a period equal to such Accrual Period are displayed on page "LIBOR" of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two (2) Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate *per annum* at which deposits in Dollars or GBPs, as applicable, are offered by the principal office of the Facility Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period equal to such Accrual Period.

"Lien" means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

"Loan" means any commercial loan, bond or note.

"Majority Lenders" means, at any time, Required Lenders; provided that, in addition to the foregoing, if there are more than two (2) Lenders at such time, at least two (2) Lenders shall be required to constitute "Majority Lenders".

"Make-Whole Fee" means a fee equal to the positive difference (if any) of (x) the product of (1) the Applicable Margin multiplied by (2) the average daily Facility Amount during the related Accrual Period multiplied by (3) ~~the Make-Whole Fee Percentage~~75% minus (y) the product of (1) the Applicable Margin multiplied by (2) the daily average Advances funded by the Lenders during such Accrual Period minus (z) the Undrawn Fee accrued during such Accrual Period with respect to the amount of the unutilized Commitment for which a Make-Whole Fee is owing pursuant to the foregoing clauses (x) and (y).

~~"Make-Whole Fee Percentage" means on any day (a) prior to the three-month anniversary of the Effective Date, 50% and (b) thereafter until the end of the Revolving Period, 75%.~~

"Margin Stock" means "Margin Stock" as defined under Regulation U issued by the FRS Board.

Modification if any such amendment, waiver, modification or supplement grants an extension (or extensions) of not more than 30 days of the time for delivery of quarterly or annual financial statements or grants an extension (or extensions) of the time for delivery of, or waives delivery of, financial statements other than quarterly and annual financial statements;

(g) results in any change in the currency or composition of any payment of interest or principal to any currency other than that in which such Collateral Obligation was originally denominated unless the related currency risk is mitigated by a Hedging Agreement acceptable to the Facility Agent in its reasonable discretion;

(h) with respect to an Asset Based Loan, results in a material (as determined by the Facility Agent in its reasonable discretion) change to or grants material (as determined by the Facility Agent in its reasonable discretion) relief from the borrowing base or any related definition;

(i) with respect to an Asset Based Loan, any of (i) if the Borrower has the authority to change the appraiser with respect to such Asset Based Loan as set forth on the related Asset Approval Request, the appraiser is changed to a Person other than an Approved Appraisal Firm or an Approved Valuation Firm without the prior written consent of the Facility Agent, (ii) the frequency of the appraisals is reduced from the frequency set forth on the related Asset Approval Request or (iii) the related appraiser changes the metric for valuing the collateral of such Loan other than in accordance with its ordinary practices, and such change results in an increase in the value of the collateral for such Asset Based Loan; or

(j) results in a modification of the calculation of EBITDA for any Obligor during any period hereunder, by including any other non-cash charges that were deducted in determining earnings of such Obligor from continuing operations for such period, unless (w) such modification or non-cash charges were set forth on the related Approval Notice, (x) such modification or non-cash charges were otherwise approved by the Facility Agent in its sole discretion, (y) the Investment Manager continues to calculate the EBITDA of such Obligor without giving effect to such modification for all purposes under this Agreement, or if the Investment Manager elects to calculate the EBITDA of such Obligor after giving effect to such modification, the Investment Manager shall recalculate the Original Leverage Multiple for such Collateral Obligation by giving pro forma effect to such modification of the calculation of EBITDA or (z) both (1) at the time of such modification, the Equityholder and its Subsidiaries did not collectively possess an ability to prevent the effectiveness of such modification and (2) no Revaluation Event described in clause (g) of the definition thereof occurs with respect to such Collateral Obligation as a result of such modification.

"Maximum Portfolio Advance Rate" means (a) if the Diversity Score is greater than ~~20, 64~~16, 70%, (b) if the Diversity Score is less than or equal to ~~20~~16 and greater than ~~15, 62.5~~10, 65% and (c) if the Diversity Score is ~~equal to or~~ less than ~~15, 60~~or equal to 10, 62.5%.

"Maximum Weighted Average Life Test" means a test that will be satisfied on any day if the Weighted Average Life of all Eligible Collateral Obligations included in the Collateral is less than or equal to 6.0 years.

"Measurement Date" means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date, (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Investment Manager has actual knowledge of the occurrence of any Revaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.11; and (vii) the date of any Optional Sale.

"Minimum Diversity Test" means a test that will be satisfied on any date of determination if the Diversity Score of all Eligible Collateral Obligations included in the Collateral is equal to or greater than 10.

"Minimum Equity Condition" means a test that will be satisfied on any date of determination if the Effective Equity is greater than the greater of (a) the sum of the Collateral Obligation Amounts of the five Obligors with Collateral Obligations constituting the highest aggregate Collateral Obligation Amounts and (b) an amount equal to $30,000,000; provided that, for purposes of calculating clause (a) above, the Collateral Obligation Amount with respect to any Obligor shall be the sum of all Collateral Obligation Amounts with respect to which such Person is an Obligor.

"Minimum Weighted Average Spread Test" means a test that will be satisfied on any day if the Weighted Average Spread of all Eligible Collateral Obligations included in the Collateral on such day is equal to or greater than 5.5%.

"Monthly Report" means a report prepared by the Collateral Agent, on behalf of the Borrower, substantially in the form of Exhibit D.

"Moody's" means Moody's Investors Service, Inc., or any successor thereto.

"Moody's Industry Classification" means the industry classifications set forth in Schedule 2 hereto, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if Moody's publishes revised industry classifications and the application of such revised industry classifications to this facility is necessary to avoid an increased regulatory capital charge for the Facility Agent or its Affiliates that are Lenders hereunder.

~~"Morningstar" means Morningstar Credit Ratings, LLC, or any successor thereto.~~

"Net Purchased Loan Balance" means, as of any date of determination, an amount equal to (a) the aggregate Principal Balance of all Collateral Obligations acquired by the Borrower prior to such date minus (b) the aggregate Principal Balance of all Collateral Obligations (other than Warranty Collateral Obligations~~ or assets sold to the Equityholder as a result of the Required Sale Date~~) repurchased by the Equityholder or an Affiliate thereof or released to the Equityholder pursuant to a dividend, in each case prior to such date.

"Note" means a promissory grid note, in the form of Exhibit A, made payable to the order of an Agent, on behalf of the related Lenders.

"Note Agent" has the meaning set forth in Section 14.1.

"Note Register" has the meaning set forth in Section 15.5(a).

"Note Registrar" has the meaning set forth in Section 15.5(a).

"Obligations" means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Agents, the Collateral Agent, the Collateral Custodian, the Facility Agent or any other Affected Person or Indemnified Party arising under or in connection with this Agreement, the Notes and each other Transaction Document.

"Obligor" means any Person that owes payments under any Loan and, solely for purposes of calculating the Excess Concentration Amount pursuant to clause (b) or (c) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor.

"Obligor Information" means, with respect to any Obligor, (i) the legal name of such Obligor,and address; (ii) the jurisdiction in which such Obligor is domiciled,; (iii) the audited financial statements for the two prior fiscal years of such Obligor (or such shorter period of time that theprovided that (x) if the sum of the Principal Balances of all Collateral Obligations that are obligations of such Obligor is less than 5% of the Aggregate Eligible Collateral Obligation Amount, such audited financials need only be provided to the extent available to the Investment Manager, and (y) in the event such Obligor has been in existence), for a period of time such that two years of audited financial statements are not yet available, the Investment Manager shall provide such other financial information (such as a quality of earnings report, management budget or other relevant data) and the Facility Agent will review and use commercially reasonable efforts to accept such financial information in lieu of the required financial statements; provided that such financial information will satisfy and fulfill the appropriate diligence); (iv) the Investment Manager's internal credit memo with respect to the Obligor and the related Collateral Obligation, (v) the annual report for the most recent fiscal year of such Obligor, (vi shall provide the Investment Manager's internal credit memo, (1) which is expected to include (a) an executive deal summary and financial performance of such Obligor, (b) the ownership structure of such Obligor, (c) an analysis of the historical performance of such Obligor, (d) a summary of historical financial statements and performance of such Obligor and (2) which the Investment Manager shall make a good faith effort to provide (e) a company forecast of such Obligor including plans related to capital expenditures, (viif) the business model, company strategy and names of known peers of such Obligor, (viii) the shareholding pattern andg) details of the management team of such Obligor and (ixh) details of any banking facilities and the debt maturity schedule of such Obligor but excluding, in each case, any item of Obligor Information that is unavailable if Borrower has provided prior notice that such item is unavailable; provided that the items set forth in clauses (a) through (h) above shall not be required (but should be provided upon request) with respect to each such internal credit memo but are indicative of the expected contents of such internal credit memos prepared by the Investment Manager; and (v) such other information reasonably available to the Investment Manager as the Facility Agent may reasonably request.

"OFAC" has the meaning set forth in Section 9.29.

"Officer's Certificate" means a certificate signed by an Executive Officer.

"Official Body" means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

"Opinion of Counsel" means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel acceptable to the Facility Agent.

"Optional Sale" has the meaning set forth in Section 7.10.

"Original Effective LTV" means, with respect to any Collateral Obligation, the Effective LTV of such Collateral Obligation as calculated by the Facility Agent in accordance with the definitions of Effective LTV and the definitions used therein and set forth in the related Approval Notice.

"Original Leverage Multiple" means, with respect to any Collateral Obligation, the Leverage Multiple applicable to such Collateral Obligation as calculated by the Investment Manager and approved by the Facility Agent in accordance with the definition of Leverage Multiple and the definitions used therein and set forth in the related Approval Notice (as such calculation may be updated in connection with a modification of such Collateral Obligation described in clause (j) of the definition of "Material Modification").

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 17.16).

"Participant" has the meaning set forth in Section 15.9(a).

"Participant Register" has the meaning set forth in Section 15.9(c).

~~"PBGC" means the Pension Benefit Guaranty Corporation and its successors and assigns.~~

"Permitted Investment" means, at any time:

(a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a non-U.S. depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or Facility Agent or any agent thereof acting in its commercial capacity); provided, that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least "A-1" by Standard & Poor's and "P-1" by Moody's;

(c) repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Collateral Custodian has taken actual or constructive delivery of such obligation in accordance with Article VIII of this Agreement, and (ii) entered into with (x) the Collateral Custodian or (y) the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated at least "A-1" by Standard & Poor's and "P-1" by Moody's (including, if applicable, the Facility Agent, Collateral Agent or any agent thereof acting in its commercial capacity);

(d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are assigned one of the two highest long-term ratings by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, that securities issued by any particular corporation will not be Permitted Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Accounts collectively to exceed 10% of the value of Permitted Investments held in such account (with Permitted Investments held in such accounts valued at par);

(e) commercial paper that (i) is payable in ~~United States dollars~~an Eligible Currency and (ii) is rated at least "A-1" by Standard & Poor's and "P-1" by Moody's;

(f) units of money market funds rated in the highest credit rating category by each Rating Agency;

(g) ~~U.S. Dollars; or~~cash in any Eligible Currency; or

(h) any other demand or time deposit, obligation, security or investment (including a hedging arrangement) as may be acceptable to the Facility Agent, as evidenced by a writing to that effect.

Permitted Investments may be purchased by or through the Collateral Custodian or any of its Affiliates. All Permitted Investments shall be held in the name of the Collateral Custodian. No Permitted Investment shall have an "f," "r," "p," "pi," "q," "sf" or "t" subscript affixed to its Standard & Poor's rating. Any such investment may be made or acquired from or through the Collateral Agent or the Facility Agent or any of their respective affiliates, or any entity for whom the Collateral Agent or the Facility Agent or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided, that notwithstanding the foregoing clauses (a) through (h), ~~after the Required Sale Date,~~ Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of "covered fund" for purposes of the Volcker Rule.

"Permitted Lien" means (i) the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Liens for Taxes and mechanics' or suppliers' liens for services or materials supplied, in either case, not yet due and payable and for which adequate reserves have been established in accordance with GAAP, (iii) as to Related Security (1) the Lien in favor of the Borrower herein and (2) any Liens on the Related Security permitted pursuant to the applicable Underlying Instruments and (iv) as to agented Loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor.

"Permitted Working Capital Facility" means, in respect of an Obligor and a Collateral Obligation, a working capital facility incurred by the relevant Obligor that (a) has an aggregate commitment equal to not more than 15% of the sum of (i) the aggregate commitment amount of such working capital facility, (ii) the aggregate commitment amount of such Collateral Obligation and (iii) the aggregate commitment amount of any other debt that is *pari passu* with, or senior to, such Collateral Obligation less unrestricted cash; (b) has a ratio of the aggregate commitment amount of such working capital facility to EBITDA of such Obligor (determined on the date such Collateral Obligation is acquired or proposed to be acquired) is not greater than 1.0x; (c) is not contractually or structurally senior to such Collateral Obligation; and (d) is secured primarily by inventory and account receivables.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

"Prepayment Fee" means if the Facility Amount is permanently reduced in whole or in part prior to the second year anniversary of the Thirteenth Amendment Effective Date, the Borrower shall pay to each applicable Lender Group a nonrefundable fee equal to the product of (a) the amount of each such permanent reduction in the aggregate amount of the ~~Facility Amount, (b) 2.06%, (c) the number of days remaining in the Revolving Period and (d) 1/360.~~Commitments of such Lender Group multiplied by (b)(1) from the Thirteenth Amendment Effective Date until and excluding the twelve-month anniversary of the Thirteenth Amendment Effective Date, 1.50%, (2) from the twelve-month anniversary of the Thirteenth Amendment Effective Date until and excluding the eighteen-month anniversary of the Thirteenth Amendment Effective Date, 0.75%, (3) from the eighteen-month anniversary

of the Thirteenth Amendment Effective Date until and excluding the twenty-four-month anniversary of the Thirteenth Amendment Effective Date, 0.5% and (4) thereafter, 0.0%.

"Prepayment Notice" has the meaning set forth in Section 2.4(b).

"Primary IM Fee" means with respect to any Distribution Date, the fee payable to the Investment Manager or successor investment manager (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Primary IM Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Collection Period. For the avoidance of doubt, the Investment Manager may waive or defer the payment of any Primary IM Fee in its sole discretion.

"Primary IM Fee Percentage" means 0.45%.

"Principal Balance" means with respect to any Collateral Obligation and as of any date, the lower of (x) the Purchase Price paid by the Borrower for such Collateral Obligation and (y) the Dollar equivalent of the outstanding principal balance of such Collateral Obligation (if such Collateral Obligation is denominated and payable in any Eligible Currency other than Dollars and such Collateral Obligation is match-funded by Advances in the same Eligible Currency, then the Dollar equivalent shall be determined by the Applicable Conversion Rate, otherwise it shall be determined by the Applicable Exchange Rate), exclusive of (x) any deferred or capitalized interest on any Deferrable Collateral Obligation that is deferred or capitalized after the Cut-Off Date applicable to such Deferrable Collateral Obligation and (y) any unfunded amounts with respect to any Variable Funding Asset; provided, that for purposes of calculating the "Principal Balance" of any Deferrable Collateral Obligation, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest; provided, further, that the "Principal Balance" of any revolving loan as of any date shall be equal to the outstanding principal balance thereof plus amounts on deposit in respect thereof in the Unfunded Exposure Account. The "Principal Balance" of any Equity Security shall be zero.

"Principal Collections" means any and all amounts of collections received with respect to the Collateral other than Interest Collections and Excluded Amounts, including (but not limited to) (i) all collections attributable to principal on such Collateral, (ii) the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments, (iii) all payments received by the Borrower pursuant to any Hedging Agreement that is an interest rate swap or index rate swap transaction and (iv) all Repurchase Amounts, in each case other than Retained Interests.

"Principal Collection Account" means ~~a~~the collective reference to the segregated, non-interest bearing securities ~~account~~accounts (within the meaning of Section 8-501 of the UCC) ~~number 83447402, which is~~ created and maintained on the books and records of the Securities Intermediary ~~entitled "Principal Collection Account"~~identified as principal collection accounts and, in each case, (x) is in the name of the Borrower and subject to the ~~prior~~ Lien of the Collateral Agent for the benefit of the Secured Parties, ~~which~~(y) includes any and all sub-accounts and (z) is established and maintained pursuant to Section 8.1(a).

"Pro Rata Percentage" means, with respect to any Lender on any date, such Lender's Commitment as of such date divided by the aggregate Commitments as of such date.

"Purchase Price" means, with respect to any Collateral Obligation, the actual price paid by the Borrower for such Collateral Obligation *minus* all Principal Collections described in clause (i) of the definition thereof in respect of such Collateral Obligation.

"Qualified Substitute Arrangement" has the meaning set forth in Section 10.6(c).

"Ramp-up Period" means the period from and including the Thirteenth Amendment Effective Date to the earlier of (i) the first date on which the sum of the Principal Balances of all Eligible Collateral Obligations equals or is greater than the Target Portfolio Amount and (ii) the six-month anniversary of the Thirteenth Amendment Effective Date.

"Rating Agencies" means Standard & Poor's and Moody's.

"Recipient" means (a) the Facility Agent, (b) any Agent, (c) any Lender and (d) any other recipient of a payment hereunder.

"Records" means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Investment Manager with respect to such Collateral Obligation or Obligors.

"Reinvestment" has the meaning given in Section 8.3(b).

"Reinvestment Date" has the meaning given in Section 8.3(b).

"Reinvestment Request" has the meaning given in Section 8.3(b).

"Related Collateral Obligation" means any Collateral Obligation where the Equityholder or any Subsidiary of the Equityholder owns a Variable Funding Asset pursuant to the same Underlying Instruments; provided that any such asset will cease to be a Related Collateral Obligation once all commitments by the Equityholder or any such Subsidiary to make advances or fund such Variable Funding Asset to the related Obligor expire or are irrevocably terminated or reduced to zero.

~~"Related Committed Lender" means, with respect to any Uncommitted Lender, each Committed Lender in its Lender Group.~~

"Related Property" means, with respect to a Collateral Obligation, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Obligation, including, without limitation, any pledge of the stock, membership or other ownership interests in the related Obligor or its subsidiaries, all Warrant Assets with respect to such Collateral Obligation and all proceeds from any sale or other disposition of such property or other assets.

"Repurchase Event" has the meaning set forth in the Sale Agreement.

"Repurchased Collateral Obligation" means, with respect to any Collection Period, any Collateral Obligation as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Borrower or the Investment Manager, as applicable, on or before the immediately prior Reporting Date and any Collateral Obligation purchased by the Equityholder pursuant to the Sale Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.

"Request for Release and Receipt" means a form substantially in the form of Exhibit F-2 completed and signed by the Investment Manager.

"Required Lenders" means, at any time, Lenders holding Advances aggregating greater than 50% of all Advances outstanding or if there are no Advances outstanding, Lenders holding Commitments aggregating greater than 50% of all Commitments.

~~"Required Sale Assets" means all Permitted Investments that would disqualify the Borrower from using the "loan securitization exemption" under the Volcker Rule (as determined by the Facility Agent in its reasonable discretion), all Unsecured Bonds and all Senior Secured Bonds.~~

~~"Required Sale Date" means the date immediately prior to July 21, 2015 (or the date immediately prior to such later date as shall be determined by written order of the Board of Governors of the Federal Reserve System with respect to the required conformance with the Volcker Rule by banking entities generally); provided that, if the Facility Agent receives an opinion of nationally recognized counsel satisfactory to it in its sole discretion that (A) the ownership of the Required Sale Assets will not cause the Borrower to be a "covered fund" under the Volcker Rule, (B) the Advances are not considered to constitute "ownership interests" under the Volcker Rule or (C) ownership of the Advances will be otherwise exempt from the Volcker Rule, then the Required Sale Date shall not occur; provided, further, that upon receipt of further official guidance from or on behalf of the Board of Governors of the Federal Reserve System with respect to compliance with the Volcker Rule, the Facility Agent, the Lenders and the Borrower shall negotiate in good faith in respect of amendments or modifications to the Transaction Documents appropriate to assure compliance with or exemption from the Volcker Rule.~~

"Responsible Officer" means, with respect to (a) the Investment Manager or the Borrower, its Chief Executive Officer, Chief Operating Officer, Executive Vice President or any other officer or employee of the Investment Manager or the Borrower directly responsible for the administration or collection of the Collateral Obligations, (b) the Collateral Agent or Collateral Custodian, any officer within the Corporate Trust Office, including any director, vice president, assistant vice president or associate having direct responsibility for the administration of this Agreement, who at the time shall be such officers, respectively, or to whom any matter is referred because of his or her knowledge of and familiarity with the particular subject, or (c) any other Person, the President, any Vice-President or Assistant Vice-President, Corporate Trust

Officer or the Controller of such Person, or any other officer or employee having similar functions.

"Retained Interest" means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

"Revaluation Event" means each occurrence of any of the following with respect to any Collateral Obligation during the time such Collateral Obligation is Collateral:

(a) the occurrence of a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (after giving effect to the shorter of any grace period applicable thereto and five (5) Business Days from the due date);

(b) the Borrower, the Facility Agent or the Investment Manager obtains actual knowledge that a default as to the payment of principal and/or interest has occurred and is continuing (after giving effect to any grace period applicable thereto) with respect to another debt obligation of the same Obligor that is (i) secured by the same collateral, (ii) senior to or *pari passu* with in right of payment to such Collateral Obligation and (iii) in an amount in excess of $250,000;

(c) the occurrence of an Insolvency Event with respect to any related Obligor;

(d) the Investment Manager determines, in its sole discretion, in accordance with the Investment Management Standard, that all or a portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status;

(e) the occurrence (without the prior approval of the Facility Agent) of a Material Modification with respect to such Collateral Obligation;

(f) the Obligor thereunder fails to deliver to the Borrower or the Investment Manager any financial reporting information as required by the Underlying Instruments of such Collateral Obligation (including any grace periods thereunder) but in no event less frequently than quarterly, that in each case has an adverse effect on the ability of the Investment Manager or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to make any determinations or calculations required hereunder; provided, however, that the Borrower (or the Investment Manager on its behalf) may, on a single occasion (or any other additional occasions approved by the Facility Agent in its sole discretion) with respect to any Obligor, grant an extension of up to 30 days for the delivery of such financial statements by such Obligor; ~~or~~

(g) with respect to any Enterprise Value Loan, the Leverage Multiple with respect to such Collateral Obligation increases by 1x or more over the Original Leverage Multiple with

respect to such Collateral Obligation; provided that each subsequent increase of an additional 1x over the applicable Original Leverage Multiple shall be an additional Revaluation Event;

(h) with respect to any Asset Based Loan, (A) the Borrower fails (or fails to cause the Obligor to) retain either an Approved Appraisal Firm or an Approved Valuation Firm to re-calculate the Appraised Value of (x) with respect to any such Asset Based Loan that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Asset Based Loan that at least once every twelve (12) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) and (y) with respect to all other Asset Based Loans included in the Collateral, the collateral securing such Loan at least once every six (6) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) or (B) the Borrower (or the related Obligor, as applicable) changes the Approved Appraisal Firm or Approved Valuation Firm, as applicable, with respect to any Asset Based Loan that or the related Approved Appraisal Firm or Approved Valuation Firm changes the metric for valuing the collateral of such Loan, each without the written approval of the Facility Agent; ~~or~~

(j) with respect to any Asset Based Loan, the Effective LTV of such Collateral Obligation increases by more than an amount equal to 15% of the Original Effective LTV of such Collateral Obligation; provided that each subsequent increase of an additional 15% over the applicable Original Effective LTV shall be an additional Revaluation Event~~.~~;

(k) such Collateral Obligation has (x) a public rating by Standard & Poor's of "CC" or below, or "SD" or (y) a Moody's probability of default rating (as published by Moody's) of "D" or "LD" or, in each case, had such ratings before they were withdrawn by Standard & Poor's or Moody's, as applicable; or

~~"Revolving Advances" means any Advances that are not Term Advances.~~(l) the Investment Manager or the Borrower has actual knowledge that such Collateral Obligation is *pari passu* or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer which has (i) a public rating by Standard & Poor's of "CC" or below, or "SD" or (ii) a Moody's probability of default rating (as published by Moody's) of "D" or "LD", and in each case such other debt obligation remains outstanding (provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor).

"Revolving Loan" means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.

"Revolving Period" means the period of time starting on the Effective Date and ending on the earliest to occur of (i) February ~~19, 2019~~26, 2022 (if such date is not a Business Day, the next Business Day) or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the ~~occurrence of a Facility Termination Event.~~termination of the Revolving Period pursuant to Section 13.2.

"Sale Agreement" means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

"Sanctioned Countries" has the meaning set forth in Section 9.29(a).

"Sanctions" has the meaning set forth in Section 9.29(a).

"Schedule of Collateral Obligations" means the list or lists of Collateral Obligations attached to each Asset Approval Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests.

"Scheduled Collateral Obligation Payment" means each periodic installment payable by an Obligor under a Collateral Obligation for principal and/or interest in accordance with the terms of the related Underlying Instrument.

"Second Lien Loan" means any Loan that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the related Obligor other than a First Lien Loan with respect to the liquidation of such Obligor or the collateral for such Loan and (ii) is secured by a valid second priority perfected Lien to or on specified collateral securing the related Obligor's obligations under the Loan, which Lien is not subordinate to the Lien securing any other debt for borrowed money other than a First Lien Loan on such specified collateral (subject to Liens permitted under the applicable Underlying Instrument that are reasonable for similar loans and, if permitted to secure borrowed money in excess of $500,000 and rank in priority senior to or *pari passu* with such Second Lien Loan, whether individually or in the aggregate, are set forth on the related Asset Approval Request).

"Secondary IM Fee" means with respect to any Distribution Date, the fee payable to the Investment Manager or successor investment manager (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Secondary IM Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Collection Period. For the avoidance of doubt, the Investment Manager may waive or defer the payment of any Secondary IM Fee in its sole discretion.

"Secondary IM Fee Percentage" means 0.30%.

"Secured Parties" means, collectively, the Collateral Agent, the Collateral Custodian, each Lender, the Facility Agent, each Agent, each other Affected Person, Indemnified Party and Hedge Counterparty and their respective permitted successors and assigns.

"Securities Intermediary" means the Collateral Custodian, or any subsequent institution acceptable to the Facility Agent at which the Accounts are kept.

"Senior Secured Bond" means a debt security (that is not a loan) that is (a) issued by a corporation, limited liability company, partnership or trust and (b) secured by a valid first priority perfected security interest on specified collateral.

"Standard & Poor's" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, and any successor or successors thereto.

"Structured Finance Obligation" means any obligation owing or issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

"Subsidiary" means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

"Substituted Collateral Obligation" means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.11 and the Sale Agreement.

"Tangible Net Worth" means, with respect to any Person, the consolidated net worth of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

"Target Portfolio Amount" means, (i) during the Ramp-up Period, $~~360,000,000~~800,000,000 and (ii) thereafter, the sum of (x) the Aggregate Eligible Collateral Obligation Amount, (y) all Principal Collections on deposit in the Principal Collection Account and (z) all amounts on deposit in the Unfunded Exposure Account.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

"~~Term Advances" means any Class A-2 Advances funded from the portion of a Class A-2 Commitment which has been designated as a Term Commitment.~~Thirteenth Amendment Effective Date" means February 19, 2019.

~~"Term Commitment" means, the Class A-2 Commitment of any Class A-2 Lender which has been designated as a term loan by the Facility Agent in writing pursuant to Section 2.9, with a copy to the Investment Manager, the Collateral Agent and each Agent (as such Commitment may be reduced as set forth in Section 2.5).~~

"Transaction Documents" means this Agreement, the Notes, the Sale Agreement, the Investment Management Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, ~~the Lender Fee Letter,~~ the Account Control Agreement, and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered by the Borrower or the Investment Manager in connection with this Agreement.

"UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

~~"Uncommitted Lender" means any Conduit Lender designated as an "Uncommitted Lender" for any Lender Group and any of its assignees.~~

"Underlying Instrument" means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

"Undrawn Fee" a fee payable pursuant to Section 3.1(b) for each day of the related Collection Period during the Revolving Period equal to the product of (x) the difference between the aggregate Commitments on such day minus the aggregate principal amount of outstanding Advances on such day, times (y) the Undrawn Fee Rate times (z) 1/360.

"Undrawn Fee Rate" means, during the Revolving Period, ~~0.50~~0.25%.

"Unfunded Exposure Account" means the ~~account designated as the Unfunded Exposure Account in, and which~~collective reference to the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC) created and maintained on the books and records of the Securities Intermediary identified as unfunded exposure accounts and, in each case, (x) is in the name of the Borrower or the applicable Permitted Subsidiary, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, (y) includes any and all sub-accounts and (z) is established and maintained pursuant to~~,~~ Section 8.1(a).

"Unfunded Exposure Shortfall" has the meaning set forth in Section 8.1(a).

"Unmatured Facility Termination Event" means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Facility Termination Event.

"Unmatured Investment Manager Event of Default" means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Investment Manager Event of Default.

"Unsecured Bond" means any bond that is (a) not secured by a pledge of collateral and (b) senior or *pari passu* in right of payment to any other unsecured indebtedness of the related Obligor.

"Unsecured Loan" means any loan that is (a) not secured by a pledge of collateral and (b) senior or *pari passu* in right of payment to any other unsecured indebtedness of the related Obligor.

"USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

"U.S. Borrower" means a Borrower that is a "United States person" as defined in Section 7701(a)(30) of the Code.

"U.S. Tax Compliance Certificate" has the meaning assigned to such term in Section 4.3(f).

"Variable Funding Asset" means any Revolving Loan or other asset that by its terms may require one or more future advances to be made to the related Obligor by any lender thereon or owner thereof.

"Volcker Rule" means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

"Warrant Asset" means any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by the Borrower as an "equity kicker" from the Obligor in connection with a Collateral Obligation.

"Warranty Collateral Obligation" has the meaning set forth in Section 7.11.

"Weighted Average Advance Rate" means, as of any date of determination with respect to all Eligible Collateral Obligations included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number obtained by (i) summing the products obtained by multiplying (a) the Advance Rate of each such Eligible Collateral Obligation by (b) such Eligible Collateral Obligation's contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance and (ii) dividing such sum by the Adjusted Aggregate Eligible Collateral Obligation Balance.

"Weighted Average Coupon" means, as of any day, the number expressed as a percentage obtained by dividing (i) the sum for each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation of (x) the interest rate for each such Collateral Obligation minus the Applicable Interest Rate multiplied by (y) the Collateral Obligation Amount of each such Collateral Obligation by (ii) the Adjusted Aggregate Eligible Collateral Obligation Balance for Fixed Rate Collateral Obligations.

"Weighted Average Life" means, as of any day with respect to all Eligible Collateral Obligations included in the Collateral, the number of years following such date obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each such Eligible Collateral Obligation by (b) the Collateral Obligation Amount of such Collateral

(e) For the avoidance of doubt, on each Measurement Date, the Borrower shall cause the Investment Manager to re-determine the status of each Eligible Collateral Obligation as of such calculation date and to provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Agent and, as a consequence thereof, (A) Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date and (B) Collateral Obligations that were previously excluded from the Aggregate Eligible Collateral Obligation Amount on a prior Measurement Date may, upon receipt of a related Approval Notice, be included in the Aggregate Eligible Collateral Obligation Amount on such Measurement Date.

(f) Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.

(g) All calculations required to be made hereunder ~~(i)~~ with respect to the Collateral Obligations and the Borrowing Base (including, without limitation, to determine whether a Facility Termination Event or an Unmatured Facility Termination Event shall have occurred) shall be made on a ~~trade~~settlement date basis and after giving effect to (x) all purchases or sales to be entered into on such ~~trade~~settlement date and (y) all Advances requested to be made on such ~~trade~~settlement date plus the balance of all unfunded Advances to be made in connection with the Borrower's purchase of previously requested (and approved) Collateral Obligations ~~and (ii) with respect to the percentages set forth in clauses (x) and (y) of Section 2.2(a) shall be made after giving effect to all unfunded Advances requested during the thirty (30) days prior to the related Advance Request~~.

(h) For all purposes under this Agreement, "knowledge" shall mean actual knowledge after reasonable inquiry.

(i) Notwithstanding anything to the contrary set forth in this Agreement, (A) each reference to notice being delivered to "each Agent" shall mean notice delivered by the applicable party to the Collateral Agent, who shall then promptly (but in no event later than the following Business Day) deliver notice to each Agent and (B) each reference to notice being delivered to both the Facility Agent and the Collateral Agent shall mean notice delivered by the applicable party to the Collateral Agent, who shall then promptly (but in no event later than the following Business Day) deliver notice to the Facility Agent; provided that each Advance Request and each voluntary prepayment notice shall be delivered by the Borrower to the Facility Agent, the Collateral Agent and each Agent (in the manner and at the times specified in the relevant provisions of this Agreement), and, in doing so, the Borrower shall be entitled to rely solely on the information contained in the Note Register and on Annex A and shall have no liability for any errors or omissions in either thereof.

(j) For purposes of any calculation required by this Agreement, any amount owing by the Agents or any Lender to the Borrower may be calculated by the Agents or such Lender, as the case may be, in the currency in which the amount payable by the Borrower to

the Agents or such Lender, as the case may be, under this Agreement is denominated at the rate of exchange at which the Agents or such Lender, as the case may be, would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

ARTICLE II

THE FACILITY, ADVANCE PROCEDURES AND NOTES

Section 2.1 Advances. (a) On the terms and subject to the conditions set forth in this Agreement, (i) each Lender Group with a Class A-1 Commitment hereby agrees to make advances to or on behalf of the Borrower (individually, aan "Class A-1 Advance" and collectively the "Class A-1 Advances") and (ii) each Lender Group with a Class A-2 Commitment hereby agrees to make advances to or on behalf of the Borrower (individually, a "Class A-2 Advance" and collectively the "Class A-2 Advances"), in each caseAdvances") from time to time on any date (each such date on which an Advance is made, an "Advance Date") during the period from the Effective Date to the end of the Revolving Period; provided that there shall be no more than two (2) Advance Dates during any calendar week. The AUD Advances shall be made solely by the AUD Lenders, the CAD Advances shall be made solely by the CAD Lenders, the Dollar Advances shall be made solely by the Dollar Lenders, the Euro Advances shall be made solely by the Euro Lenders and the GBP Advances shall be made solely by the GBP Lenders, in each case in accordance with Section 2.2(d).

(b) Under no circumstances shall any Lender make an Advance if, after giving effect to such Advance and any purchase of Eligible Collateral Obligations in connection therewith, (x) the aggregate outstanding principal amount of all Advances would exceed the lower of (i) the Facility Amount and (ii) the Borrowing Base on such day or (y) the Foreign Currency Advance Amount would exceed the Foreign Currency Sublimit on such day. Subject to the terms of this Agreement, during the Revolving Period, the Borrower may borrow, reborrow, repay and prepay (subject to the provisions of Section 2.4) one or more Advances.

Section 2.2 Funding of Advances. (a) Subject to the satisfaction of the conditions precedent set forth in Section 6.2, the Borrower may request Advances hereunder by giving notice to the Facility Agent, each Agent and the Collateral Agent of the proposed Advance at or prior to 10:00 a.m., New York City timein the Applicable Time Zone, at least (x) in the case of Advances of more than 20% of the then-current Facility Amount, sixty-one (61) days or (y) in the case of Advances of up to 20% of the then-current Facility Amount, onetwo (12) Business DayDays (or, with respect to any Advance requested in AUDs, three (3) Business Days' notice) prior to the proposed Advance Date. Such notice (herein called the "Advance Request") shall be in the form of Exhibit C-1 and shall include (among other things) the proposed Advance Date and amount of such proposed Advance, and shall, if applicable, be accompanied by an Asset Approval Request setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Advance Date (if applicable). Following receipt of an Advance Request, the Collateral Agent shall promptly distribute to the other parties hereto the allocation of such Advance among the Lenders in accordance with the Lenders'

respective Commitments. In the event of any change to the wiring instructions of the Collateral Agent set forth on Schedule 1 to the Advance Request, the Collateral Agent shall provide written notice of such change to each Agent at least two (2) Business Days (or, with respect to any Advance requested in AUDs, three (3) Business Days' notice) prior to any proposed Advance Date. The amount of any Advance shall at least be equal to the least of (i)w) 1,000,000 AUDs, 1,000,000 CADs, $1,000,000, (ii1,000,000 Euros or 1,000,000 GBPs, as applicable, (x) the (1) Borrowing Base on such day *minus* (2) the Advances outstanding on such day and (iii, (y) the Foreign Currency Sublimit on such day *minus* the Foreign Currency Advance Amount on such day and (z) the (1) Facility Amount on such day *minus* (2) the Advances outstanding on such day before giving effect to the requested Advance as of such date. The amount of each Advance shall be allocated *pro rata* based on the aggregate Commitments as a Class A-1 Advance and a Class A-2 Advance. Any Advance Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower. The Facility Agent shall have no obligation to lend funds hereunder in its capacity as Facility Agent. Subject to receipt by the Collateral Agent of an Officer's Certificate of the Borrower confirming the satisfaction of the conditions precedent set forth in Section 6.2, and the Collateral Agent's receipt of such funds from the Lenders, the Collateral Agent shall make the proceeds of such requested Advances available to the Borrower by deposit to such account as may be designated by the Borrower (in a written notice received by the Facility Agent, each Agent and the Collateral Agent at least one (1) Business Day prior to such Advance Date) in same day funds no later than 2:00 p.m., New York City timein the Applicable Time Zone, on such Advance Date. Each Lender shall notify the Borrower within two (2) Business Days (or, with respect to any Advance requested in AUDs, three (3) Business Days' notice) of any Advance Request made pursuant to Section 2.2(a)(x) if it will elect to fund the related Advance on any day prior to the end of the applicable sixty-one (61) day notice period. The Borrower expressly acknowledges and agrees that any election by any Lender on one or more occasions to fund any Advance on any day prior to the full passage of the applicable sixty-one (61) day notice period set forth in Section 2.2(a)(x) shall not constitute or be deemed to be an amendment, waiver or other modification of the requirement for sixty-one (61) days' notice prior to any Lender funding any Advance made in respect of an Advance Request made pursuant to Section 2.2(a)(x).

(b) Committed Lender's Commitment. At no time will any Uncommitted Lender have any obligation to fund an Advance. At all times on and after the Conduit Advance Termination Date, allAll Advances shall be made by the Facility Agent on behalf of the applicable Committed Lenders. The Facility Agent shall use commercially reasonable efforts to ensure that Advances are funded in the first instance by the Uncommitted Lenders. At any time when any Uncommitted Lender has failed to or has rejected a request to fund an Advance, its Agent shall so notify the Related Committed Lender and such Related Committed Lender shall fund such Advance. Notwithstanding anything contained in this Section 2.2(b) or elsewhere in this Agreement to the contrary, no Committed Lender shall be obligated to provide its Agent or the Borrower with funds in connection with an Advance in an amount that would result in the portion of the Advances then funded by it exceeding its Commitment then in effect. The obligation of the Committed Lender in each Lender Group to remit any Advance shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to its Agent shall not relieve any other Committed Lender of its obligation hereunder.

(c) Unfunded Commitment Provisions. Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) any acceleration of the maturity of Advances pursuant to Section 13.2 or (ii) the end of the Revolving Period, the Borrower shall request an Advance in the amount, if any, of the Aggregate Unfunded Amount minus the amount then on deposit in the Unfunded Exposure Account. Following receipt of such Advance Request, the Lenders shall fund such requested amount, if any, by depositing such amount directly to the Collateral Custodian to be deposited into the Unfunded Exposure Account, notwithstanding anything to the contrary herein (including, without limitation, the Borrower's failure to satisfy any of the conditions precedent set forth in Section 6.2).

(d) Currency Commitment Provisions.

(i) Each Lender hereby agrees that (A) each Advance funded in AUDs shall be funded in its entirety by the AUD Lenders, (B) each Advance funded in CADs shall be funded in its entirety by the CAD Lenders, (C) each Advance funded in Dollars shall be funded in its entirety by the Dollar Lenders, (D) each Advance funded in Euros shall be funded in its entirety by the Euro Lenders and (E) each Advance funded in GBPs shall be funded in its entirety by the GBP Lenders; provided that, no Lender other than DBNY and its Affiliates shall be required to fund any Advances in any Eligible Currency (other than Dollars) in an amount greater than its Pro Rata Percentage of the Advances to be made in such Eligible Currency. On the date of each Advance, each Lender shall purchase and sell Advances in an aggregate amount such that, after giving effect to each such purchase, each Lender owns its Pro Rata Percentage of the Advances outstanding.

(ii) On each FX Evaluation Date, (A) the Borrower shall calculate the Borrowing Base and deliver such calculation to the Facility Agent and (B) the Facility Agent shall deliver in accordance with Section 17.3, to the Collateral Agent, the Borrower and each Agent such calculation of the Borrowing Base, together with each Pro Rata Percentage and the actual percentage of the Advances outstanding owing to each Lender as of such FX Evaluation Date. If (x) there is on any FX Evaluation Date specified in clauses (a) or (c) of the definition thereof, any difference, (y) there is on any other FX Evaluation Date, a difference of 2.5% or more, in each case between any Lender's actual percentage of the Advances outstanding and such Lender's Pro Rata Percentage or (z) on any date any Lender has provided written notice to the Borrower, the Investment Manager and the Facility Agent that such Lender directs (in its sole discretion) a reallocation under this Section 2.2(d)(ii), the Borrower shall deliver, as applicable, in accordance with Section 17.3, to each Agent (with a copy to the Collateral Agent) a notice in the form of Exhibit C-5 (each, an "FX Reallocation Notice") directing each Lender to sell to, or purchase from, as applicable, the other Lenders Advances in an aggregate amount such that, after giving effect to each such purchase, each Lender owns its Pro Rata Percentage of the Advances outstanding. Each Lender agrees to comply with the direction provided in the FX Reallocation Notice. Each such purchase and sale of Advances outstanding shall occur on the second Business Day following delivery of the related FX Reallocation Notice (or, if the related FX Reallocation Notice is delivered to

any Lender after 4:00 p.m. in the Applicable Time Zone, on the third Business Day following delivery of such FX Reallocation Notice).

(iii) Notwithstanding anything to the contrary herein, at no time shall (v) any AUD Lender have any obligation to fund any Advance in an Eligible Currency other than AUDs, (w) any CAD Lender have any obligation to fund any Advance in an Eligible Currency other than CADs, (x) any Dollar Lender have any obligation to fund any Advance in an Eligible Currency other than Dollars, (y) any Euro Lender have any obligation to fund any Advance in an Eligible Currency other than Euros or (z) any GBP Lender have any obligation to fund any Advance in an Eligible Currency other than GBPs.

Section 2.3 Notes. The Borrower shall, upon request of any Lender Group, on or after such Lender Group becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Advances of such Lender Group. Each such Note shall be payable to the order of the Agent for such Lender Group in a face amount equal to the applicable Lender Group's Commitment as of the Effective Date or the effective date on which such Lender Group becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Agent to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Agent, in its records), which notations, if made, shall evidence, *inter alia*, the date of the outstanding principal of the Advances evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.

Section 2.4 Repayment and Prepayments. (a) The Borrower shall repay the Advances outstanding (i) on each Distribution Date to the extent required to be repaid hereunder and funds are available therefor pursuant to Section 8.3 and (ii) in full on the Facility Termination Date.

(b) Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any ~~Revolving~~ Advance using Principal Collections on deposit in the Principal Collection Account or other funds available to the Borrower on such date; provided, that

(i) all such voluntary prepayments shall require prior written notice to the Facility Agent (with a copy to the Collateral Agent and each Agent) by 11:00 a.m. in the Applicable Time Zone two (2) Business Days prior to such voluntary prepayment, which notice (herein called the "Prepayment Notice") shall be in the form of Exhibit C-4 and shall include (among other things) the proposed date of such prepayment and the amount and allocation of such prepayment;

(ii) all such voluntary partial prepayments shall be in a minimum amount of ~~$1,000,000;~~ 1,000,000 AUDs, 1,000,000 CADs, $1,000,000, 2,500,000 Euros or 2,500,000 GBPs, individually and as applicable; and

(iii) each prepayment shall be applied on the Business Day received by the Collateral Agent if received by 3:00 p.m., New York City timein the Applicable Time Zone, on such day by the Collateral Agent as Amount Available constituting Principal Collections pursuant to Section 8.3(a) as if (x) the date of such prepayment were a Distribution Date and (y) such prepayment occurred during the Collection Period to which such Distribution Date relates;.

(iv) each prepayment shall be applied pro rata based on the aggregate Commitments to reduce Revolving Advances outstanding; and

(v) for the avoidance of doubt, all prepayments of Term Advances shall be governed by Section 2.5 hereof.

(c) If on any date the Foreign Currency Sublimit has been equal to or greater than the amount which is equal to 105% of the Foreign Currency Advance Amount for each of the preceding thirty (30) days, then the Borrower shall within five (5) Business Days of a written request of the Facility Agent, prepay the Advances such that the Foreign Currency Advance Amount is less than or equal to the Foreign Currency Sublimit; provided that the amount of the Advances outstanding plus the Foreign Currency Advance Amount shall never be greater than the Facility Amount.

Each such prepayment shall be subject to the payment of any amounts required by Section 2.5(eb) (if any) resulting from a prepayment or payment.

Section 2.5 Permanent Reduction of Facility Amount. (a) The Borrower may at any time (x) during the Revolving Period if an Extension Request has been rejected by any Lender or (y) after the end of the Revolving Period, in each case upon five Business Days' prior written notice to the Facility Agent and each Agent, permanently reduce the Facility Amount (i) in whole upon payment in full (in accordance with Section 2.4) of the aggregate outstanding principal amount of all Advances or (ii) in part by any *pro rata* amount that the Facility Amount exceeds the aggregate outstanding principal amount of all Advances (after giving effect to any concurrent prepayment thereof). In connection with any permanent reduction of the Facility Amount under this Section 2.5(a), the Commitment of each Committed Lender shall automatically, and without any further action by any party, be reduced *pro rata* with all other Committed Lenders such that the sum of all Commitments will equal the newly reduced Facility Amount.

(b) The Borrower may at any time, upon five Business Days' prior written notice to the Facility Agent and each Agent, permanently reduce the Facility Amount in whole or in part upon payment of the outstanding principal amount of any Term Advances. In connection with any permanent reduction of the Facility Amount under this Section 2.5(b), the Term Commitment of each Lender with a Term Commitment shall automatically, and without any further action by any party, be reduced *pro rata* with all other Lenders with a Term Commitment.

(b) (c) Notwithstanding anything to the contrary herein, the Borrower may permanently reduce the Facility Amount at any time, provided that if such reduction occurs at

any time other than those specified in Section 2.5(a), it shall, unless (i) after the twelve-month anniversary of the Thirteenth Amendment Effective Date, any Lender has, prior to the date of such permanent reduction in whole or in part, declined an Extension Request or (ii) the Facility Agent has updated the Diversity Score in any way which is material and adverse to the Borrower, pay the applicable Prepayment Fee to the Collateral Agent, for the respective accounts of the Lenders. Notwithstanding anything to the contrary herein, no Prepayment Fee shall be due in respect of any prepayment or permanent reduction occurring after the end of the Revolving Period.

Section 2.6 Extension of Revolving Period. The Borrower may, at any time after the first anniversary of the Thirteenth Amendment Effective Date and prior to the date that is thirty (30) days prior to the last date of the Revolving Period, deliver a written notice to each Agent (with a copy to the Facility Agent) requesting an extension of the Revolving Period for an additional twelve months (each qualifying request, an "Extension Request"). Each Lender may approve or decline an Extension Request in its sole discretion; provided, that the Lenders shall respond to an Extension Request in writing not later than 30 days ~~to the applicable Agent~~ following receipt of such Extension Request, and if any Lender does not respond in writing by the end of such 30-day period it shall be deemed to have denied such Extension Request. No request by the Borrower to extend the Revolving Period shall be considered an "Extension Request" if such request is conditioned on an amendment to any other provision of the Transaction Documents. ~~Each Agent shall promptly notify the Collateral Agent of any approved Extension Request. The Collateral Agent shall promptly provide notice of any approved Extension Request to Morningstar.~~

Section 2.7 Calculation of Discount Factor.

(a) In connection with the purchase of each Collateral Obligation and prior to such Collateral Obligation being purchased by the Borrower and included in the Collateral, the Facility Agent will assign (in its sole discretion) a Discount Factor for such Collateral Obligation.

(b) If, but only if, a Revaluation Event occurs with respect to any Collateral Obligation, the Discount Factor of such Collateral Obligation may be amended by the Facility Agent, in its sole discretion. The Facility Agent will provide written notice of the revised Discount Factor to the Borrower, the Collateral Agent and the Investment Manager. The Collateral Agent shall forward a copy of such notice to each Agent. To the extent the Investment Manager has actual knowledge or, pursuant to the terms of the applicable Underlying Instruments, has received notice of any Revaluation Event with respect to any Collateral Obligation, the Investment Manager shall give prompt notice thereof to the Facility Agent and the Collateral Agent (but, in any event, not longer than two Business Days after it receives notice or gains actual knowledge thereof). The Collateral Agent shall forward a copy of such notice to each Agent.

(c) The Facility Agent will provide written notice of each revised Discount Factor to the Borrower, the Investment Manager, each Agent and the Collateral Agent.

(d) Upon notice from the Borrower to the Facility Agent that a Revaluation Event has been cured, the Facility Agent, in its sole discretion, shall revise the Discount Factor to revert to the Discount Factor prevailing immediately prior to the occurrence of the relevant Revaluation Event if the Facility Agent, in its reasonable discretion, is satisfied that such Revaluation Event has been cured.

Section 2.8 Increase in Facility Amount. The Borrower may, with the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion) and prior written notice to Morningstar, (i) increase the Commitment of the existing Lender Groups (*pro rata*) with the consent of each such Lender Group, (ii) subject to Section 15.4(b), add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group with the consent of such Lender Group, in each case which shall increase the Facility Amount by the amount of the increased or new Commitment of each such existing or additional Lender Group; provided that the Facility Amount may be increased to $750,000,000 with the consent of solely the Facility Agent and the Lender Group increasing its Commitment. Each increase in the Facility Amount pursuant to clause (i) above shall be allocated to each participating Lender Group *pro rata* based on their Commitments immediately prior to giving effect to such increase. In the event any Lender reduces its Commitment (with the consent of the Borrower) concurrently with any other Lender increasing its Commitment (including the amount of a new Commitment by a new Lender), such reducing Lender shall pay an upfront fee to such increasing Lender in an aggregate amount equal to the product of (x) 0.50%, (y) the ratio equal to (A) the number of days from the date on which such Lender's Commitment was reduced until the end of the Revolving Period on such reduction date divided by (B) the number of days from the Fourth Amendment Effective Date to the end of the Revolving Period and (z) the amount of such reduction of such Lender's Commitment. For the avoidance of doubt, the Borrower shall not be responsible for any portion of an upfront fee paid in connection with the transfer of the Commitment of a Lender reducing its Commitment to a Lender simultaneously increasing its Commitment. Notwithstanding the foregoing, no Lender that is involuntarily removed or replaced under the provisions of this Agreement shall be required to pay any amounts set forth in this Section 2.8 in connection with any reduction of its Commitment pursuant to such removal or replacementsuch increase shall be permitted without the prior written consent of DBNY if, after giving effect to any such increase, DBNY's Commitment will no longer be at least 51% of the Facility Amount.

Section 2.9 Term Loan Allocation. During the Revolving Period, the Facility Agent shall be permitted to (a) with the consent of such Lender Group (which shall be deemed to have been given if such Lender Group has so consented to a previous designation and not subsequently withdrawn such consent), designate the Class A-2 Commitment of any Lender Group (including any new Lender Group added pursuant to Section 2.8(ii)) as a Term Advance and (b) request that any existing Lender Group (such Lender Group's consent to be provided in its sole discretion) that does not agree to the designation of its Class A-2 Commitment as a Term Advance assign its Term Commitment to a new Lender Group approved by the Borrower so long as the interest rate of such Term Advance is less than or equal to the then-effective Interest Rate if, in each of clauses (a) and (b), after giving effect to such designation the aggregate amount of Term Advances do not exceed the lesser of (i) the then effective Class A-2 Commitment and (ii) $150,000,000. For the avoidance of doubt, the Borrower shall not be permitted to re-borrow any

~~repaid Term Advance. The Collateral Agent shall promptly provide notice to Morningstar of any increase in the aggregate amount of Term Advances to an amount in excess of $150,000,000.~~

ARTICLE III

YIELD, UNDRAWN FEE, ETC.

Section 3.1 Yield and Undrawn Fee. (a) The Borrower hereby promises to pay, on the dates specified in Section 3.2, Yield on the unpaid principal amount of each Advance (or each portion thereof) for the period commencing on the applicable Advance Date until such Advance is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law.

(b) The Borrower shall pay the Undrawn Fee on the dates specified in Section 3.2.

Section 3.2 Yield Distribution Dates. Yield accrued on each Advance (including any previously accrued and unpaid Yield) and Undrawn Fee (as applicable) shall be payable, without duplication:

(a) on the Facility Termination Date;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance; and

(c) on each Distribution Date.

Section 3.3 Yield Calculation. Each Note shall bear interest on each day during each Accrual Period at a rate *per annum* equal to the product of (a) the Interest Rate for such Accrual Period multiplied by (b) the outstanding Advances attributable to such Note on such day. All Yield shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield is payable over a year comprised of 360 days (other than Yield accruing by the reference rate set forth in clause (a) of the definition of Alternate Base Rate, which shall be computed over a year comprised of 365/366 days and with respect to GBP Advances, AUD Advances and CAD Advances 365 days).

Section 3.4 Computation of Yield, Fees, Etc. Each Agent (on behalf of its respective Lender Group) and the Facility Agent shall determine the applicable Yield and all Fees to be paid by the Borrower on each Distribution Date for the related Accrual Period and shall advise the Collateral Agent thereof in writing no later than the Determination Date immediately prior to such Distribution Date. Such reporting may also include an accounting of any amounts due and payable pursuant to Sections 4.3 and 5.1.

ARTICLE IV

PAYMENTS; TAXES

Section 4.1 Making of Payments. Subject to, and in accordance with, the provisions hereof, all payments of principal of or Yield on the Advances and other amounts due to the Lenders shall be made pursuant to Section 8.3(a) by no later than 3:00 p.m., ~~New York City time~~in the Applicable Time Zone, on the day when due in ~~lawful money of the United States of America~~the Eligible Currency in immediately available funds. Payments received by any Lender or Agent after 3:00 p.m., ~~New York City time~~in the Applicable Time Zone, on any day will be deemed to have been received by such Lender or Agent on its next following Business Day. Each Agent shall allocate to the Lenders in its Lender Group each payment in respect of the Advances received by such Agent as provided by Section 8.3 or Section 2.4. Payments in reduction of the principal amount of the Advances shall be allocated and applied to Lenders *pro rata* based on their respective portions of such Advances, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower. Payments of Yield and Undrawn Fee shall be allocated and applied to Lenders *pro rata* based upon the respective amounts of interest and fees due and payable to them.

Section 4.2 Due Date Extension. If any payment of principal or Yield with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Yield shall accrue and be payable for the period of such extension at the rate applicable to such Advance.

Section 4.3 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with applicable law, or at the option of the Facility Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, and its direct and indirect beneficial owners, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.3) payable or paid by such

(iv) after giving effect to such Advance or Reinvestment (and any purchase of Eligible Collateral Obligations in connection therewith), (x) the aggregate outstanding principal balance of the Advances will not exceed the Borrowing Base and (y) the Foreign Currency Advance Amount will not exceed the Foreign Currency Sublimit;

(b) Requests. (i) In connection with the funding of any Advance pursuant to Section 2.2(a), the Collateral Agent, each Agent and the Facility Agent shall have received the Advance Request for such Advance in accordance with Section 2.2(a), together with all items required to be delivered in connection therewith and (ii) in connection with any Reinvestment, the Collateral Agent, each Agent and the Facility Agent shall have received the Reinvestment Request for such reinvestment in accordance with Section 8.3(b), together with all items required to be delivered in connection therewith;

(c) Revolving Period. The Revolving Period shall not have ended;

(d) Document Checklist. The Facility Agent, each Agent and the Collateral Custodian shall have received a Document Checklist for each Eligible Collateral Obligation to be added to the Collateral on the related Funding Date;

(e) Borrowing Base Confirmation. The Collateral Agent, each Agent and the Facility Agent shall have received an Officer's Certificate of the Borrower or the Investment Manager (which may be included as part of the Advance Request or Reinvestment Request) computed as of the date of such request and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such date (if any), demonstrating that (x) the aggregate principal amount of all outstanding Advances shall not exceed the Borrowing Base, and (y) the Foreign Currency Advance Amount will not exceed the Foreign Currency Sublimit, in each case, as calculated as of the Funding Date as if the Collateral Obligations purchased by the Borrower on such Funding Date were owned by the Borrower;

(f) Collateral Quality Tests, Minimum Equity Condition. The Collateral Agent, each Agent and the Facility Agent shall have received an Officer's Certificate of the Investment Manager (which may be included as part of the Advance Request or Reinvestment Request) computed as of the date of such requested Advance or Reinvestment, and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such Funding Date, demonstrating that (i) with respect to each Advance, all of the Collateral Quality Tests and the Minimum Equity Condition are satisfied, or (ii) with respect to each Reinvestment, (A) the Diversity Score is at least 8 and (B) each other Collateral Quality Test is satisfied or, if not satisfied, maintained or improved, and the Minimum Equity Condition is satisfied;

(g) Hedging Agreements. ~~The~~Beginning on the date that the Interest Spread Test is not satisfied, to the extent the Borrower elects to enter into Hedging Agreements in accordance with Section 10.6, the Facility Agent shall have received evidence of such transactions, in form and substance satisfactory to the Required Lenders~~, that the Borrower has entered into Hedging Agreements to the extent required by, and satisfying the requirements of, Section 10.6~~;

(h) Facility Agent Approval. In connection with the acquisition of any Collateral Obligation by the Borrower, the Borrower shall have received a copy of an Approval Notice with respect to such Collateral Obligation;

(i) Permitted Use. The proceeds of any Advance will be used solely by the Borrower for general corporate purposes consistent with the terms hereof, which, for the avoidance of doubt, include dividends and distributions to the Equityholder permitted pursuant to Section 10.16, or to acquire Collateral Obligations as identified on the applicable Asset Approval Request or to satisfy any unfunded commitments in connection with any Variable Funding Asset;

(j) Appraised Value. In connection with the acquisition of each Asset Based Loan and within the time periods set forth below, the Borrower or the Investment Manager (on behalf of the Borrower) shall have retained or shall have caused the Obligor to retain either an Approved Appraisal Firm or Approved Valuation Firm, as applicable, to calculate the Appraised Value of (A) with respect to any such Collateral Obligation that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Collateral Obligation within twelve (12) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral and (B) with respect to all other Asset Based Loans, the collateral securing such Collateral Obligation within six (6) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral. The Borrower shall cause the Investment Manager to report the Approved Appraisal Firm or Approved Valuation Firm, as applicable, appraisal metric and Appraised Value for such Collateral Obligation to the Facility Agent (with a copy to each Agent) in the Advance Request or Reinvestment Request, as applicable, related to such Collateral Obligation;

(k) Borrower's Certification. The Borrower shall have delivered to the Collateral Agent, each Agent and the Facility Agent an Officer's Certificate (which may be included as part of the Advance Request or Reinvestment Request) dated the date of such requested Advance or Reinvestment certifying that the conditions described in Sections 6.2(a) through (j) have been satisfied; ~~(l) Rating Letters. Solely with respect to the initial advance to be made by each Conduit Lender, each applicable Agent shall have received a letter from each applicable Rating Agency confirming its rating of such Conduit Lender;~~ and

(l) ~~(m)~~ Other. With respect to any Advance, the Facility Agent shall have received such other approvals, documents, opinions, certificates and reports as they may request, which request is reasonable as to content and timing.

Section 6.3 Transfer of Collateral Obligations and Permitted Investments. (a) The Collateral Custodian shall hold all Certificated Securities (whether Collateral Obligations or Permitted Investments) and Instruments in physical form at the Corporate Trust Office.

(b) On the Effective Date (with respect to each Collateral Obligation and Permitted Investment owned by the Borrower on such date) and each time that the Borrower shall (or shall cause the Investment Manager to) direct or cause the acquisition of any Collateral Obligation or Permitted Investment, the Borrower shall (or shall cause the

ARTICLE VII

ADMINISTRATION AND MANAGEMENT OF COLLATERAL OBLIGATIONS

Section 7.1 Investment Manager. The management, administration and collection of the Collateral Obligations shall be conducted by the Person designated as Investment Manager from time to time in accordance with the Investment Management Agreement.

Section 7.2 Investment Manager Events of Default. (a) If an Investment Manager Event of Default shall occur and be continuing, at the election of the Facility Agent (individually or as directed by the Majority Lenders) by written notice to the Borrower (with a copy to each Agent ~~and Morningstar~~), the Borrower shall (i) not permit the Investment Manager to (w) consent to modifications to Collateral Obligations or Hedging Agreements, (x) cause the Borrower to enter into any Hedging Agreement, (y) consent to any acquisition or disposition of Collateral Obligations under the Investment Management Agreement or (z) take any other action with respect to the Borrower, the Collateral or the Transaction Documents specified by the Facility Agent (or its representative) to the Investment Manager in its sole discretion from time to time (each, a "Specified Transaction"), (ii) cause the Investment Manager to have the prior written consent of the Facility Agent in its sole discretion prior to directing the Borrower to enter into any Specified Transaction and (iii) seek to sell, or cause the Investment Manager to seek to sell, in each case at the direction of the Facility Agent, the Collateral Obligations for fair value on commercially reasonable terms and conditions. The Borrower shall pay the reasonable and documented costs and expenses of any agents and advisers retained by the Facility Agent in connection with the exercise of the foregoing rights; provided, however, that the Borrower's obligations to reimburse any such costs and expenses in respect of any period during which an Investment Manager Event of Default shall have occurred and be continuing shall not exceed an amount equal to 2.00% per annum of the average daily value of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations during such period. The Investment Manager hereby agrees to work in good faith with any such agents and advisors. The Investment Management Agreement shall provide that the Investment Manager may not resign until a successor has been chosen and has commenced services.

In addition, upon the occurrence of an Investment Manager Event of Default, the Borrower shall cause the Investment Manager to, if so requested by the Facility Agent acting individually or at the direction of the Majority Lenders, deliver as directed by the Facility Agent copies of its Records within five Business Days after demand therefor and an electronic transmission (the form of such transmission shall be reasonably acceptable to such successor investment manager) containing as of the close of business on the date of demand all of the data maintained by the Investment Manager in computer format in connection with managing the Collateral Obligations.

(b) The Borrower shall not permit the Investment Manager to resign from the obligations and duties imposed on it under the Transaction Documents other than in accordance with Section 11 of the Investment Management Agreement.

(c) At any time, any of the Facility Agent or any Lender may irrevocably waive any rights granted to such party under Section 7.2(a). Any such waiver shall be in writing and executed by such party that is waiving its rights hereunder. A copy of such waiver shall be promptly delivered by the waiving party to the ~~Collateral~~Investment Manager and the Facility Agent (with a copy to each Agent ~~and Morningstar~~).

Section 7.3 Duties of the Investment Manager. In addition to the duties and obligations set forth in the Investment Management Agreement, the Borrower shall cause the Investment Manager to manage, service, administer and make collections on the Collateral Obligations and perform the other actions required by the Investment Manager in accordance with the terms and provisions of the Transaction Documents and the Investment Management Standard.

(a) The Borrower shall cause the Investment Manager to take or cause to be taken all such actions, as may be reasonably necessary or advisable to attempt to recover Collections from time to time, all in accordance with (i) Applicable Law, (ii) the applicable Collateral Obligation and its Underlying Instruments and (iii) the Investment Management Standard.

(b) The Borrower shall cause the Investment Manager to administer the Collections in respect of the Loan payments in accordance with the procedures described herein. The Borrower shall cause the Investment Manager to (i) instruct all Obligors (and related agents) to deposit Collections directly into the Collection Account and (ii) deposit all Collections received directly by it into the Collection Account within one (1) Business Day of receipt thereof. The Borrower shall cause the Investment Manager to identify all Collections as either Principal Collections or Interest Collections, as applicable. The Borrower shall cause the Investment Manager to make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer. The Investment Manager may, on any date, instruct the Collateral Agent to convert funds on deposit in the Collection Account into any Eligible Currency using the Applicable Conversion Rate if, after giving effect to such exchange, the Borrower is in compliance with the Borrowing Base.

(c) The Borrower shall cause the Investment Manager to maintain for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the occurrence and during the continuation of an Investment Manager Event of Default, deliver to the Facility Agent (with a copy to each Agent) copies of all material Records in its possession which evidence or relate to the Collections.

(d) The Borrower shall cause the Investment Manager to, as soon as practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Obligation that does not constitute a Collateral Obligation or was paid in connection with a Retained Interest.

Section 7.4 Reserved.

Section 7.5 Covenants Relating to the Investment Manager. Until the date on or after the Facility Termination Date on which the Advances shall have been repaid in full, all Yield shall have been paid, and no other amount shall be owing to the Secured Parties under this Agreement:

(a) Compliance with Agreements and Applicable Laws. The Borrower shall cause the Investment Manager to perform each of its obligations under this Agreement and the other Transaction Documents and comply with all Applicable Laws, including those applicable to the Collateral Obligations and all Collections thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Borrower shall cause the Investment Manager to: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a foreign corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder or under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations except where the failure to maintain, preserve and protect such licenses, permits, charters and registrations would not reasonably be expected to have a Material Adverse Effect.

(c) Books and Records. The Borrower shall cause the Investment Manager to keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Investment Manager in accordance with GAAP, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Obligations.

(d) ~~Rating Agency Information. The Borrower shall cause the Investment Manager to provide Morningstar with all reasonably available information that is reasonably requested by Morningstar in connection with its rating of the Class A-2 Commitment.~~ Reserved.

(e) ERISA. The Borrower shall cause the Investment Manager to give the Facility Agent and each Agent prompt written notice of any event that could result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA. The Borrower shall not permit the Investment Manager or any Affiliates of the Investment Manager to, cause or permit to occur an event that could result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA.

(f) Compliance with Collateral Obligations and Investment Management Standard. The Borrower shall cause the Investment Manager to, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Investment Manager under any Collateral Obligations (except, in the case of a successor Investment Manager, such material provisions, covenants and other provisions shall only include those provisions relating to the collection and managing the Collateral Obligations to the extent such obligations are set forth in a document included in the related Collateral Obligation File) and shall comply with the Investment Management Standard in all material respects with respect to all Collateral Obligations.

(g) Maintain Records of Collateral Obligations. The Borrower shall cause the Investment Manager to, at its own cost and expense, maintain reasonably satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Borrower shall cause the Investment Manager to maintain its computer systems so that, from and after the time of sale of any Collateral Obligation to the Borrower, the Investment Manager's master computer records (including any back-up archives) that refer to such Collateral Obligation shall indicate the interest of the Borrower and the Facility Agent in such Collateral Obligation and that such Collateral Obligation is owned by the Borrower and has been pledged to the Facility Agent for the benefit of the Secured Parties pursuant to this Agreement.

(h) Liens. The Borrower shall not permit the Investment Manager to create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents, whether with respect to the Collateral Obligations or any other Collateral other than Permitted Liens.

(i) Mergers. The Borrower shall not permit the Investment Manager to directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that the Investment Manager shall be permitted to merge with any entity so long as the Investment Manager remains the surviving corporation of such merger and such merger does not result in a Change of Control; provided, however, that (i) a merger of FS Investment Corporation III with ~~another business development company sponsored by Franklin Square Holdings, L.P.~~ FS KKR Capital Corp. or other fundamental change transaction the result of which effectively combines the ownership and/or assets of FS Investment Corporation III and ~~a business development company sponsored by Franklin Square Holdings, L.P., or merges or consolidates their respective collateral advisors or sub-advisors~~FS KKR Capital Corp. and (ii), any publicly announced other transaction or series of transactions, the result of which is that the Borrower is a direct or indirect wholly-owned subsidiary of a business development company advised by a joint venture entity between (x) KKR Credit Advisors (US) LLC (and any successor entity thereto) or its Affiliate and (y) Franklin Square Holdings, L.P. (and any successor entity thereto) or its Affiliate, shall be permitted hereunder, with the surviving entity becoming the Equityholder for purposes of this Agreement and the other Transaction Documents, and the parties hereto agree for the benefit of the Investment Manager that such merger or fundamental change

(l) Obligor Reports. The Borrower shall cause the Investment Manager to furnish to the Facility Agent, with respect to each Obligor (i) within 15 Business Days of the completion of the Investment Manager's portfolio review of such Obligor (which, for any individual Obligor, shall occur no less frequently than quarterly), without duplication of any other reporting requirements set forth in this Agreement or any other Transaction Document, the Obligor Information and any financial reporting packages with respect to such Obligor and with respect to each Collateral Obligation for such Obligor (including any attached or included information, statements and calculations) received by the Borrower and/or the Investment Manager as of the date of the completion of such review. In no case, however, shall the Investment Manager be obligated hereunder to deliver such Obligor reports to the Facility Agent more than once per calendar month. Upon demand by the Facility Agent, the Borrower shall cause the Investment Manager to provide such other information as the Facility Agent may reasonably request (on behalf of itself or any Agent) with respect to any Collateral Obligation or Obligor (to the extent reasonably available to the Investment Manager); and (ii) not later than the date on which financial statements are due in respect of any fiscal quarter, any updated Obligor Information for such Obligor received during such fiscal quarter, including notice of any unavailable items of Obligor Information.

(m) Commingling. The Borrower shall not permit the Investment Manager to, and shall not permit any Affiliate of the Investment Manager to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account.

Section 7.6 Reserved.

Section 7.7 Collateral Reporting. The Borrower shall cause the Investment Manager to cooperate with the Collateral Agent in the performance of the Collateral Agent's duties under Section 11.3. Without limiting the generality of the foregoing, the Borrower shall cause the Investment Manager to supply in a timely fashion any information maintained by it that the Collateral Agent may from time to time request with respect to the Collateral Obligations and reasonably necessary to complete the reports and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder.

Section 7.8 Reserved.

Section 7.9 Procedural Review of Collateral Obligations; Access to Investment Manager and Investment Manager's Records. (a) The Borrower shall, and shall cause the Investment Manager (or its affiliated investment advisor) to, at the Borrower's expense, permit representatives of the Facility Agent at any time and from time to time as the Facility Agent shall reasonably request (A) to inspect and make copies of and abstracts from its records relating to the Collateral Obligations, and (B) to visit its properties in connection with the collection, processing or managing of the Collateral Obligations for the purpose of examining such records, and to discuss matters relating to the Collateral Obligations or such Person's performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. The Borrower agrees, and will cause the

Investment Manager, (or its affiliated investment advisor) to render to the Facility Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that such assistance shall not interfere in any material respect with the Investment Manager's business and operations. So long as no Unmatured Facility Termination Event, Facility Termination Event, Unmatured Investment Manager Event of Default or Investment Manager Event of Default has occurred and is continuing, such visits and inspections shall occur only (i) upon five Business Days' prior written notice, (ii) during normal business hours and (iii) no more than twice in any calendar year. During the existence of an Unmatured Facility Termination Event, a Facility Termination Event, an Unmatured Investment Manager Event of Default or an Investment Manager Event of Default, there shall be no limit on the timing or number of such inspections and no prior notice will be required before any inspection.

(b) The Borrower shall, and shall cause the Investment Manager (or its affiliated investment advisor) to, at the Borrower's expense and as applicable, provide to the Facility Agent access to the documentation evidencing the Collateral Obligations and all other documents regarding the Collateral Obligations included as part of the Collateral and the Related Security in each case, in its possession, in such cases where the Facility Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days' prior written notice (so long as no Unmatured Facility Termination Event, Facility Termination Event or Investment Manager Event of Default has occurred and is continuing), (ii) during normal business hours and (iii) up to twice per calendar year (so long as no Unmatured Facility Termination Event, Facility Termination Event or Investment Manager Event of Default has occurred and is continuing). From and after the Effective Date and periodically thereafter at the reasonable discretion of the Facility Agent, the Facility Agent may review the Borrower's and the Investment Manager's collection and administration of the Collateral Obligations in order to assess compliance by the Investment Manager with the Investment Manager's written policies and procedures, as well as this Agreement and may, no more than twice in any calendar year, conduct an audit of the Collateral Obligations and Records in conjunction with such review.

(c) Nothing in this Section 7.9 shall derogate from the obligation of the Borrower and the Investment Manager to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Investment Manager to provide access as a result of such obligation shall not constitute a breach of this Section 7.9.

Section 7.10 Optional Sales. (a) The Borrower shall have the right to sell all or a portion of the Collateral Obligations (each, an "Optional Sale"), subject to the following terms and conditions:

(i) immediately after giving effect to such Optional Sale:

(A) each Collateral Quality Test is satisfied (or, if any Collateral Quality Test is not satisfied, it is maintained or improved);

(B) the Minimum Equity Condition is satisfied;

(C) (i) the Borrowing Base is greater than or equal to the Advances outstanding and (ii) the Foreign Currency Advance Amount shall not exceed the Foreign Currency Sublimit; and

(D) no Facility Termination Event, Unmatured Facility Termination Event, Unmatured Investment Manager Event of Default or Investment Manager Event of Default shall have occurred and be continuing; provided that, no more than once in any twelve-month period, if an Unmatured Facility Termination Event or Unmatured Investment Manager Event of Default is continuing, the Borrower may make an Optional Sale if, after giving effect to such Optional Sale, such event is cured (although, for the avoidance of doubt, such event shall be continuing for all purposes hereunder until the settlement date of such Optional Sale);

provided, notwithstanding the above, that the Borrower may make (i) any Optional Sale of any Collateral Obligation that, in the CollateralInvestment Manager's reasonable judgment, has a significant risk of declining in credit quality and, with the lapse of time, becoming a Defaulted Collateral Obligation, if after giving effect to such Optional Sale, (a) no Facility Termination Event is continuing and (b) the aggregate Principal Balance of all such Collateral Obligations sold pursuant to this proviso in any twelve-month period does not exceed 15% of the Aggregate Eligible Collateral Obligation Amount in effect on the date of such sale, during such twelve month period or (ii) any Optional Sale of any Collateral Obligation if (x) the sale price is equal to or greater than the Principal Balance of such Collateral Obligation and (y) the proceeds from such Optional Sale are applied to reduce the Advances or (iii) any Optional Sale required as a result of the Required Sale Date.

(ii) at least one (1) Business Day prior to the date of any Optional Sale, the Borrower shall cause the Investment Manager to give the Facility Agent, each Agent, the Collateral Custodian and the Collateral Agent written notice of such Optional Sale, which notice shall identify the related Collateral subject to such Optional Sale and the expected proceeds from such Optional Sale and include (x) an Officer's Certificate computed as of the date of such request and after giving effect to such Optional Sale, demonstrating compliance with clauses (a)(i)(A), (B) and (C) above and all other conditions set forth herein are satisfied and (y) a certificate of the Investment Manager substantially in the form of Exhibit F-3 requesting the release of the related Collateral Obligation File in connection with such Optional Sale;

(iii) such Optional Sale shall be made by the Investment Manager, on behalf of the Borrower (A) in accordance with the Investment Management Standard, (B) reflecting arm's length market terms and (C) in a transaction in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided in connection with the sale of assets of such type);

(iv) if such Optional Sale is to an Affiliate of the Borrower or the Investment Manager and such Optional Sale is not conducted on an arm's length basis, the

Facility Agent has given its prior written consent (which shall not be unreasonably withheld, conditioned or delayed); and

(v) on the date of such Optional Sale, all proceeds from such Optional Sale (x) will be sentdeposited directly into the Collection Account and (y) with respect to any sold Collateral Obligation, will be in the same Eligible Currency as such Collateral Obligation.

(b) In connection with any Optional Sale, following deposit of all proceeds from such Optional Sale into the Collection Account, the Collateral Agent shall be deemed to release and transfer to the Borrower (or the purchaser thereof from the Borrower) without recourse, representation or warranty all of the right, title and interest of the Collateral Agent for the benefit of the Secured Parties in, to and under such Collateral Obligation(s) and related Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of this Agreement.

(c) The Borrower hereby agrees to pay the reasonable and documented outside counsel legal fees and out-of-pocket expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, each Agent and each Lender in connection with any Optional Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, in the Collateral in connection with such Optional Sale).

(d) In connection with any Optional Sale, the Collateral Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such Optional Sale to the Borrower, in recordable form if necessary, as the Borrower, or the Investment Manager on its behalf, may reasonably request.

(e) Notwithstanding the foregoing, the Principal Balance of all Collateral Obligations (other than Warranty Collateral Obligations released to the Equityholder pursuant to a dividend by the Borrower or Collateral Obligations sold to the Equityholder as a result of the Required Sale Date) sold pursuant to Section 7.10(a) to the Equityholder or an Affiliate thereof or released to the Equityholder pursuant to a dividend by the Borrower shall not during the term of this Agreement exceed 20% of the Net Purchased Loan Balance measured as of the date of such sale or dividend; provided, that the Principal Balance of all Defaulted Collateral Obligations (other than Warranty Collateral Obligations released to the Equityholder pursuant to a dividend by the Borrower or Collateral Obligations sold to the Equityholder as a result of the Required Sale Date) sold pursuant to Section 7.10(a) to the Equityholder or an Affiliate thereof or released to the Equityholder pursuant to a dividend by the Borrower shall not during the term of this Agreement exceed 10% of the Net Purchased Loan Balance measured as of the date of such sale or dividend.

Section 7.11 Repurchase or Substitution of Warranty Collateral Obligations.(a) In the event of (x) a Repurchase Event or (y) a breach of Section 9.5, Section 9.13 or Section 9.26 or of a material breach of any other representation, warranty, undertaking or covenant set forth in Article IX, Article X, Section 18.3 or Section 18.5(b) with respect to a Collateral Obligation (or the Related Security and other related collateral constituting part of the Collateral related to such Collateral Obligation) (each such Collateral Obligation, a "Warranty Collateral Obligation"), no

later than 30 days after the earlier of (x) knowledge of such breach on the part of the Equityholder or the Investment Manager and (y) receipt by the Equityholder or the Investment Manager of written notice thereof given by the Facility Agent (with a copy to each Agent), the Borrower shall either (a) repay Advances outstanding in the applicable Eligible Currency an amount equal to the aggregate Repurchase Amount of such Warranty Collateral Obligation(s) to which such breach relates on the terms and conditions set forth below or (b) substitute for such Warranty Collateral Obligation one or more Eligible Collateral Obligations with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30-day period either (x) such Repurchase Event shall no longer be continuing or (y) the representations and warranties in Article IX with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had become part of the Collateral on such day, as applicable or if the Advances outstanding do not exceed the Borrowing Base, as applicable.

~~Section 7.12 Required Sale Date. Notwithstanding anything else in this Agreement to the contrary, the Borrower shall divest itself of all Required Sale Assets on or prior to the Required Sale Date.~~

ARTICLE VIII

ACCOUNTS; PAYMENTS

Section 8.1 Accounts. (a) On or prior to the Effective Date, the Borrower shall establish each Account in the name of the Borrower and each Account shall be a segregated, non-interest bearing trust account established with the Securities Intermediary, who shall forward funds from the Collection Account to the Collateral Agent for application by the Collateral Agent pursuant to Section 8.3 and the applicable Monthly Report. If at any time a Responsible Officer of the Collateral Agent obtains actual knowledge that any Account ceases to be an Eligible Account (with notice to the Investment Manager, the Facility Agent and each Agent ~~and Morningstar~~), then the Borrower shall cause the Investment Manager to transfer such account to another institution such that such account shall meet the requirements of an Eligible Account.

Except as set forth below, amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower or at the direction of the Investment Manager (i) to fund any draw requests of the relevant Obligors under any Variable Funding Asset, or (ii) to make a deposit into the Collections Account as Principal Collections if, after giving effect to such withdrawal, the aggregate amount on deposit in the Unfunded Exposure Account in each Eligible Currency is equal to or greater than the Aggregate Unfunded Amount.

Following the Facility Termination Date, the Borrower shall cause the Investment Manager to forward any draw request made by an Obligor under a Variable Funding Asset, along with wiring instructions for the applicable Obligor, to the Collateral

Custodian (with a copy to the Facility Agent and each Agent) along with an instruction to the Collateral Custodian to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Collateral Custodian shall fund such draw request in accordance with such instructions from the Investment Manager.

Following the end of the Revolving Period, if the Borrower shall receive any Principal Collections from an Obligor with respect to a Variable Funding Asset and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account in each Eligible Currency is less than the Aggregate Unfunded Amount (the amount of such shortfall, in each case, the "Unfunded Exposure Shortfall"), the Borrower shall cause the Investment Manager to direct the Collateral Custodian to and the Collateral Custodian shall deposit into the Unfunded Exposure Account in each Eligible Currency an amount of such Principal Collections equal to the lesser of (a) the aggregate amount of such Principal Collections and (b) the Unfunded Exposure Shortfall.

(b) All amounts held in any Account shall, to the extent permitted by Applicable Laws, be invested by the Collateral Custodian, as directed by the Investment Manager in writing (or, if the Investment Manager fails to provide such direction, such amounts shall remain uninvested), in Permitted Investments that mature (i) with respect to the Collection Account, not later than one Business Day prior to the Distribution Date for the Collection Period to which such amounts relate and (ii) with respect to the Unfunded Exposure Account, on the immediately following Business Day. Any such written direction shall certify that any such investment is authorized by this Section 8.1. Investments in Permitted Investments shall be made in the name of the Collateral Custodian, and, except as specifically required below, such investments shall not be sold or disposed of prior to their maturity. If any amounts are needed for disbursement from the Collection Account and sufficient uninvested funds are not available therein to make such disbursement, the Collateral Custodian shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account to make such disbursement in accordance with and upon the written direction of the Investment Manager or, if the Investment Manager shall fail to give such direction, the Facility Agent. The Collateral Custodian shall, upon written request, provide the Facility Agent with all information in its possession regarding transfer into and out of the Collection Account (including, but not limited to, the identity of the counterparty making or receiving such transfer). In no event shall the Collateral Agent or the Collateral Custodian be liable for the selection of any investments or any losses in connection therewith, or for any failure of the Investment Manager or the Facility Agent, as applicable, to timely provide investment instruction to the Collateral Custodian. The Collateral Agent or the Collateral Custodian and their respective Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent's or the Collateral Custodian's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments, and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

(c) Neither the Borrower nor the Investment Manager shall have any rights of direction or withdrawal, with respect to amounts held in the Collection Account, except to the extent explicitly set forth in Section 8.1(a), Section 8.1(b), Section 8.2, or Section 8.3(b).

Subject to the other provisions hereof, the Collateral Agent shall have sole Control (within the meaning of the UCC) over each Account and each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner that complies with this Section 8.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Accounts shall be deposited or transferred to the Collection Account and distributed pursuant to Section 8.3(a).

(d) The Equityholder may, from time to time in its sole discretion (x) deposit amounts into the Principal Collection Account and/or (y) transfer Eligible Collateral Obligations as equity contributions to the Borrower. All such amounts will be included in each applicable compliance calculation under this Agreement, including, without limitation, calculation of the Borrowing Base and the Minimum Equity Condition.

Section 8.2 Excluded Amounts. The Borrower may cause the Investment Manager to direct the Collateral Agent and the Securities Intermediary to withdraw from the applicable Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Investment Manager has, prior to such withdrawal and consent, delivered to the Facility Agent and the Collateral Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Facility Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such notice.

Section 8.3 Distributions, Reinvestment and Dividends. (a) On each Distribution Date, the Collateral Agent shall distribute from the Collection Account, in accordance with the applicable Monthly Report prepared by the Collateral Agent and approved by the Facility Agent pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:

(A) FIRST, to the payment of taxes and governmental fees owing by the Borrower, if any, which expenses shall not exceed $100,000 on any Distribution Date;

(B) SECOND, to the Collateral Agent and the Collateral Custodian, any accrued and unpaid Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses for the related Collection Period pursuant to the Collateral Agent and Collateral Custodian Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses;

(C) THIRD, to Morningstar for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with its rating of the Class A-2 Commitment;(D) FOURTH, to the Investment Manager (unless waived or deferred in whole or in part by the Investment Manager), any fees of the Investment Manager in an aggregate amount not to exceed the amount of any accrued and unpaid Primary IM Fee for the related Collection Period;

(D) (E) FIFTHFOURTH, *pro rata*, based on the amounts owed to such Persons under this Section 8.3(a)(ED), (A) to the Lenders, an amount equal to the Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date) (provided, that if the Cost of Funds Rate exceeds the sum of (x) the LIBOR Rate and (y) 0.50%, Yield distributed pursuant to this clause (A) shall be limited to an amount equal to the Yield calculated with a Cost of Funds Rate equal to the sum of (x) the LIBOR Rate and (y) 0.50%), (B) to the Facility Agent and the Agents on behalf of their respective Lenders, all accrued and unpaid Fees due to the Lenders, the Agents and the Facility Agent and (C) to the Hedge Counterparties, any amounts owed for the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;

(E) (F) SIXTHFIFTH, during the Revolving Period, (1) *first*, to the Agents on behalf of their respective Lenders *pro rata* in accordance with the outstanding Advances, (A) *first* (x1) in the amount necessary to reduce the Revolving Advances outstanding and *second* (y) if there are no Revolving Advances outstanding, to reduce the Term Advances outstanding, in each case, to an amount not to exceed theany Borrowing Base and (B2) if the Diversity Score is lower than 8, in the amount necessary *first* (x) to reduce the Revolvingto reduce the Advances outstanding to zero and *second* (y) if there are no Revolving Advances outstanding, to reduce the Term Advances outstanding to zero and (2) *second*, pro rata based on the amounts owed to such Persons under this Section 8.3(a)(F)(2) (x) to;

(F) SIXTH, on and after the occurrence of the Facility Agent andTermination Date, to the Agents on behalf of their respective Lenders, all accrued and unpaid fees pursuant to the Lender Fee Letter and (y) to the Lenders, an amount equal to the Yield not paid pursuant to Section 8.3(a)(E) due to the limitation set forth therein; *pro rata* to repay the Advances outstanding;

(G) SEVENTH, after the end of the Revolving Period, (1) *first*,i) if a Facility Termination Event has occurred, the Minimum Equity Condition is not satisfied or the Diversity Score is less than or equal to 6, to the Agents on behalf of their respective Lenders *pro rata* to repay the Advances outstanding, an amount equal to the sum of (i) all remaining in the amount necessary to reduce such Advances outstanding to zero or (ii) otherwise, the Amount Available

constituting Principal ~~Collections plus (ii) the product of (a) all remaining Amount Available constituting Interest Collections multiplied by (b) the applicable Lender Allocation Percentage and (2) *second*, pro rata based on the amounts owed to such Persons under this Section 8.3(a)(G)(2) (x) to the Facility Agent and~~Proceeds only to the Agents on behalf of their respective Lenders~~, all accrued and unpaid fees pursuant to the Lender Fee Letter and (y) to the Lenders, an amount equal to the Yield not paid pursuant to Section 8.3(a)(E) due to the limitation set forth therein;~~ *pro rata* in the amount necessary to reduce the Advances outstanding to zero;

(H) EIGHTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, to the Investment Manager (unless waived or deferred in whole or in part by the Investment Manager), any fees of the Investment Manager in an aggregate amount not to exceed the amount of any accrued and unpaid Secondary IM Fee for the related Collection Period, as well as any expenses of the Investment Manager or other amounts owing to the Investment Manager, in each case reimbursable or owing under the terms of the Investment Management Agreement;

(I) NINTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, *pro rata* based on amounts owed to such Persons under this Section 8.3(a)(I), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;

(J) TENTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, to any Affected Persons, any Increased Costs then due and owing;

(K) ELEVENTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, to the extent not previously paid pursuant to Section 8.3(a)(A) above, to the payment of taxes and governmental fees owing by the Borrower, if any;

(L) TWELFTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, to the extent not previously paid by or on behalf of the Borrower, to each Indemnified Party, any Indemnified Amounts then due and owing to each such Indemnified Party;

(M) THIRTEENTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, at the election of the Investment Manager to pay to the Investment Manager any deferred and unpaid Primary IM Fee or deferred and unpaid Secondary IM Fee;

(N) FOURTEENTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, to the extent not previously paid pursuant to Section 8.3(a)(B) above, to the Collateral Agent and the Collateral Custodian, any Collateral Agent Fees and Expenses and Collateral Custodian

Fees and Expenses due to the Collateral Agent and the Collateral Custodian under the Transaction Documents;

(O) FIFTEENTH, so long as no Unmatured Facility Termination Event shall have occurred and be continuing, to pay any other amounts due under this Agreement and the other Transaction Documents and not previously paid pursuant to this Section 8.3(a); and

(P) SIXTEENTH, (A) all remaining Amount Available constituting Interest Collections to the Borrower or, during the Revolving Period at the discretion of the Investment Manager, to remain in the Collection Account and (B) all remaining Amount Available constituting Principal Collections, (x) during the Revolving Period, to remain in the Collection Account as Principal Collections and (y) after the end of the Revolving Period, to the Borrower.; provided that, (I) in the case of clause (A), no Unmatured Facility Termination Event shall have occurred and be continuing, or (II) in the case of clause (B), (w) no Unmatured Facility Termination Event shall have occurred and be continuing, (x) during the Revolving Period, each Collateral Quality Test is satisfied, (y) the Minimum Equity Condition is satisfied and (z) the Borrowing Base Condition is satisfied;

(b) During the Revolving Period, the Borrower may make distributions pursuant to Section 10.16. The Borrower may also withdraw from the Collection Account (x) any Principal Collections, or (y) if after giving effect to such withdrawal, the Borrower is able to make all required payments pursuant to Section 8.3 on the next Distribution Date on a pro forma basis, Interest Collections, and apply such Collections to (A) prepay the Advances outstanding in accordance with Section 2.4 or (B, (B) pay dividends and distributions to the Equityholder in accordance with Section 10.16 or (C) acquire additional Collateral Obligations (each such reinvestment of Collections, a "Reinvestment"), subject to the following conditions:

(i) the Borrower shall have given written notice to the Collateral Agent, each Agent and the Facility Agent of the proposed Reinvestment at or prior to 3:00 p.m., New York City time, two Business Days prior to the proposed date of such Reinvestment (the "Reinvestment Date"). Such notice (the "Reinvestment Request") shall be in the form of Exhibit C-2 and shall include (among other things) the proposed Reinvestment Date, the amount of such proposed Reinvestment and a Schedule of Collateral Obligations setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Reinvestment Date (if applicable);

(ii) each condition precedent set forth in Section 6.2, other than those set forth in clauses (i) and (m) thereof, shall be satisfied;

(iii) upon the written request of the Borrower (or the Investment Manager on the Borrower's behalf) delivered to the Collateral Agent no later than 11:00 a.m. New York City time on the Reinvestment Date, the Collateral Agent shall have provided to the Facility Agent and each Agent by facsimile or e-mail (to be received no later than 1:30 p.m. New

York City time on that same day) a statement reflecting the total amount on deposit on such day in the Collection Account; and

(iv) any Reinvestment Request given by the Borrower pursuant to this Section 8.3(b), shall be irrevocable and binding on the Borrower.

Subject to the Collateral Agent's receipt of an Officer's Certificate of the Investment Manager as to the satisfaction of the conditions precedent set forth in Section 6.2 (other than clauses (i) and (m) thereof) and this Section 8.3, the Collateral Agent will release funds from the Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount of Collections on deposit in the Collection Account.

(c) At any time, the Borrower may withdraw from the Principal Collection Account the proceeds of any Advance on deposit therein as may be needed to settle any pending acquisition of an Eligible Collateral Obligation.

Section 8.4 Fees. The Borrower shall pay, pursuant hereto, the Undrawn Fee, the Make-Whole Fee, the Prepayment Fee and any other fees (collectively, "Fees") in the amounts and on the dates set forth herein or in one or more fee letter agreements, dated on or after the date hereof, signed by the Borrower, the Facility Agent and/or any applicable Lender Group (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, a "Fee Letter").

Section 8.5 Monthly Report. The Collateral Agent shall prepare (based on information provided to it by the Investment Manager, the Facility Agent, the Agents and the Lenders as set forth herein) a Monthly Report in the form of Exhibit D determined as of the close of business on each Determination Date and make available such Monthly Report to the Facility Agent, each Agent, Morningstar, the Borrower and the Investment Manager on each Reporting Date starting with the Reporting Date in January 2015. If any party receiving any Monthly Report disagrees with any items of such report, it shall contact the Collateral Agent and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Facility Agent) a copy of such notice and information to the Facility Agent, each Agent and the Investment Manager. Unless the Collateral Agent is otherwise timely directed by the Facility Agent, each Agent, the Collateral Agent shall distribute a revised Monthly Report on the Business Day after it receives such information. If the Collateral Agent is directed by the Facility Agent that the Collateral Agent should not make such correction, the Collateral Agent shall take such action as instructed by the Facility Agent. The Facility Agent's reasonable determination with regard to any disputed item in the Monthly Report shall be final.

Without limiting the generality of the foregoing, in connection with the preparation of a Monthly Report, the Facility Agent and the Agents shall be responsible for providing to the Collateral Agent the information required by Section 3.4 for part (d) of Exhibit D for such Monthly Report on which the Collateral Agent may conclusively rely. The Facility Agent shall review and verify the contents of the aforesaid reports (including the Monthly Report), instructions, statements and certificates. Upon receipt of approval from the Facility Agent, such reports, instructions, statements and certificates shall be executed by the Borrower and the

such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

Section 9.26 Regulatory Compliance. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U (12 C.F.R. Part 221) of the FRS Board) and none of the proceeds of the Advances will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the FRS Board from time to time.

Section 9.27 Separate Existence. The Borrower is operated as an entity with assets and liabilities distinct from those of any of its Affiliates or any Affiliates of the Investment Manager, and the Borrower hereby acknowledges that the Facility Agent, each of the Agents and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower's identity as a separate legal entity. Since its formation, the Borrower has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.

There is not now, nor will there be at any time in the future, any agreement or understanding between the Borrower and the Investment Manager (other than as expressly set forth herein and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

Section 9.28 Transaction Documents. The Transaction Documents delivered to the Facility Agent represent all material agreements between the Equityholder, on the one hand, and the Borrower, on the other. Upon the purchase and/or contribution of each Collateral Obligation (or an interest in a Collateral Obligation) pursuant to this Agreement or the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral Obligation and all assets relating thereto, free and clear of any Adverse Claim. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.

Section 9.29 Anti-Terrorism, Anti-Money Laundering. (a) Neither the Borrower nor any Affiliate (to the best of the Borrower's knowledge), officer, employee (to the best of the Borrower's knowledge) or director, acting on behalf of the Borrower is (i) a country, territory, organization, person or entity named on ~~an~~any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control ~~(OFAC) list;~~("OFAC") list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, Her Majesty's Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, "Sanctions"), including but not limited to Cuba, Sudan, Iran, Syria, North Korea, and the Crimea region in Ukraine (the "Sanctioned Countries"); or (ii) a Person that resides ~~or has a place of business in a country or territory named on such lists~~, is organized or located in any of the Sanctioned

Countries or which is designated as a "Non-Cooperative Jurisdiction" by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a "Foreign Shell Bank" within the meaning of the USA Patriot Act, *i.e.*, a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Borrower is in compliance with all applicable or any Sanctioned Countries or is owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Person who is the subject or target of Sanctions. The Borrower is and each Affiliate (to the best of the Borrower's knowledge), officer, employee (to the best of the Borrower's knowledge) or director, acting on behalf of the Borrower is (and is taking no action which would result in any such Person not being) in compliance with (a) all OFAC rules and regulations and also in compliance with all applicable provisions of the USA Patriot Act., (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions that the Borrower or any of its Affiliates is subject and (c) the Anti-Money Laundering Laws. In addition, the described purpose ("trade related business activities") does not include any kind of activities or business of or with any Person or in any country or territory that is subject to or the target of any sanctions administered by the U.S. Government, OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations Security Council (including the Sanctioned Countries) and does not involve commodities or services of a Sanctioned Country origin or shipped to, through or from a Sanctioned Country, or on vessels or aircrafts owned or registered by a Sanctioned Country, or financed or subsidized any of the foregoing.

(b) The Borrower has complied, in all material respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the "Anti-Money Laundering Laws"). No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Money Laundering Laws, or, to the knowledge of the Borrower, threatened.

Section 9.30 Anti-Bribery and Corruption.

(a) Neither the Borrower nor, to the best of the Borrower's knowledge, any director, officer, employee, or anyone acting on behalf of the Borrower has engaged in any activity, or will take any action, directly or indirectly, which would breach applicable anti-bribery and corruption laws and regulations, including but not limited to the US Foreign and Corrupt Practices Act 1977, as amended, and the Bribery Act 2010 of the United Kingdom (the "Anti-Bribery and Corruption Laws").

(b) The Borrower and their Affiliates have each conducted their businesses in compliance with Anti-Bribery and Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all Anti-Bribery and Corruption Laws and with the representation and warranty contained herein.

(c) No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower (to the best of the Borrower's knowledge), its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Bribery and Corruption Laws, or, to the knowledge of the Borrower, threatened.

(d) The Borrower will not directly or indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.

Section 9.31 Volcker Rule. The Advances do not constitute an "ownership interest" in the Borrower for purposes of the Volcker Rule.

Section 9.32 AIFMD. The Borrower is not (i) an AIFM or (ii) an AIF managed by an AIFM (as such term is defined in the AIFMD) required to be authorized or registered in accordance with AIFMD.

ARTICLE X

COVENANTS

From the date hereof until the first day following the Facility Termination Date on which all Obligations shall have been finally and fully paid and performed (other than as expressly survive the termination of this Agreement), the Borrower hereby covenants and agrees with the Lenders, the Agents and the Facility Agent that:

Section 10.1 Protection of Security Interest of the Secured Parties. (a) At or prior to the Effective Date, the Borrower shall have filed or caused to be filed a UCC-1 financing statement, naming the Borrower as debtor, naming the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the Collateral, with the office of the Secretary of State of the State of Delaware. From time to time thereafter, the Borrower shall file (and the Borrower hereby authorizes the Collateral Agent to so file) such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Collateral Agent in favor of the Secured Parties under this Agreement in the Collateral and in the proceeds thereof. The Borrower shall deliver (or cause to be delivered) to the Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Borrower fails to perform its obligations under this subsection, the Collateral Agent or the Facility Agent may (but shall have no obligation to) do so, in each case at the expense of the Borrower, however neither the Collateral Agent nor the Facility Agent shall have any liability in connection therewith.

(b) The Borrower shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Borrower (or by the Collateral Agent on behalf of the Borrower) in accordance with subsection (a) above seriously misleading or change its jurisdiction of organization, unless the

Borrower shall have given the Facility Agent, each Agent and the Collateral Agent at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent, each Agent and Facility Agent together with an Officer's Certificate to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed).

(c) The Borrower shall maintain its computer systems, if any, so that, from and after the time of the first Advance under this Agreement, the Borrower's master computer records (including archives) that shall refer to the Collateral indicate clearly that such Collateral is subject to the first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties. Indication of the Collateral Agent's (for the benefit of the Secured Parties) security interest shall be deleted from or modified on the Borrower's computer systems when, and only when, the Collateral in question shall have been paid in full, the security interest under this Agreement has been released in accordance with its terms, upon such Collateral Obligation becoming a Repurchased Collateral Obligation, Substituted Collateral Obligation or otherwise as expressly permitted by this Agreement.

(d) Without limiting any of the other provisions hereof, if at any time the Borrower shall propose to sell, grant a security interest in, or otherwise transfer any interest in loan receivables to any prospective lender or other transferee, the Borrower shall give to such prospective lender or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Collateral shall indicate clearly that such Collateral is subject to a first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties.

Section 10.2 Other Liens or Interests. Except for the security interest granted hereunder and as otherwise permitted pursuant to Sections 7.10, 7.11 and 10.16, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and the Borrower shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under the Borrower (other than Permitted Liens).

Section 10.3 Costs and Expenses. The Borrower shall pay (or cause to be paid) all of its reasonable costs, charges and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

Section 10.4 Reporting Requirements. The Borrower shall furnish, or cause to be furnished, to the Facility Agent, the Collateral Agent (who shall forward a copy of any item received pursuant to subsection (a) below to Morningstar) and each Agent:

(a) as soon as possible and in any event within three Business Days after a Responsible Officer of the Borrower shall have knowledge of the occurrence of a Facility Termination Event, Unmatured Facility Termination Event, Investment Manager Event of Default or Unmatured Investment Manager Event of Default, the statement of an Executive

(b) The Borrower shall not (i) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the preceding clause (a); (ii) fail to be solvent; (iii) release, sell, transfer, convey or assign any Collateral Obligation unless in accordance with the Transaction Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Borrower, enter into any transaction with an Affiliate of the Borrower except on commercially reasonable terms similar to those available to unaffiliated parties in an arm's-length transaction; (v) identify itself as a department or division of any other Person;~~ or~~ (vi) own any asset or property other than the Collateral, any REO Asset Owner and the related assets and incidental personal property necessary for the ownership or operation of these assets, (vii) amend, supplement or otherwise modify its organizational documents, except in accordance therewith and, in the case of provisions relating to the special purpose of the Borrower and the replacement of the Independent Manager, with the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, delayed or conditioned) or (viii) divide or permit any division of itself.

(c) The Borrower shall not (and shall not permit the Equityholder to) take any action contrary to the "Assumptions and Facts" section in the opinion of Dechert LLP, dated the date hereof, relating to certain nonconsolidation matters.

Section 10.6 Hedging Agreements. (a) With respect to any Fixed Rate Collateral Obligation~~ (other than Fixed Rate Collateral Obligations not counted as~~, for purpose of determining the "excess" ~~pursuant to~~set forth clause (d) of the definition of "Excess Concentration Amount"~~)~~, (i) if the Interest Spread Test is satisfied, the Borrower ~~hereby covenants and agrees that~~may or (ii) if the Interest Spread Test is not satisfied, upon the direction of the Facility Agent in its sole discretion as notified to the Borrower and the Investment Manager on or prior to the related Funding Date for such Collateral Obligation, the Borrower shall obtain and deliver to the Collateral Agent (~~which shall forward~~with a copy to the Facility Agent~~,~~ and each Agent~~ and Morningstar~~) one or more Hedging Agreements from qualified Hedge Counterparties having, singly or in the aggregate, an Aggregate Notional Amount not less than the amount determined by the Facility Agent in its reasonable discretion, which (1) each shall have a notional principal amount equal to or greater than $1,000,000, (2) may provide for reductions of the Aggregate Notional Amount on each Distribution Date on an amortization schedule for such Aggregate Notional Amount assuming a 0.0 ABS prepayment speed (or such other ABS prepayment speed as may be approved in writing by the Facility Agent) and zero losses, and (3) shall have other terms and conditions and be represented by Hedging Agreements otherwise acceptable to the Facility Agent in its sole discretion.

(b) In the event that any Hedge Counterparty defaults in its obligation to make a payment to the Borrower under one or more Hedging Agreements on any date on which payments are due pursuant to a Hedging Agreement, the Borrower shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York City time, on such date. The Borrower shall give notice to each Agent~~ and Morningstar~~ upon the continuing failure by any Hedge Counterparty to perform its obligations during the two Business Days following a demand made by the Borrower on such Hedge

Counterparty, and shall take such action with respect to such continuing failure as may be directed by the Facility Agent.

(c) In the event that any Hedge Counterparty no longer maintains the ratings specified in the definition of "Hedge Counterparty," then within 30 days after receiving notice of such decline in the creditworthiness of such Hedge Counterparty as determined by any Rating Agency, either (x) such Hedge Counterparty, upon the receipt of the consent of the Facility Agent, will enter into an arrangement the purpose of which shall be to assure performance by the Hedge Counterparty of its obligations under the applicable Hedging Agreement; or (y) the Borrower shall, at its option and with the written consent (in its sole discretion) of the Facility Agent, either (i) cause such Hedge Counterparty to pledge securities in the manner provided by applicable law which shall be held by the Collateral Agent, for the benefit of the Secured Parties, free and clear of the Lien of any third party, in a manner conferring on the Collateral Agent a perfected first Lien in such securities securing such Hedge Counterparty's performance of its obligations under the applicable Hedging Agreement, (ii) provided that a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of Section 10.6(d) has been obtained, (A) provide written notice to such Hedge Counterparty (with a copy to the Collateral Agent, each Agent~~, Morningstar~~ and the Facility Agent) of its intention to terminate the applicable Hedging Agreement within such 30-day period and (B) terminate the applicable Hedging Agreement within such 30-day period, request the payment to it of all amounts due to the Borrower under the applicable Hedging Agreement through the termination date and deposit any such amounts so received, on the day of receipt, to the Collection Account, or (iii) establish any other arrangement (including an arrangement or arrangements in addition to or in substitution for any prior arrangement made in accordance with the provisions of this Section 10.6(c)) with the written consent (in its sole discretion) of the Facility Agent (a "Qualified Substitute Arrangement"); provided, that in the event at any time any alternative arrangement established pursuant to the above shall cease to be satisfactory to the Facility Agent, then the provisions of this Section 10.6(c), shall again be applied and in connection therewith the 30-day period referred to above shall commence on the date the Borrower receives notice of such cessation or termination, as the case may be.

(d) Unless an alternative arrangement pursuant to clause (x) or (y)(i) or (y)(iii) of Section 10.6(c) is being established, the Borrower shall use its best efforts to obtain a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of this Section 10.6 during the 30-day period referred to in Section 10.6(c). The Borrower shall not terminate the Hedging Agreement unless, prior to the expiration of the 30-day period referred to in said Section 10.6(c), the Borrower delivers to the Collateral Agent (with a copy to the Facility Agent and each Agent) (i) a Replacement Hedging Agreement or Qualified Substitute Arrangement, (ii) to the extent applicable, an Opinion of Counsel reasonably satisfactory to the Facility Agent as to the due authorization, execution and delivery and validity and enforceability of such Replacement Hedging Agreement or Qualified Substitute Arrangement, as the case may be, and (iii) evidence that the Facility Agent has consented in writing to the termination of the applicable Hedging Agreement and its replacement with such Replacement Hedging Agreement or Qualified Substitute Arrangement.

(e) The Borrower shall notify the Facility Agent, each Agent and the Collateral Agent within five Business Days after a Responsible Officer of such Person shall

appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower).

Section 10.9 Merger, Consolidation, Etc. The Borrower shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Facility Agent in its sole discretion.

Section 10.10 Deposit of Collections. The Borrower shall transfer, or cause to be transferred, all Collections to the Collection Account by the close of business on the Business Day following the date such Collections are received by the Borrower, the Equityholder, the Investment Manager, any ~~sub-~~advisor of the Investment Manager or any of their respective Affiliates.

Section 10.11 Indebtedness; Guarantees. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness permitted under the Transaction Documents. The Borrower shall incur no Indebtedness secured by the Collateral other than the Obligations. The Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital, other than as expressly permitted under the Transaction Documents.

Section 10.12 Limitation on Purchases from Affiliates. Other than pursuant to the Sale Agreement, the Borrower shall not purchase any asset from the Equityholder or the Investment Manager or any Affiliate of the Borrower, the Equityholder or the Investment Manager.

Section 10.13 Documents. Except as otherwise expressly permitted herein, it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, unless (in each case) the Facility Agent shall have consented thereto in its sole discretion.

Section 10.14 Preservation of Existence. It shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights and franchises in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction where the failure to qualify and remain qualified would reasonably be expected to have a Material Adverse Effect.

Section 10.15 Limitation on Investments. The Borrower shall not form, or cause to be formed, any Subsidiaries other than REO Asset Owners; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition

of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Transaction Documents.

Section 10.16 Distributions. (a) The Borrower shall not declare or make (i) payment of any distribution on or in respect of any equity interests, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire such equity interests; provided that the Borrower may make a distribution of (A) (1) Interest Collections, (2) ~~during any 12-month period, an aggregate amount of~~ Principal Collections or proceeds of any Advance ~~equal to 10% of the Aggregate~~(excluding any such amounts needed to settle the acquisition of any Eligible Collateral Obligation~~ Amount as of the first day of such 12-month period during the Revolving Period, (3) any Principal Collections or proceeds of any Advance in excess of the amount permitted under the foregoing clause (2), and (4~~) and (3) with the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, conditioned or delayed), any Collateral Obligations or other assets of the Borrower, in each case, if after giving effect to such distribution, (v) as certified in writing by the Borrower and Investment Manager to the Facility Agent (with a copy to each Agent), sufficient proceeds remain for all payments to be made pursuant to Section 8.3(a) (other than clause (~~P~~N) thereof) on the next Distribution Date, (w) no Unmatured Facility Termination Event, Facility Termination Event, Unmatured Investment Manager Event of Default or Investment Manager Event of Default shall have occurred and be continuing, (x) each Collateral Quality Test is satisfied, (y) the Minimum Equity Condition is satisfied and (z) the Borrowing Base Condition is satisfied; provided that such Borrowing Base Condition shall be deemed satisfied if such percentage is at least 2.5% above the required amount, (B) amounts paid to it pursuant to Section 8.3(a) on the applicable Distribution Date and (C) the proceeds of any Advance on the applicable Advance Date, but only if such Advance is made in respect of an Eligible Collateral Obligation acquired by the Borrower (and none of the proceeds from such Advance are needed to settle the acquisition of such Eligible Collateral Obligation) either (1) prior to such Advance Date if such Eligible Collateral Obligation was identified on the related Asset Approval Request as an asset with respect to which the Borrower intends to make a future distribution pursuant to this Section 10.16(C)(1) or (2) on such Advance Date.

(b) Prior to foreclosure by the Facility Agent upon any Collateral pursuant to Section 13.3(c), nothing in this Section 10.16 or otherwise in this Agreement shall restrict (i) the Investment Manager from exercising any Warrant Assets issued to it by Obligors from time to time or (ii) the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.3(a) or made available to the Borrower.

Section 10.17 Performance of Borrower Assigned Agreements. The Borrower shall (i) perform and observe in all material respects all the terms and provisions of the Transaction Documents (including each of the Borrower Assigned Agreements) to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, and enforce such Transaction Documents in accordance with their terms, and (ii) upon reasonable request of the Facility Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 10.18 Material Modifications. The Borrower shall not consent to a Material Modification with respect to any Collateral Obligation without the express written consent of the Facility Agent (in its sole discretion).

Section 10.19 Further Assurances; Financing Statements. (a) The Borrower agrees that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent (acting at the request of the Facility Agent), it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Collateral Agent (acting solely at the Facility Agent's request) may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Collateral in the same manner specified in Section 12.1 or in any other manner as the Facility Agent may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

(b) The Borrower and each Secured Party hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral.

(c) It shall furnish to the Collateral Agent and the Facility Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Collateral as the Collateral Agent (acting solely at the Facility Agent's request) or the Facility Agent may reasonably request, all in reasonable detail.

Section 10.20 Obligor Payment Instructions. The Borrower acknowledges that the power of attorney granted in Section 13.10 to the Collateral Agent permits the Collateral Agent to send (at the Facility Agent's written direction after the occurrence of a Facility Termination Event) Obligor notification forms to give notice to the Obligors of the Collateral Agent's interest in the Collateral and the obligation to make payments as directed by the Collateral Agent (at the written direction of the Facility Agent).

Section 10.21 Delivery of Collateral Obligation Files. The Borrower (or the Investment Manager on behalf of the Borrower) shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the following e-mail addresses (for electronic copies): ~~kevin.a.tanzer@db.com,~~ amit.patel@db.com, james.kwak@db.com and ~~nii.dodoo~~josh.buckman@db.com, and a copy to each Agent) the Collateral Obligation Files identified on the related Document Checklist promptly upon receipt but in no event later than five (5) Business Days of the related Funding

Date; provided that any file stamped document included in any Collateral Obligation File shall be delivered as soon as they are reasonably available (even if not within five (5) Business Days of the related Funding Date).

Section 10.22 Collateral Obligation Schedule. As of the end of each January, April, July and October of each year, the Borrower shall deliver an update of the Collateral Obligation Schedule to the Facility Agent (with a copy to the Collateral Agent and each Agent), certified true and correct by each of the Borrower and the Investment Manager. The Borrower hereby authorizes a UCC-3 amendment to be filed quarterly attaching each such updated Collateral Obligation Schedule and shall file such UCC-3 amendment at the request of the Facility Agent. Upon filing, a copy of such UCC-3 shall be provided to the Collateral Agent and Facility Agent.

Section 10.23 ~~Rating Agency Information.~~Policies and Procedures for Sanctions. ~~The Borrower shall provide Morningstar with all reasonably available information that is reasonably requested by Morningstar in connection with its rating of the Class A-2 Commitment.~~

The Borrower has instituted and maintained policies and procedures designed to ensure compliance with Sanctions.

Section 10.24 Compliance with Sanctions. To the best of the Borrower's knowledge and belief, the Borrower shall not directly or indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person or entity, to fund or facilitate (i) any activities of or business with any Person who is the subject or target of Sanctions, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any Person of Sanctions.

ARTICLE XI

THE COLLATERAL AGENT

Section 11.1 Appointment of Collateral Agent. Wells Fargo Bank, National Association is hereby appointed as Collateral Agent pursuant to the terms hereof. The Secured Parties hereby appoint the Collateral Agent to act exclusively as the agent for purposes of perfection of a security interest in the Collateral and Collateral Agent of the Secured Parties to act as specified herein and in the other Transaction Documents to which the Collateral Agent is a party.

Section 11.2 Monthly Reports. The Collateral Agent shall prepare the Monthly Report in accordance with Section 8.5 and distribute funds in accordance with such Monthly Report in accordance with Section 8.3.

Section 11.3 Collateral Administration. The Collateral Agent shall maintain a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Investment Manager, the Facility Agent and the Agents certain reports, schedules and calculations, all as more particularly described in this Section 11.3, based upon information and data received from the Borrower and/or the Investment Manager pursuant to Section 7.7 or from the Agents and/or the Facility Agent.

(a) In connection therewith, the Collateral Agent shall:

(i) within 15 days after the Effective Date, create a Collateral database with respect to the Collateral that has been pledged to the Collateral Agent for the benefit of the Secured Parties from time to time, comprised of the Collateral Obligations credited to the Accounts from time to time and Permitted Investments in which amounts held in the Accounts may be invested from time to time, as provided in this Agreement (the "Collateral Database");

(ii) update the Collateral Database on a periodic basis for changes and to reflect the sale or other disposition of assets included in the Collateral and any additional Collateral granted to the Collateral Agent from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower, the Investment Manager or the Facility Agent as may be reasonably required by the Collateral Agent from time to time or based upon notices received by the Collateral Agent from the issuer, or trustee or agent bank under an underlying instrument, or similar source);

(iii) track the receipt and allocation to the Collection Account of Principal Collections and Interest Collections and any withdrawals therefrom and, on each Business Day, provide to the Investment Manager and Facility Agent daily reports reflecting such actions to the accounts as of the close of business on the preceding Business Day and the Collateral Agent shall provide any such report to the Facility Agent or the Investment Manager upon its request therefor;

(iv) prepare and deliver to the Facility Agent, each Agent, the Borrower and the Investment Manager on each Reporting Date, the Monthly Report and any update pursuant to Section 8.5 when requested by the Investment Manager, the Borrower or the Facility Agent, on the basis of the information contained in the Collateral Database as of the applicable Determination Date, the information provided by each Agent and the Facility Agent pursuant to Section 3.4 and such other information as may be provided to the Collateral Agent by the Borrower, the Investment Manager, the Facility Agent, any Agent or any Lender;

(v) provide other such information with respect to the Collateral granted to the Collateral Agent and not released as may be routinely maintained by the Collateral Agent in performing its ordinary Collateral Agent function pursuant hereunder, as the Borrower, the Investment Manager, the Facility Agent, any Agent or any Lender may reasonably request from time to time;

(vi) upon the written request of the Investment Manager on any Business Day and within three hours after the Collateral Agent's receipt of such request (provided such request is received by 12:00 Noon (New York time) on such date (otherwise such request will be deemed made on the next succeeding Business Day), the Collateral Agent shall perform the following functions: as of the date the Investment Manager commits on behalf of the Borrower to purchase Collateral Obligations to be included in the Collateral, perform a *pro forma* calculation of the tests and other requirements set forth in Sections 6.2(e) and (f), in each

accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e) Concurrently herewith, the Facility Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Account Control Agreement and any other related agreements in the form delivered to the Collateral Agent. For the avoidance of doubt, all of the Collateral Agent's rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Account Control Agreement and any other related agreements in such capacity.

Section 11.4 Removal or Resignation of Collateral Agent. The Collateral Agent may at any time resign and terminate its obligations under this Agreement upon at least 60 days' prior written notice to the Investment Manager, the Borrower, the Facility Agent~~, Morningstar~~ and each Agent; provided, that no resignation or removal of the Collateral Agent will be permitted unless a successor Collateral Agent has been appointed which successor Collateral Agent, so long as no Unmatured Investment Manager Event of Default, Investment Manager Event of Default, Unmatured Facility Termination Event or Facility Termination Event has occurred and is continuing, is reasonably acceptable to the Investment Manager. Promptly after receipt of notice of the Collateral Agent's resignation, the Facility Agent shall promptly appoint a successor Collateral Agent (which successor Collateral Agent shall be reasonably acceptable to the Majority Lenders and the Borrower) by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Investment Manager, each Agent, the resigning Collateral Agent and to the successor Collateral Agent. In the event no successor Collateral Agent shall have been appointed within 60 days after the giving of notice of such resignation, the Collateral Agent may petition any court of competent jurisdiction to appoint a successor Collateral Agent. The Facility Agent upon at least 60 days' prior written notice to the Collateral Agent, the Borrower and each Agent, may with or without cause remove and discharge the Collateral Agent or any successor Collateral Agent thereafter appointed from the performance of its duties under this Agreement. Promptly after giving notice of removal of the Collateral Agent, the Facility Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Agent (which successor Collateral Agent shall be reasonably acceptable to the Majority Lenders and the Borrower). Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Agent and the successor Collateral Agent, with a copy delivered to the Borrower, each Agent and the Investment Manager.

Section 11.5 Representations and Warranties. The Collateral Agent represents and warrants to the Borrower, the Facility Agent, the Lenders and Investment Manager that:

(a) the Collateral Agent has the corporate power and authority and the legal rights to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(b) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Official Body and no consent of any other Person (including any stockholder

or creditor of the Collateral Agent) is required in connection with the execution, delivery performance, validity or enforceability of this Agreement; and

(c) this Agreement has been duly executed and delivered on behalf of the Collateral Agent and constitutes a legal, valid and binding obligation of the Collateral Agent enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law).

Section 11.6 No Adverse Interest of Collateral Agent. By execution of this Agreement, the Collateral Agent represents and warrants that it currently holds and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Collateral Obligation or any document in the Collateral Obligation Files. Neither the Collateral Obligations nor any documents in the Collateral Obligation Files shall be subject to any security interest, lien or right of set-off by the Collateral Agent or any third party claiming through the Collateral Agent, and the Collateral Agent shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Collateral Obligations or documents in the Collateral Obligation Files, except that the preceding clause shall not apply to the Collateral Agent or the Collateral Custodian with respect to (i) the Collateral Agent Fees and Expenses or the Collateral Custodian Fees and Expenses, and (ii) in the case of any accounts, with respect to (x) returned or charged-back items, (y) reversals or cancellations of payment orders and other electronic fund transfers, or (z) overdrafts in the Collection Account.

Section 11.7 Reliance of Collateral Agent. In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to the Collateral Agent, reasonably believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Collateral Agent, the Collateral Agent shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that they conform on their face to the form required by such provision. For avoidance of doubt, the Collateral Agent may rely conclusively on the ~~Officer's Certificate of the Borrower~~Borrowing Base and an Officer's Certificate of the Investment Manager. The Collateral Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

Section 11.8 Limitation of Liability and Collateral Agent Rights. (a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (x) the

Investment Manager acquires knowledge thereof; provided, that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the "eligibility" of any Collateral Obligation if the Borrower complies with its obligations in Section 7.11 with respect to such Collateral Obligation;

(d) an Insolvency Event shall have occurred and be continuing with respect to either the Borrower, the Investment Manager or the Equityholder;

(e) (i) the aggregate principal amount of all Advances outstanding hereunder exceeds the Borrowing Base and such condition continues unremedied for two consecutive Business Days or (ii) the Foreign Currency Advance Amount exceeds the Foreign Currency Sublimit, which default shall continue for sixty (60) days;

(f) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of the Borrower (other than a Permitted Lien), or the ~~PBGC~~Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower;

(g) (i) any Transaction Document or any lien or security interest granted thereunder by the Borrower shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; or (ii) the Borrower or the Investment Manager or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens) against the Borrower;

(h) an Investment Manager Event of Default shall have occurred and be continuing past any applicable notice or cure period provided in the definition thereof or any other applicable section of this Agreement;

(i) the Borrower or the Investment Manager shall fail to pay any principal of or premium or interest on any Indebtedness having an aggregate principal amount of $250,000 or greater (or in the case of the Investment Manager $1,000,000 or greater), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness of the Borrower or the Investment Manager, as applicable, or any other event, shall occur and such default or event shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or any early amortization event, pay out event or other similar event (other than as a result of a voluntary prepayment) shall continue after the applicable grace period, if any, specified in the

agreement or instrument relating to any such Indebtedness if the effect of such event is to cause the principal of such Indebtedness to be amortized on an accelerated basis;

(j) a Change of Control shall have occurred;

(k) either (i) the Borrower shall become required to register as an "investment company" within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an "investment company" within the meaning of the 1940 Act or (ii) FS Investment Corporation III ceases to be a "business development company" within the meaning of the 1940 Act;

(l) failure on the part of the Borrower or the Investment Manager to (i) make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Transaction Documents, including, without limitation, to any Secured Party, Affected Person or Indemnified Party) required by the terms of any Transaction Document in accordance with Section 7.3(b) and Section 10.10 or (ii) otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral;

(m) (i) failure of the Borrower to maintain at least one Independent Manager or (ii) the removal of any Independent Manager without cause or prior written notice to the Facility Agent and each Agent (in each case as required by the organization documents of the Borrower); provided that, in the case of each of clauses (i) and (ii), the Borrower shall have five (5) Business Days to replace any Independent Manager upon the death or incapacitation of the current Independent Manager;

(n) the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of ~~each~~the Majority Lender, which consent may be withheld in the exercise of ~~each Lender's~~its sole and absolute discretion;

(o) any court shall render a final, non-appealable judgment against the Borrower or the Investment Manager (i) in an amount in excess of $250,000 (or, with respect to the Investment Manager, $1,000,000) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 60 days of the making thereof or (ii) for which the Facility Agent shall not have received evidence satisfactory to it that an insurance provider for the Borrower or the Investment Manager, as applicable, has agreed to satisfy such judgment in full subject to any deductibles not exceeding $250,000 (or, with respect to the Investment Manager, $1,000,000); or the attachment of any material portion of the property of the Borrower or the Investment Manager which has not been released or provided for to the reasonable satisfaction of the Facility Agent within 30 days after the making thereof;

(p) the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that Dechert LLP or any other reputable counsel could no longer render a substantive nonconsolidation opinion with respect to the Borrower;

(q) failure to pay, on the Facility Termination Date, all outstanding Obligations; or

(r) during the Revolving Period, the Minimum Equity Condition is not satisfied and such condition continues unremedied for two (2) consecutive Business Days.

Section 13.2 Effect of Facility Termination Event.

(a) Optional Termination. Upon notice by the Collateral Agent, acting at the direction of the Facility Agent or the Majority Lenders ~~(with a copy to Morningstar)~~, that a Facility Termination Event (other than a Facility Termination Event described in Section 13.1(d)) has occurred, the Revolving Period will automatically terminate and no Advances will thereafter be made, and the Collateral Agent (at the direction of the Facility Agent) or the Majority Lenders may declare all or any portion of the outstanding principal amount of the Advances and other Obligations to be due and payable, whereupon the full unpaid amount of such Advances and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date shall be deemed to have occurred.

(b) Automatic Termination. Upon the occurrence of a Facility Termination Event described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically, and all outstanding Advances under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower).

Section 13.3 Rights upon Facility Termination Event. If a Facility Termination Event shall have occurred and be continuing, the Facility Agent may, in its sole discretion, or shall at the direction of the Majority Lenders, direct the Collateral Agent to exercise any of the remedies specified herein in respect of the Collateral and the Collateral Agent shall promptly, at the written direction of the Facility Agent or the Majority Lenders, also do one or more of the following (subject to Section 13.9):

(a) institute proceedings in its own name and on behalf of the Secured Parties as Collateral Agent for the collection of all Obligations, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Borrower and any other obligor with respect thereto moneys adjudged due, for the specific enforcement of any covenant or agreement in any Transaction Document or in the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Agent by Applicable Law or any Transaction Document;

(b) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the right and remedies of the Collateral Agent and the Secured Parties which rights and remedies shall be cumulative; and

under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 13.9 Limitation on Duty of Collateral Agent in Respect of Collateral. (a) Beyond the safekeeping of the Collateral Obligation Files in accordance with Article ~~XIX~~XVIII, neither the Collateral Agent nor the Collateral Custodian shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Collateral Agent nor the Collateral Custodian shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Neither the Collateral Agent nor the Collateral Custodian shall be liable or responsible for any misconduct, negligence or loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent, attorney or bailee selected by the Collateral Agent or the Collateral Custodian in good faith and with due care hereunder.

(b) Neither the Collateral Agent nor the Collateral Custodian shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, or for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c) Neither the Collateral Agent nor the Collateral Custodian shall have any duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States.

Section 13.10 Power of Attorney. (a) The Borrower hereby irrevocably appoints the Collateral Agent as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent (at the direction of the Facility Agent), the Borrower shall ratify and confirm any such sale or other disposition by

governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

Section 14.7 Indemnification. The Lenders agree to indemnify the Facility Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or the Investment Manager under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), ratably according to the outstanding amounts of their Advances from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Facility Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Facility Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Facility Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith.

Section 14.8 Successor Note Agent. If either (x) the Facility Agent shall resign as Facility Agent under this Agreement or (y) the Required Lenders vote to remove (on not less than 60 days prior written notice) the Facility Agent (which vote may occur at any time when Affiliates of the Facility Agent hold less than 25% of the aggregate Commitments), then the Majority Lenders~~, with notice to Morningstar,~~ shall appoint a successor agent (with the consent of the Investment Manager), whereupon such successor agent shall succeed to the rights, powers and duties of the Facility Agent, and the term "Facility Agent" shall mean such successor agent, effective upon its acceptance of such appointment, and the former Facility Agent's rights, powers and duties as Facility Agent shall be terminated, without any other or further act or deed on the part of such former Facility Agent or any of the parties to this Agreement. Any Agent may resign as Agent upon ten days' notice to the Lenders in its Lender Group and the Facility Agent (with a copy to the Borrower) with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section 14.8. If an Agent shall resign as Agent under this Agreement, then Lenders in its Lender Group holding greater than 50% of the outstanding Advances held by such Lender Group shall appoint a successor agent for such Lender Group. After any Note Agent's resignation hereunder, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Note Agent under this Agreement. No resignation of any Note Agent shall become effective until a successor Note Agent shall have assumed the responsibilities and obligations of such Note Agent hereunder; provided, that in the event a successor Note Agent is not appointed within 60 days after such notice of its resignation is given as permitted by this Section 14.8, the applicable Note Agent may petition a court for its removal.

Section 14.9 Note Agents in their Individual Capacity. Each Note Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Investment Manager as though such Note Agent were not an agent hereunder. Any Person which is a Note Agent may act as a Note Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

Section 14.10 Borrower Procedural Review. The Facility Agent shall, at the Borrower's expense, retain Protiviti, Inc. (or another nationally recognized audit firm acceptable to the Facility Agent in its sole discretion) to conduct and complete a procedural review of the Collateral Obligations in compliance with the standards set forth on Exhibit B hereto, (i) within 120 days after the Effective Date and (ii (as such Exhibit B may be amended from time to time as the Facility Agent and Borrower (in the sole discretion of each) may agree) once during every six twelve-month period at the request of the Facility Agent thereafter. The Facility Agent shall promptly forward the results of such procedural reviewaudit to the Investment Manager.

ARTICLE XV

ASSIGNMENTS

Section 15.1 Restrictions on Assignments. Except as specifically provided herein, the Borrower may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Facility Agent and the Majority Lenders in their respective sole discretion and any attempted assignment in violation of this Section 15.1 shall be null and void.

Section 15.2 Documentation. In connection with any permitted assignment, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Advance or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee's right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Advance.

Section 15.3 Rights of Assignee. Upon the foreclosure of any assignment of any Advances made for security purposes, or upon any other assignment of any Advance from any Lender pursuant to this Article XV, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Advances and all references to the Lender or Lenders in Sections 4.3 or 5.1 shall be deemed to apply to such assignee.

Section 15.4 Assignment by Lenders. (a) So long as no Facility Termination Event or Investment Manager Event of Default has occurred and is continuing, no Lender may make any assignment, and no such assignment shall be permitted, other than any proposed assignment (i) to an Affiliate of such Lender, (ii) to another Lender hereunder or (iii) if (x) such Lender makes a reasonable determination that its ownership of any of its rights or obligations hereunder (and under other similar facilities (if any) held by such Lender) is prohibited by the Volcker Rule and (y) to the extent such Lender is permitted by the applicable documentation, such Lender is making commercially reasonable efforts to assign its interest in other similar facilities in a manner similar to such proposed assignment, to any Person other than a Competitor, without the prior written consent of the Borrower (which consent, if such assignment is to a Person other than a Competitor, shall not to be unreasonably withheld, delayed or conditioned). Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XV or otherwise.

may be overdue, and none of Borrower, the Investment Manager, the Facility Agent, the Collateral Agent and any such agent shall be affected by notice to the contrary.

Section 15.8 Cancellation. All Notes surrendered for payment or registration of transfer or exchange shall be promptly canceled. The Borrower shall promptly cancel and deliver to the Note Registrar any Notes previously authenticated and delivered hereunder which the Borrower may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Borrower. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 15.8, except as expressly permitted by this Agreement.

Section 15.9 Participations; Pledge. (a) At any time and from time to time, each Lender may, in accordance with Applicable Law, at any time grant participations in all or a portion of its Note and/or its interest in the Advances and other payments due to it under this Agreement to any Person (each, a "Participant"). Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender's direct obligations hereunder, and (B) none of the Borrower, the Investment Manager, the Facility Agent, any Agent, any Lender, the Collateral Agent nor the Investment Manager shall have any obligation to have any communication or relationship with any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.3 and Section 5.1 (subject to the requirements and limitations therein, including the requirements under Section 4.3(f) (it being understood that the documentation required under Section 4.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Article XV; provided that such Participant (A) agrees to be subject to the provisions of Section 17.16 as if it were an assignee under this Article XV; and (B) shall not be entitled to receive any greater payment under Section 4.3 or Section 5.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a change in any Applicable Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 17.16(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 17.1 as though it were a Lender.

(b) Notwithstanding anything in Section 15.9(a) to the contrary, each Lender may pledge its interest in the Advances and the Notes to any Federal Reserve Bank as collateral in accordance with Applicable Law without the prior written consent of any Person.

(c) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the obligations under the Transaction Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any obligations under any Transaction Document) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant

Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Facility Agent (in its capacity as Facility Agent) shall have no responsibility for maintaining a Participant Register.

Section 15.10 Reallocation of Advances. Any reallocation of Advances among Committed Lenders pursuant to an assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XV shall be wired by the applicable purchasing Lender(s) to the Collateral Agent pursuant to the wiring instructions for the Principal Collection Account provided by the Collateral Agent and the Collateral Agent shall only release such funds at the direction of the Facility Agent and upon receipt of an executed assignment, as applicable.

ARTICLE XVI

INDEMNIFICATION

Section 16.1 Borrower Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower agrees to indemnify the Facility Agent, the Agents, the Lenders, the Note Registrar, the Collateral Custodian and the Collateral Agent and each of their Affiliates, and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "Indemnified Party"), forthwith on demand, from and against any and all damages (including punitive damages), losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys' and accountants' fees and disbursements (all of the foregoing being collectively called "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated hereby or thereby or the use of proceeds therefrom by the Borrower, including in respect of the funding of any Advance or any breach of any representation, warranty or covenant of the Borrower or the Investment Manager in any Transaction Document or in any certificate or other written material delivered by any of them pursuant to any Transaction Document, excluding, however, Indemnified Amounts payable to an Indemnified Party (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party and (b) resulting from the performance of the Collateral Obligations. This Section 16.1 shall not apply to Taxes, but shall be subject to Section 16.4.

Indemnification under this Section 16.1 shall survive the termination of this Agreement and the resignation or removal of any Indemnified Party and shall include reasonable fees and expenses of counsel and expenses of litigation.

Section 16.2 Reserved.

Section 16.3 Contribution. If for any reason (other than the exclusions set forth in the first paragraph of Section 16.1) the indemnification provided above in Section 16.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower agrees to contribute to the amount paid or payable by such Indemnified Party as a

result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, as well as any other relevant equitable considerations.

Section 16.4 Net After-Tax Basis. Indemnification under Section 16.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences, on a net after-Tax basis (including, for example, taking into account the deductibility of an applicable underlying damage, cost or expense) to the Indemnified Party of the receipt of the indemnity provided hereunder (or of the incurrence of such applicable underlying damage, cost or expense), including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE XVII

MISCELLANEOUS

Section 17.1 No Waiver; Remedies. No failure on the part of any Lender, the Facility Agent, the Collateral Agent, any Agent, any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender is hereby authorized by the Borrower during the existence of a Facility Termination Event, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower to the amounts owed by the Borrower under this Agreement, to the Facility Agent, the Collateral Agent, any Agent, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns.

Section 17.2 Amendments, Waivers. This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 17.2. The Borrower and the Facility Agent may, upon written notice to the Investment Manager and each Agent ~~and Morningstar~~, from time to time enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any payment with respect to an Advance or reduce the rate or extend the time of payment of Yield thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 17.2 or Section 17.11, or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders, (iii) amend, modify or waive

any provision adversely affecting the obligations or duties of the Collateral Agent, in each case without the prior written consent of the Collateral Agent, (iv) amend, modify or waive any provision adversely affecting the obligations or duties of the Facility Agent, in each case without the prior written consent of the Facility Agent, (v) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Custodian, in each case without the prior written consent of the Collateral Custodian, (vi) constitute a Fundamental Amendment without the prior written consent of each Lender, (vii) waive any Facility Termination Event or Investment Manager Event of Default without the prior written consent of the Majority Lenders or (viii) materially ~~affects~~affect the rights or duties of the Investment Manager unless the Investment Manager has consented thereto. Notwithstanding the foregoing, if the LIBOR Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Investment Manager and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to the LIBOR Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

Section 17.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on Annex A or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2. shall not be effective until received. ~~Notwithstanding anything to the contrary set forth in this Agreement, each reference to notice being delivered to Morningstar shall mean notice delivered by the applicable party by email to ABSMonitoring@morningstar.com.~~

Section 17.4 Costs and Expenses. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Agents and the Lenders in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, in each case, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, the Investment Manager and the Facility Agent or the Collateral Agent and Collateral Custodian Fee Letter, as applicable, and the Borrower further agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Facility Agent in connection with any amendments, waivers or consents executed in connection with this Agreement, including the reasonable fees and out-of-pocket, documented expenses of counsel for the Facility Agent, the

Section 17.9 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement.

Section 17.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BORROWER, THE INVESTMENT MANAGER, THE FACILITY AGENT, THE AGENTS, THE INVESTORS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

Section 17.11 No Proceedings.

(a) Notwithstanding any other provision of this Agreement, each of the Collateral Agent, the Collateral Custodian, each Agent, each Lender and the Facility Agent hereby agrees that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

~~(b) Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against any Conduit Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any commercial paper note issued by such applicable Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper notes shall be outstanding.~~

(b) ~~(c)~~ The provisions of this Section 17.11 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 17.11 and the Facility Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States

federal or state bankruptcy laws or any similar laws. The provisions of this paragraph shall survive the termination of this Agreement.

Section 17.12 Limited Recourse. No recourse under any obligation, covenant or agreement of a Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of a Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

~~Notwithstanding anything to the contrary in this Agreement or in any of the Transaction Documents, the parties hereto acknowledge that the obligations of any Conduit Lender arising hereunder are limited recourse obligations payable solely from the unsecured assets of such Conduit Lender (the "Available Funds") and, following the application of such Available Funds or the proceeds thereof, any claims of the parties hereto (and the obligations of such Conduit Lender) shall be extinguished. No recourse shall be had for the payment of any amount owing under this Agreement against any officer, member, director, employee, security holder or incorporator of any Conduit Lender or its successors or assigns, and no action may be brought against any officer, member, director, employee, security holder or incorporator of any Conduit Lender personally; provided that the foregoing shall not relieve any such Persons from any liability they might otherwise have as a result of fraudulent actions taken or omissions made by them. The parties hereto agree that they will not petition a court, or take any action or commence any proceedings, for the liquidation or the winding-up of, or the appointment of an examiner to, any Conduit Lender or any other bankruptcy or insolvency proceedings with respect to such Conduit Lender; provided that nothing in this sentence shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this sentence that was instituted against any Conduit Lender by any Person other than such party. The provisions of this paragraph shall survive the termination of this Agreement.~~

~~Each Conduit Lender shall only be required to pay (a) any fees or liabilities that it may incur under this Agreement only to the extent such Conduit Lender has Excess Funds on the date of such determination and (b) any expenses, indemnities or other liabilities that it may incur under this Agreement or any fees, expenses, indemnities or other liabilities under any other Transaction Document only to the extent such Conduit Lender receives funds designated for such purposes or to the extent it has Excess Funds not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of all of its outstanding commercial paper notes as of the date of such determination. In addition, no amount~~

owing by any Conduit Lender hereunder in excess of the liabilities that such Conduit Lender is required to pay in accordance with the preceding sentence shall constitute a "claim" (as defined in Section 101(5) of the Bankruptcy Code) against such Conduit Lender.

Section 17.13 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 17.14 Confidentiality. (a) The Borrower, the Investment Manager, the Collateral Custodian and the Collateral Agent shall hold in confidence, and not disclose to any Person, the identity of any Lender or the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their officers, directors, employees, agents, counsel, accountants, auditors, advisors, prospective lenders, equity investors or representatives, (ii) with the consent of such Lender, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through such Person, or (iv) to the extent the Borrower, the Investment Manager, the Collateral Custodian or the Collateral Agent or any Affiliate of any of them should be required by any law or regulation applicable to it (including securities laws) or requested by any Official Body to disclose such information.

(b) The Facility Agent, the Collateral Agent, the Collateral Custodian, each Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information about the Borrower or its Affiliates or the Obligors, the Collateral Obligations, the Related Security or otherwise obtained by the Facility Agent, the Collateral Agent, such Agent or such Lender pursuant to this Agreement shall be held in confidence (it being understood that documents provided to the Facility Agent hereunder may in all cases be distributed by the Facility Agent to the Lenders and Agents) except that the Facility Agent, the Collateral Agent, the Collateral Custodian, such Agent or such Lender may disclose such information (i) to its affiliates, officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Facility Agent, the Collateral Agent, the Collateral Custodian, such Agent or such Lender, (iii) to the extent such information was available to the Facility Agent, such Agent or such Lender on a non-confidential basis prior to its disclosure to the Facility Agent, such Agent or such Lender hereunder, (iv) with the consent of the Investment Manager, (v) to the extent permitted by Article XV, or (vi) to the extent the Facility Agent, such Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information; provided, that in the case of clause (vi) above, the Facility Agent, such Agent or such Lender, as applicable, will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Investment Manager of its intention to make any such disclosure prior to making any such disclosure.

Section 17.15 Non-Confidentiality of Tax Treatment. All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and

effected as a result of a Lender requesting compensation pursuant to Section 4.3 or Section 5.1, such replacement, if effected, will result in a reduction in such compensation or payment thereafter. Notwithstanding anything to the contrary contained herein or in the Fee Letter or the Lender Fee Letter, in the event that the Facility Agent or an Affiliate of the Facility Agent takes any action described in the foregoing clauses (a), (b) or (d), the Borrower may elect to prepay all outstanding Advances and terminate the remaining Commitments hereunder. Notwithstanding anything contained to the contrary in this Agreement, no Lender removed or replaced under the provisions hereof shall have any right to receive any amounts set forth in Section 2.5(eb) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 17.17 Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

~~Section 17.18 Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Facility Agent (on behalf and at the expense of the Lenders) may, at any time and in its sole discretion, obtain a public rating for this loan facility. The Borrower and the Investment Manager hereby agree to use commercially reasonable efforts, at the request of the Facility Agent, to cooperate with the acquisition and maintenance of any such rating.~~

Section 17.18 ~~Section 17.19~~ Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

with the transmission of Collateral Obligation Files in the performance of the Collateral Custodian's duties hereunder shall be delivered by the Borrower or the Investment Manager to the Collateral Custodian prior to any shipment of any Collateral Obligation Files hereunder. In the event the Collateral Custodian does not receive such written instruction from the Borrower or the Investment Manager, the Collateral Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Borrower shall cause the Investment Manager to arrange for the provision of such services at its sole cost and expense (or, at the Collateral Custodian's option, reimburse the Collateral Custodian for all costs and expenses incurred by the Collateral Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Collateral Obligation Files as the Investment Manager deems appropriate.

Section 18.9 Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 18.10 Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder and in its capacity as Securities Intermediary under the Account Control Agreement, the Collateral Custodian shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid fees, expenses (including reasonable attorneys' fees, costs and expenses) and indemnity amounts payable by the Borrower or the Investment Manager, or both but without duplication, to the Collateral Custodian (including Indemnified Amounts under Article XVI) under the Transaction Documents (which includes amounts payable to the Securities Intermediary under the Account Control Agreement) (collectively, the "Collateral Custodian Fees and Expenses"). The Borrower agrees to reimburse the Collateral Custodian in accordance with the provisions of Section 8.3 for all reasonable expenses, disbursements and advances incurred or made by the Collateral Custodian in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents.

Section 18.11 Removal or Resignation of Collateral Custodian. (a) The Collateral Custodian may at any time resign and terminate its obligations under this Agreement upon at least 60 days' prior written notice to the Investment Manager, the Borrower and the Facility Agent and each Agent ~~and Morningstar~~; provided, that no resignation or removal of the Collateral Custodian will be permitted unless a successor Collateral Custodian has been appointed which successor Collateral Custodian, so long as no Unmatured Investment Manager Event of Default, Investment Manager Event of Default, Unmatured Facility Termination Event or Facility Termination Event has occurred and is continuing, is reasonably acceptable to the Investment Manager. Promptly after receipt of notice of the Collateral Custodian's resignation, the Facility Agent shall promptly appoint a successor Collateral Custodian by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Investment

Manager, each Agent, the resigning Collateral Custodian and to the successor Collateral Custodian.

(b) The Facility Agent upon at least 60 days' prior written notice to the Collateral Custodian and each Agent~~ and Morningstar~~, may (or shall upon the request of the Majority Lenders) remove and discharge the Collateral Custodian or any successor Collateral Custodian thereafter appointed from the performance of its duties under this Agreement for cause. Promptly after giving notice of removal of the Collateral Custodian, the Facility Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Custodian (which successor Collateral ~~Agent~~Custodian shall be reasonably acceptable to the Majority Lenders and the Borrower). Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Custodian and the successor Collateral Custodian, with a copy delivered to the Borrower and the Investment Manager.

(c) In the event of any such resignation or removal, the Collateral Custodian shall, no later than five (5) Business Days after receipt of notice of the successor Collateral Custodian, transfer to the successor Collateral Custodian, as directed in writing by the Facility Agent, all the Collateral Obligation Files being administered under this Agreement. The cost of the shipment of Collateral Obligation Files arising out of the resignation of the Collateral Custodian pursuant to Section 18.11(a), or the termination for cause of the Collateral Custodian pursuant to Section 18.11(b), shall be at the expense of the Collateral Custodian. Any cost of shipment arising out of the removal or discharge of the Collateral Custodian without cause pursuant to Section 18.11(b) shall be at the expense of the Borrower.

Section 18.12 Limitations on Liability. (a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Facility Agent or (b) the verbal instructions of the Facility Agent.

(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties and in the case of the grossly negligent performance of its duties in taking and retaining custody of the Collateral Obligation Files; provided that, the Collateral Custodian hereby agrees that any failure of the Collateral Custodian to produce an original promissory note satisfying the conditions described in clauses (a) and (b) of Section 18.7 shall constitute negligence.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

DUNLAP FUNDING LLC, as Borrower

By:________________________________
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:___________________________________
Name:
Title:

By:___________________________________
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent, as a Dollar Lender, as a Euro Lender, as a GBP Lender, as a CAD Lender, as a AUD Lender and as a Committed Lender

By:__________________________________
Name:
Title:

By:__________________________________
Name:
Title:

ANNEX A

DUNLAP FUNDING LLC

~~DUNLAP FUNDING LLC~~
~~c/o FS Investment Corporation III~~
201 Rouse Boulevard
Philadelphia, PA 19112
Attention: ~~Gerald F. Stahlecker, Executive Vice President~~William Goebel, Chief Financial Officer
Telephone: (215) ~~495-1169~~220-4247
Facsimile: (215) ~~222-4649~~339-1931
Email: credit.notices@fsinvestments.com; FSICIII_Team@fsinvestments.com; portfolio_finance@fsinvestments.com

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent and Collateral Custodian

Wells Fargo Bank, N.A.
9062 Old Annapolis Rd.
Columbia, Maryland 21045
Attn: CDO Trust Services—Dunlap Funding LLC
Fax: (410) 715-3748
Phone: (410) 884-2000

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

60 Wall Street
New York, New York 10005
Attention: Asset Finance Department
~~Facsimile No.: (212) 797-5160~~Email: Amit.Patel@db.com, James.Kwak@db.com

DEUTSCHE BANK AG, NEW YORK BRANCH,
as an Agent and as a Committed Lender

60 Wall Street
New York, New York 10005
Attention: Asset Finance Department
~~Facsimile No.: (212) 797-5160~~Email: Amit.Patel@db.com, James.Kwak@db.com

PIONEERS GATE LLC,
as an Agent and as a Committed Lender

c/o 20 Gates Management LLC as Pioneers Manager
30 Irving Place, 2nd Floor
New York, New York 10003
Phone: (212) 295-3790
Attention: Mark Golombeck
Email: pioneers@20gates.com

REINSURANCE GROUP OF AMERICA, INCORPORATED,
as an Agent and as a Committed Lender
16600 Swingley Ridge Road
Chesterfield, MO 63017
Attention: Trade Operations
Phone: (636) 736-8080
Facsimile No.: (636) 736-8480
Email: TradeOps@rgare.com

Annex B

Lender	Class A-1 Commitment	Class A-2 Commitment
Deutsche Bank AG, New York Branch	$225,000,000500,000,000	$0
Pioneers Gate LLC	$0	$75,000,000
Reinsurance Group of America, Incorporated	$0	$50,000,000

APPENDIX B

CONFORMED THROUGH OMNIBUS AMENDMENT
DATED AS OF FEBRUARY 19, 2019

SCHEDULES AND EXHIBITS

TO

LOAN FINANCING AND SERVICING AGREEMENT

Dated as of December 2, 2014

(Dunlap Funding LLC)

EXHIBITS

SCHEDULES

EXHIBIT A

~~CLASS [A-1][A-2]~~ NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE OWNER HEREOF UNLESS (1) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, (2) THE TRANSFEREE IS EITHER (A) A "QUALIFIED PURCHASER" (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT) OR (B) NOT A U.S. PERSON AND (3) SUCH TRANSACTION WILL NOT BE A "PROHIBITED TRANSACTION" UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"). BY ACCEPTANCE OF THIS NOTE, THE HOLDER AGREES TO BE BOUND BY ALL THE TERMS OF THE LOAN FINANCING AGREEMENT (AS DEFINED BELOW).

$[__] [__], 20[__]

FOR VALUE RECEIVED, the undersigned, Dunlap Funding LLC, a Delaware limited liability company (the "Borrower"), promises to pay to the order of [__________], as Agent for the related Lender Group (the "Agent") the principal sum of [__] ($[__]) or, if less, the aggregate unpaid principal amount of all ~~Class [A-1][A-2]~~ Advances shown on the schedule attached hereto (and any continuation thereof) and/or in the records of the Agent made by the Lenders in the related Lender Group pursuant to that certain Loan Financing and Servicing Agreement, dated as of December 2, 2014 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Loan Financing Agreement"), among the Borrower, Wells Fargo Bank, National Association, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as ~~Administrative~~Facility Agent, with the unpaid balance hereof due and payable in full on the Facility Termination Date. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

The Borrower also promises to pay Yield on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Financing Agreement.

Payments of both principal and Yield are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Lender to the ~~Administrative~~Facility Agent pursuant to the Loan Financing Agreement.

This Note is one of the Notes referred to in, and evidences indebtedness incurred under, the Loan Financing Agreement, and the holder hereof is entitled to the benefits of the Loan Financing Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required

to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

As provided in the Loan Financing Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the ~~Administrative~~Facility Agent in New York City, New York, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Loan Financing Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Borrower may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Borrower, any agent of the Borrower and the ~~Administrative~~Facility Agent may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note may be overdue, and neither the Borrower nor any such agent shall be affected by notice to the contrary.

The holder hereof hereby agrees, and any assignee of such holder, by accepting such assignment, shall be deemed to have agreed, that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person. The agreement set forth in this paragraph shall survive payment of this Note.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Schedule attached to Note dated [●] of [●], payable to the order of [__________] as Agent.

Date of ~~[A-1][A-2]~~ Advance or Repayment	Amount of ~~Class [A-1][A-2]~~ Advance	Amount of Repayment

EXHIBIT B

AUDIT STANDARDS

~~[TO BE CONFIRMED BY DB]~~

1. **Collateral Asset Monitoring**

a. On a semi-annual basis, select a random sample size of 15 credit files (15 separate obligors including the 5 largest loans) from the three most recent month-end loan tapes supporting the three most recent Monthly Reports. Attempt to select items not previously tested. Test that the data reported on the loan tape agrees to the following source documentation: public information (i.e. Bloomberg), information included within the credit files (i.e. contracts) and, the system of record. This data should at a minimum include:

- Loan balance
- Ownership %
- Tranche size
- Purchase price of assets if lower than par
- Confirm each loan is current on interest and principal
- Note any covenant breaches
- Loan Type and Lien position
- Maturity Date
- Pricing (floating / fixed)
- LIBOR / Prime floor
- Current Cash Pay %
- Date of Financials used for financial metrics
- Last 12 months EBITDA

~~Leverage Multiple, Original Leverage Multiple and Attaching Leverage Multiple through the related tranche and total~~

~~Effective LTV, Original Effective LTV and Attaching Original Effective LTV through the related tranche and total (with respect to an Asset Based Loan)~~

- Debt/EBITDA
- Leverage Multiple
- Haircuts (if any)
- Material modifications to ensure no such events occurred
- Loans with Revolvers (outside of our deal) that are held by any Affiliate of the Borrower, Equityholder or Investment Manager are in good standing
- Revaluation Events
- Agency Rating
- Industry
- Permitted Working Capital Facility
- Settlement date (test against assignment and assumption agreement, ideally the assignment would be received directly from the custodian)

b. For each of the 15 eligible sample items above, discuss with management and include in your report the source of management's pricing. Review the most recent support on file for pricing and confirm it agrees with management's explanation.

c. Document each position that has been added to the facility as of [date] for which the position has not yet settled. For each position which is greater than 60 days from the trade date, ask Management to provide an explanation as to why it has not settled and a copy of the related trade ticket/assignment and assumption agreement. Attach the trade ticket/assignment and assumption agreement as an attachment to the report.

- Summarize the process by which how quickly financial information on the underlying positions (once received by the Investment Manager from the underlying borrower), is being updated into the data tape and included in the borrowing base calculation. Comment for the sample items tested above what the average lag time was.

2. **Cash Procedures**

a. Request the Investment Manager to (i) summarize the cash collection for receipts of principal and interest and reconciliation process and (ii) identify the bank accounts currently utilized, account signatories, flows and reconciliations. Note the account number and name on key bank accounts and review a recent bank statement/GL reconciliation on each account, recording any large or unreconciled variances. Compare number of and name on bank accounts to that in the transaction documents and that account is subject to a control agreement that is part of the security package for this transaction. Document in your report if the accounts utilized are in agreement with those outlined in the legal agreements.

b. Include in the report a summary of the process whereby the company receives payments (noting various types) and discuss how quickly payments are posted to the system of record and bank account. Is there any unapplied cash as of any month-end? Are there any deposits other than collections on Collateral Obligations that flow through these accounts? If so, what are the reasons?

c. For each of the loans tested in Scope Step 1 above, obtain support for the most recent payment (i.e. check copy, wire copy, etc.) and tie this payment to:
- Deposit on the Bank statements
- Underlying accounts and system of record of the Investment Manager
- Investment Manager credit file (to confirm proper payment amount)
- Note how timely payments are posted in the system of record and deposited at the bank. Document the lag time from initial deposit to transfer into the SPV collection account. Are the payments transferred in accordance with the requirements outlined in the transaction documents?

d. Discuss the process for funding the Collateral Obligations with the Lender, Collateral Agent and Borrower. Understand the timing from when the Lender makes an Advance to fund Collateral Obligations to when the collateral settles. Note who instructs the Collateral Agent

on how to use the Advance and if there is any control in place for how the Advance is used (i.e. only to settle collateral).

- If the Borrowing Base is on a trade date basis per Scope Step 4a., select the five most recent Lender Advances since the inception of the facility. Obtain the applicable Advance Requests from the Borrower or the Lender. Obtain disbursement instructions from the Borrower to the Collateral Agent on how to use the Advance and obtain the disbursement wire confirmations from the Collateral Agent.
    i. Review the Agreement and determine what the Borrower is allowed to use fundings for, note in the report. Note how the Borrower used the funds, detailing each Collateral Obligation that the funds were used to settle. Note if each obligation was approved by the Lender by obtaining the form of Approval Notice.
        1. If the Advance is used for anything besides settling collateral, highlight it in the report and provide a detailed description of what it was used for and if it is allowed per the Agreement.
    ii. Calculate the lag from the Advance request to the Advance funding and the lag from the Advance funding to the date each Collateral Obligation settled. Highlight any instances where the lag from the Advance funding to Collateral Obligation settling is more than two business days.
    iii. Review the wire confirmations from the Collateral Agent to ensure the funds were used for their intended purposes.

d. From the Collateral Agent, obtain a list of the documents they received prior to wire disbursement.

3. **Custodian Reconciliation**

a. Request the Investment Manager to facilitate a request to the Collateral Custodian (Wells Fargo Bank, National Association) to prepare a custodian report that contains the following information (for the avoidance of doubt, the Collateral Custodian's reporting obligations in this regard shall be limited to providing the below information):

~~Class A-1 Advances outstanding [~~

- Amount Outstanding (converted to USD or including exchange rate information such that the amount outstanding can be converted to USD)~~]~~

~~Class A-2 Advances outstanding [(converted to USD or including exchange rate information such that amount outstanding can be converted to USD)]~~

- Lien Position (seniority)
- Participation Percentage
- Borrower Name
- Interest Rate (if applicable)

b. Using the data tape referenced above, compare the information contained in the data tape to the information on the custodian report, documenting any exceptions and obtaining explanations from management for any exceptions.

c. Review the Agreement to identify the documents the Collateral Custodian is required to hold (likely defined as Collateral Obligation File). If the Agreement does not list sufficient documents in your experience, recommend which documents should be included in the Agreement. Request the On-Hand and Exception reports from the Collateral Custodian. Review the reports and note if there are any exceptions. Compare the documents listed on the On-Hands report to the types of documents listed per the Agreement and identify if the On-Hands report does not list the necessary documents. Discuss with the Collateral Custodian how often the On-Hands and Exception reports are provided to DB and the Investment Manager. Whom at DB is receiving the reports?

4. **Monthly Reconciliation Report**

a. Request a summary of the Investment Manager's process and procedures for preparing each Monthly Report. Record information given on (i) source of information and (ii) calculation sources. Confirm that the calculations are correct and cut-off and reporting dates of the information recorded in the Monthly Reports are in accordance with the Agreement. Understand if the Borrowing Base is calculated based off Collateral Obligations that have been traded or settled and confirm this it is in accordance with the Agreement. If the Borrowing Base is on a trade date basis, ensure the Monthly Report is listing all Collateral Obligations that have yet to settle and the cost to settle them.

b. Tie out of the [insert previous 3 months] Monthly Reports inputs to appropriate source documentation and the underlying Investment Manager's system of record. These procedures should include arithmetical testing/accuracy, recalculation of ratios, and comparison to the legal Agreement for all sections of the Monthly Reports.

c. Record the reconciliations made between the Investment Manager's source systems and the Monthly Reports as of [insert previous three months] and summarize any differences noted. Request the Investment Manager to comment on the differences and record the findings.

5. **Treatment of the Borrower as a Special Purpose Entity**

a. Confirm the existence of a Certificate of Formation from the Secretary of State of Delaware in the name of the Borrower as well as an executed copy of the Limited Liability Company Agreement.
b. Inquire to the Investment Manager of any amendments to the executed LLC Agreement and attach to the final report.
c. Confirm the Borrower maintains a stand-alone bank account in its name.
d. Obtain and read board resolutions since closing and document if the board resolutions do not support the treatment of the Borrower as a SPE.
e. Obtain the current contact information, including name, address, phone number, and facsimile number, for the independent director of the Borrower and attach to the final report.
f. Examine bank statements for all payments made to the independent director since closing, obtain invoices for payments, and document the dates for which the services were provided.
g. Obtain and confirm the existence of a current Certificate of Good Standing for the Borrower.

6. **Maintenance of Legal Names and UCC**

a. Confirm with the Secretary of State of Delaware and the Secretary of State of Maryland that the legal entity names of Dunlap Funding LLC and FS Investment Corporation III, respectively, have not changed. Obtain and document the existence of valid UCCs as of the date of the consulting procedures that protect the Agent's first priority perfected security interest. Document the UCC's filing dates.

7. **Defaulted and Restructured Obligations**

a. Obtain a list of Defaulted Collateral Obligations since ~~[●]~~the Closing Date, and select the 5 largest Collateral Obligations (or all if less than 5) that are classified as such ("Defaulted Obligation"). Inquire of the Investment Manager and document the status of such obligations and steps the Investment Manager is taking to maximize recoveries and ~~workout~~work out the account. The list from the Investment Manager shall indicate whether each such obligation is a bi-lateral (between the Borrower and the ~~obligor~~Obligor) or syndicated transaction, the involvement of the Borrower (sole lender, assignee, participant, agent, etc.) and what position, if any, the Borrower has taken in the relevant steering or ~~credit~~creditors' committees if applicable. For each of the selected Defaulted Collateral Obligations, obtain from the Investment Manager the ~~Collateral Value and Market Value, as defined in the Indenture ("Collateral Value" and~~Appraised Value and market value (as determined by the Investment Manager, "Market Value"). [If such carrying value is Market Value, obtain documentation regarding dealer quotes provided for such market values and reconcile the carrying value for each Defaulted Obligation ~~as of [●],~~ to the methodology as prescribed in the definition of "~~Adjusted~~ Collateral ~~Principal Balance~~Obligation Amount" in the ~~Indenture.~~Agreement.]

b. Obtain from the Investment Manager a list of Collateral Obligations that ~~were restructured or experienced a modification (waiver/amendment of financial covenants, modification of security interest, payment terms or interest rate)~~experienced a Material Modification during ownership by the Borrower over the past 24 months. For the 5 largest (or all if less than 5) ~~restructured obligations~~Collateral Obligations, obtain and document the explanation from the Investment Manager for the ~~modifications~~Material Modifications and note any non-compliance of periodic payments in accordance with the terms of the ~~restructure~~Material Modifications since the ~~restructure~~Material Modifications occurred.

c. Obtain from the Investment Manager a list of Collateral Obligations that experienced a Revaluation Event during ownership by the Borrower since the transaction closed. For the five largest Revaluation Events that have occurred during the Review Period (or all if less than 5), obtain and document the explanation from the Investment Manager for the Revaluation Event and note what actions have been taken by the bank. Confirm the leverage multiple on which the obligation was initially approved into the facility by obtaining the form of Approval Notice and recalculate the current leverage multiple for each position.

EXHIBIT C-1

FORM OF ADVANCE REQUEST

Deutsche Bank AG, New York Branch
as ~~Administrative~~Facility Agent
60 Wall Street
New York, NY 10005
Attention: Asset Finance Department
~~Fax: (212) 797-8160~~Email: Amit.Patel@db.com, James.Kwak@db.com

Wells Fargo Bank, National Association
as Collateral Agent
9062 Old Annapolis Rd.
Columbia, Maryland 21045
Attention: CDO Trust Services—Dunlap Funding LLC
Fax: (410) 715-3748
Phone: (410) 884-2000

Each Agent pursuant to the Loan Financing Agreement

_______, 201_

RE: Advance Request: $[__________]

Gentlemen and Ladies:

This Advance Request is delivered to you pursuant to Section 2.2 of the Loan Financing and Servicing Agreement, dated as of December 2, 2014, (together with all amendments, if any, from time to time made thereto, the "Loan Financing Agreement"), among Dunlap Funding LLC, as Borrower (the "Borrower"), Wells Fargo Bank, National Association, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as ~~Administrative~~Facility Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

The Borrower hereby requests that:

1. An Advance ~~(the "Advance")~~ be made ~~by each Lender~~ in ~~an~~the aggregate principal amount ~~equal to~~of $[______ ~~] of Class A-1 Advances and $[______] of Class A-2 Advances, which shall be allocated as follows:~~] (the "Advance"). The Borrower requests that the Collateral Agent promptly distribute the allocation of such Advance among the Lenders in the form of Schedule 2 hereto.

~~**Class A-1 Advances:**~~

~~Lender~~	~~Current Class~~	~~Current Class~~	~~Class A-1~~	~~Class A-1~~

	A-1 Commitment	A-1 Advances Outstanding	Advances Requested	Advances After Advance
	$_____			$_____
	$_____			$_____
Total	$_____			$_____

Class A-2 Advances:

Lender	Current Class A-2 Commitment	Current Class A-2 Advances Outstanding	Class A-2 Advances Requested	Class A-2 Advances After Advance
	$_____			$_____
	$_____			$_____
Total	$_____			$_____

2. The Advance be made to the Borrower on [________], 20[__] (the "Advance Date"); and

3. The proceeds of the Advance be wired to the Collateral Custodian for distribution to (or on behalf of) the Borrower on the Advance Date pursuant to the following wiring instructions:

Bank: [__________]
ABA #: [__________]
Account Name: [__________]
Account Number: [__________]
Reference: [__________]

After giving effect to the Advance and the Collateral Obligation(s) to be purchased by the Borrower with the proceeds of the Advance, as calculated as of the Advance Date, the aggregate principal amount of all Advances shall not exceed the lesser of (a) the Facility Amount, and (b) the Borrowing Base.

By its acceptance of the Advances, the Borrower represents that the conditions described in Section 6.2 of the Loan Financing Agreement have been satisfied with respect to such Advances.

The Borrower agrees that if prior to the Advance Date any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will promptly so notify the ~~Administrative~~Facility Agent. Except to the extent, if any, that prior to the time of the Advances requested hereby the ~~Administrative~~Facility Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advances as if then made.

The Borrower has caused this Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer on the date first set forth above.

[Signature Page Follows]

EXHIBIT C-2

FORM OF REINVESTMENT REQUEST

Deutsche Bank AG, New York Branch
as ~~Administrative~~Facility Agent
60 Wall Street
New York, NY 10005
Attention: Asset Finance Department
~~Fax: (212) 797-8160~~Email: Amit.Patel@db.com, James.Kwak@db.com

Wells Fargo Bank, National Association
as Collateral Agent
9062 Old Annapolis Rd.
Columbia, Maryland 21045
Attention: CDO Trust Services—Dunlap Funding LLC
Fax: (410) 715-3748
Phone: (410) 884-2000

Each Agent pursuant to the Loan Financing Agreement

_______, 201_

RE: Reinvestment Request: $[__________]

Gentlemen and Ladies:

This Reinvestment Request is delivered to you pursuant to Section 8.3(b) of the Loan Financing and Servicing Agreement, dated as of December 2, 2014, (together with all amendments, if any, from time to time made thereto, the "Loan Financing Agreement"), among Dunlap Funding LLC, as Borrower, Wells Fargo Bank, National Association, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as ~~Administrative~~Facility Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

The Borrower hereby requests that the Collateral Custodian provide to the ~~Administrative~~Facility Agent, by facsimile, a statement reflecting the total amount on deposit on such day in the Collection Account.

[INCLUDE IN THE CASE OF A REINVESTMENT TO FUND THE ACQUISITION OF ELIGIBLE COLLATERAL OBLIGATIONS:

The Borrower hereby requests that:

1. The Collateral Agent and the Collateral Custodian withdraw from the Collections held in the Collection Account an amount equal to $[_____] (the "Reinvestment Amount").

2. The Reinvestment Amount be delivered to the Borrower on [__________] (the "Reinvestment Date").

3. The Reinvestment Amount be wired by the Collateral Custodian to (or on behalf of) the Borrower on the Reinvestment Date pursuant to the following wiring instructions:

Bank: [__]
ABA #: [__]
Account Name: [__]
Account Number: [__]
Ref: [__]

Attached hereto is a Schedule of Collateral Obligations setting forth information required in the Loan Financing Agreement with respect to the Collateral Obligations to be acquired by the Borrower on the Reinvestment Date.

After giving effect to the Reinvestment and the Collateral Obligation(s) to be purchased by the Borrower with the Reinvestment Amount, as calculated as of the Reinvestment Date, the aggregate principal amount of all Advances shall not exceed the lesser of (a) the Facility Amount, and (b) the Borrowing Base.

By making the Reinvestment, the Borrower represents that the conditions described in Section 6.2 of the Loan Financing Agreement have been satisfied on the date hereof with respect to such Reinvestment and, to the best of its knowledge, will be satisfied as of the Reinvestment Date with respect to such Reinvestment. For the avoidance of doubt, if the foregoing representation is not true as of the Reinvestment Date, such Reinvestment shall not occur.

The Borrower agrees that if, prior to the Reinvestment Date, any matter certified to herein by it will not be true and correct at in all material respects such time as if then made, it will promptly so notify the ~~Administrative~~Facility Agent. Except to the extent, if any, that prior to the time of the Reinvestment requested hereby the ~~Administrative~~Facility Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Reinvestment as if then made.]

EXHIBIT C-3

FORM OF ASSET APPROVAL REQUEST

Deutsche Bank AG, New York Branch
as ~~Administrative~~Facility Agent
60 Wall Street
New York, NY 10005
Attention: Asset Finance Department
~~Fax: (212) 797-8160~~Email: Amit.Patel@db.com, James.Kwak@db.com

Wells Fargo Bank, National Association
as Collateral Agent
9062 Old Annapolis Rd.
Columbia, Maryland 21045
Attention: CDO Trust Services—Dunlap Funding LLC
Fax: (410) 715-3748
Phone: (410) 884-2000

Each Agent pursuant to the Loan Financing Agreement

_______, 201_

RE: Asset Approval Request

Gentlemen and Ladies:

This Asset Approval Request is delivered to you pursuant to [Section 2.2(a)][Section 8.3(b)(i)] of the Loan Financing and Servicing Agreement, dated as of December 2, 2014 (together with all amendments, if any, from time to time made thereto, the "Loan Financing Agreement"), among Dunlap Funding LLC, as Borrower, Wells Fargo Bank, National Association, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as ~~Administrative~~Facility Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

The Borrower hereby requests that the ~~Administrative~~Facility Agent deliver to the Borrower an Approval Notice in connection with this Asset Approval Request.

Attached hereto as Schedule 1 is a Schedule of Collateral Obligations setting forth information required in the Loan Financing Agreement with respect to the Collateral Obligations to be acquired by the Borrower on the [Advance Date][Reinvestment Date].

Attached hereto as Schedule 2 is the Obligor Information, setting forth information required in the Loan Financing Agreement with respect to the Collateral Obligations to be acquired by the Borrower on the [Advance Date][Reinvestment Date] and the related Obligors.

The proposed date of the acquisition of the Collateral Obligations to be acquired by the Borrower is [______________].

As of the date hereof, with respect to the Collateral Obligations to be acquired by the Borrower in connection herewith:

1. the Original Leverage Multiple of each such Collateral Obligation is [______________] and the Attaching Leverage Multiple of each such Collateral Obligation is [______________];

2. [the Original Effective LTV of such Asset Based Loan is [__________] and the Attaching Original Effective LTV of such Asset Based Loan is [__________];]

3. the applicable Eligible Jurisdiction is ______________________;

4. [(i) the determination of (A) the appraiser and (B) the required frequency of appraisals with respect to such Asset Based Loan is made by [______________] and (ii) the required frequency of appraisals is [______________]];

5. the Investment Manager's internal risk rating for each such Collateral Obligation is [______________], such rating being based on [include output and related calculations];

6. [add requested non-cash charges to be included in EBITDA for such Collateral Obligation].

[After giving effect to the [Advance][Reinvestment] and the Collateral Obligation(s) to be purchased by the Borrower with the [Advance][Reinvestment Amount], as calculated as of the [Advance Date][Reinvestment Date], the aggregate principal amount of all Advances shall not exceed the lesser of (a) the Facility Amount, and (b) the Borrowing Base.

By [its acceptance of the Advances][making the Reinvestment], the Borrower represents that the conditions described in Section 6.2 of the Loan Financing Agreement have been satisfied with respect to such [Advances][Reinvestment].

The Borrower agrees that if, prior to the [Advance Date][Reinvestment Date], any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will promptly so notify the ~~Administrative~~Facility Agent. Except to the extent, if any, that prior to the time of the [Advance][Reinvestment] requested hereby the ~~Administrative~~Facility Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such [Advance][Reinvestment] as if then made.]

EXHIBIT C-4

FORM OF PREPAYMENT NOTICE

Deutsche Bank AG, New York Branch
as ~~Administrative~~Facility Agent
60 Wall Street
New York, NY 10005
Attention: Asset Finance Department
~~Fax: (212) 797-8160~~Email: Amit.Patel@db.com, James.Kwak@db.com

Wells Fargo Bank, National Association
as Collateral Agent
9062 Old Annapolis Rd.
Columbia, Maryland 21045
Attention: CDO Trust Services—Dunlap Funding LLC
Fax: (410) 715-3748
Phone: (410) 884-2000

Each Agent pursuant to the Loan Financing Agreement

_______, 201_

RE: Advance Request: $[__________]

Gentlemen and Ladies:

This Prepayment Notice is delivered to you pursuant to Section 2.4 of the Loan Financing and Servicing Agreement, dated as of December 2, ~~2014,~~2014 (together with all amendments, if any, from time to time made thereto, the "Loan Financing Agreement"), among Dunlap Funding LLC, as Borrower (the "Borrower"), Wells Fargo Bank, National Association, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as ~~Administrative~~Facility Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

The Borrower hereby notifies the addressees hereto that:

1. A prepayment shall be made by the Borrower in an aggregate amount equal to $[______] of ~~Class A-1~~ Advances ~~and $[________] of Class A-2 Advances, which shall be allocated as follows:~~.

~~**Class A-1 Advances:**~~

~~Lender~~	~~Current Class A-1 Commitment~~	~~Current Class A-1 Advances Outstanding~~	~~Class A-1 Advances to be Prepaid~~	~~Class A-1 Advances After Prepayment~~

	~~$~~______			~~$~~______
	~~$~~______			~~$~~______
~~Total~~	~~$~~______			~~$~~______

~~**Class A-2 Advances:**~~

~~**Lender**~~	~~**Current Class A-2 Commitment**~~	~~**Current Class A-2 Advances Outstanding**~~	~~**Class A-2 Advances to be Prepaid**~~	~~**Class A-2 Advances After Prepayment**~~
	~~$~~______			~~$~~______
	~~$~~______			~~$~~______
~~Total~~	~~$~~______			~~$~~______

2. The prepayment shall be made by the Borrower on [________], 20[__] (the "Prepayment Date"); and

3. The amount of such prepayment shall be wired to the Collateral Agent for distribution to (or on behalf of) the Lenders on the Prepayment Date.

The Borrower represents that the conditions described in Section 2.4 of the Loan Financing Agreement have been satisfied with respect to such prepayment.

The Borrower has caused this Prepayment Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer on the date first set forth above.

It is understood and acknowledged that the undersigned is executing this Prepayment Notice not in an individual capacity but solely as an Executive Officer of the Servicer on behalf of the Borrower and is without any personal liability as to the matters contained in this Prepayment Notice.

[Signature Page Follows]

EXHIBIT C-5

FORM OF FX REALLOCATION NOTICE

Deutsche Bank AG, New York Branch
as Facility Agent
60 Wall Street
New York, NY 10005
Attention: Asset Finance Department
Email: Amit.Patel@db.com, James.Kwak@db.com

Wells Fargo Bank, National Association
as Collateral Agent
9062 Old Annapolis Rd.
Columbia, Maryland 21045
Attention: CDO Trust Services—Dunlap Funding LLC
Fax: (410) 715-3748
Phone: (410) 884-2000

Each Agent pursuant to the Loan Financing Agreement

________, 201_

RE: FX Reallocation

Gentlemen and Ladies:

This FX Reallocation Notice is delivered to you pursuant to Section 2.2(d) of the Loan Financing and Servicing Agreement, dated as of December 2, 2014, (together with all amendments, if any, from time to time made thereto, the "Loan Financing Agreement"), among Dunlap Funding LLC, as Borrower (the "Borrower"), Wells Fargo Bank, National Association, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as Facility Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

The Facility Agent hereby directs each Lender pursuant to Section 2.2(d) of the Loan Financing Agreement to purchase and sell Advances in the following amounts:

Lender	Commitment	Current Advances Outstanding	Pro Rata Percentage	Actual Pro Rata Percentage (prior to purchase/sale)	Advances Outstanding to Purchase	Advances Outstanding to Sell

Deutsche Bank AG New York Branch	$[●]	$_____ Euro_____ GBP_____ CAD_____ AUD_____	_____%	_____%	$_____ Euro_____ GBP_____ CAD_____ AUD_____	$_____ Euro_____ GBP_____ CAD_____ AUD_____
Total	$[●]	$_____ Euro_____ GBP_____ CAD_____ AUD_____	100%	100%	$_____ Euro_____ GBP_____ CAD_____ AUD_____	$_____ Euro_____ GBP_____ CAD_____ AUD_____

Such reallocation shall occur on the second Business Day following delivery of this FX Reallocation Notice (or, if this FX Reallocation Notice is delivered after 4:00 p.m., London time, on the third Business Day following delivery of this FX Reallocation Notice).

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

By:_______________________________
Name:
Title:

EXHIBIT D

FORM OF MONTHLY REPORT

On each Reporting Date, the Collateral Agent shall furnish, pursuant to Section 8.5, to the ~~Administrative~~Facility Agent, each Agent, ~~Morningstar,~~ the Borrower and the Investment Manager a written report, in each case as of the immediately preceding Determination Date, which shall include among other things (to the extent applicable):

(a) Portfolio Information

(i) the aggregate Principal Balance and Collateral Obligation Amount of all Collateral Obligations and Permitted Investments owned by the Borrower;

(ii) the aggregate Collateral Obligation Amount;

(iii) the Aggregate Eligible Collateral Obligation Amount;

(iv) the Borrowing Base;

(v) the Adjusted Aggregate Eligible Collateral Obligation Balance;

(vi) for each of the tests specified in the definition of Collateral Quality Test and the Minimum Equity Condition, (A) the calculation, (B) the result and (C) a determination as to whether such result satisfies the related test;

(vii) the Effective Equity;

(viii) for the Excess Concentration Amount (A) the calculation and (B) the calculation of each portion of such measure;

(ix) the Aggregate Notional Amount;

(x) Foreign Currency Sublimit;

(xi) ~~(x)~~ the Aggregate Unfunded Amount; and

(xii) ~~(xi)~~ the Weighted Average Advance Rate.

(b) A list of Collateral Obligations, including, with respect to each Collateral Obligation, the following detailed information:

(i) the Obligor thereon, its full, legal name and its jurisdiction of organization;

(ii) the CUSIP or security identifier thereof, if any;

(e) **Collateral Obligation Files Exceptions**

A schedule of all Exceptions related to Collateral Obligation Files in possession of the Collateral Custodian and all other information required to be provided pursuant to Section 18.4(b).

Each Monthly Report upon approval of the ~~Administrative~~Facility Agent shall constitute instructions to the Collateral Agent to withdraw funds from the Collection Account and pay or transfer such amounts set forth in such Monthly Report in the manner specified and in accordance with the priorities established in Section 8.3.

EXHIBIT F-2

REQUEST FOR RELEASE AND RECEIPT
[For Servicing and Liquidation]

Collateral Obligation Files

LOAN INFORMATION

Name of Obligor: ____________________________

Loan No.: ____________________________

This Request for Release and Receipt is made in accordance with the Loan Financing and Servicing Agreement dated as of December 2, 2014, among Dunlap Funding LLC, as Borrower, Wells Fargo Bank, National Association, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as ~~Administrative~~Facility Agent (the "Loan Financing Agreement"). All capitalized terms not otherwise defined in this Request for Release and Receipt shall have the meanings ascribed to them in the Loan Financing Agreement.

The undersigned hereby acknowledges that it has received, from Collateral Agent, the documents listed on Schedule 1 attached hereto (the "Documents").

The undersigned hereby acknowledges and agrees as follows:

(1) The undersigned shall hold and retain possession of the Documents in trust for the benefit of the Collateral Agent, solely for the purposes provided in the Loan Financing Agreement, unless the Collateral Obligation related to the Documents has been liquidated or unless the Document (or asset related thereto) was disposed of by the related Obligor;

(2) The undersigned represents that no Unmatured Facility Termination Event, Facility Termination Event, Unmatured Investment Manager Event of Default or Investment Manager Event of Default has occurred and is continuing, or if such has occurred and is continuing, the consent of the ~~Administrative~~Facility Agent has been obtained with respect to this request, unless the Collateral Obligation related to the Documents has been liquidated or unless the Document (or asset related thereto) was disposed of by the related Obligor.

Date:______________

DUNLAP FUNDING LLC

By:__________________________________
Name:
Title:

[During the continuation of an Unmatured Facility Termination Event, a Facility Termination Event, an Unmatured Investment Manager Event of Default or an Investment Manager Event of Default:

ACKNOWLEDGED AND AGREED:

DEUTSCHE BANK AG, NEW YORK BRANCH,
as ~~Administrative~~Facility Agent

By:__________________________________
Name:
Title:]

EXHIBIT F-3

REQUEST FOR RELEASE OF REQUEST FOR RELEASE AND RECEIPT
[Liquidated Collateral Obligations and Optional Sales]

Collateral Obligation Files

This Request For Release of Request For Release and Receipt is made pursuant to the Loan Financing and Servicing Agreement, dated as of December 2, 2014, among Dunlap Funding LLC, as Borrower, Wells Fargo Bank, National Association, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as ~~Administrative~~Facility Agent (the "Loan Financing Agreement").

[__________________] hereby certifies that he/she is an Executive Officer (as the term is defined in the Loan Financing Agreement) of Dunlap Funding LLC, and hereby further certifies in such capacity and not in an individual capacity as follows:

With respect to the Collateral Obligation(s) (as the term is defined in the Loan Financing Agreement) described in Schedule 1 attached hereto:

10. [Such Collateral Obligation(s) has or have been liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited have been or will be so deposited as required by the Loan Financing Agreement][Such Collateral Obligation(s) have been sold pursuant to an Optional Sale in accordance with Section 7.10 of the Loan Financing Agreement]; and

11. No Unmatured Facility Termination Event, Facility Termination Event, Unmatured Investment Manager Event of Default or Investment Manager Event of Default (as each such term is defined in the Loan Financing Agreement) has occurred and is continuing (other than any Unmatured Facility Termination Event or Unmatured Investment Manager Event of Default which will be cured by such Optional Sale), or, if such has occurred and is continuing, the consent of the ~~Administrative~~Facility Agent has been obtained with respect to this request.

Dated: ________________

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Loan Financing and Servicing Agreement, made and entered into as of December 2, 2014 (as amended restated, supplemented, or otherwise modified from time to time, the "Agreement"), among Dunlap Funding LLC, a Delaware limited liability company (the "Borrower"), each Agent and Lender from time to time a party thereto, Wells Fargo Bank, National Association, as Collateral Agent and Collateral Custodian, and Deutsche Bank AG, New York Branch, as ~~Administrative~~Facility Agent.

Pursuant to the provisions of Section 4.3 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Obligations (as well as any Note evidencing such Obligations) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the ~~Administrative~~Facility Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the ~~Administrative~~Facility Agent, and (2) the undersigned shall have at all times furnished the Borrower and the ~~Administrative~~Facility Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:____________________________________

Name:

Title:

Date: ___________, 20[ ]

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Loan Financing and Servicing Agreement, made and entered into as of December 2, 2014 (as amended restated, supplemented, or otherwise modified from time to time, the "Agreement"), among Dunlap Funding LLC, a Delaware limited liability company (the "Borrower"), each Agent and Lender from time to time a party thereto, Wells Fargo Bank, National Association, as Collateral Agent and Collateral Custodian, and Deutsche Bank AG, New York Branch, as ~~Administrative~~Facility Agent.

Pursuant to the provisions of Section 4.3 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:____

Name:

Title:

Date: ___________, 20[ ]

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Loan Financing and Servicing Agreement, made and entered into as of December 2, 2014 (as amended restated, supplemented, or otherwise modified from time to time, the "Agreement"), among Dunlap Funding LLC, a Delaware limited liability company (the "Borrower"), each Agent and Lender from time to time a party thereto, Wells Fargo Bank, National Association, as Collateral Agent and Collateral Custodian, and Deutsche Bank AG, New York Branch, as ~~Administrative~~Facility Agent.

Pursuant to the provisions of Section 4.3 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:____

Name:

Title:

Date: _________ __, 20[ ]

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Loan Financing and Servicing Agreement, made and entered into as of December 2, 2014 (as amended restated, supplemented, or otherwise modified from time to time, the "Agreement"), among Dunlap Funding LLC, a Delaware limited liability company (the "Borrower"), each Agent and Lender from time to time a party thereto, Wells Fargo Bank, National Association, as Collateral Agent and Collateral Custodian, and Deutsche Bank AG, New York Branch, as ~~Administrative~~Facility Agent.

Pursuant to the provisions of Section 4.3 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Obligations (as well as any Note evidencing such Obligations) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Obligations (as well as any Note evidencing such Obligations), (iii) with respect to the extension of credit pursuant to this Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the ~~Administrative~~Facility Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the ~~Administrative~~Facility Agent, and (2) the undersigned shall have at all times furnished the Borrower and the ~~Administrative~~Facility Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:______________________________________

Name:

Title:

Date: ________ __, 20[ ]

EXHIBIT H

SCHEDULE OF COLLATERAL OBLIGATIONS CERTIFICATION

This Schedule of Collateral Obligations Certification is made pursuant to the Loan Financing and Servicing Agreement, dated as of December 2, 2014, among Dunlap Funding LLC, as Borrower, Wells Fargo Bank, National Association, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as ~~Administrative~~Facility Agent (the "Loan Financing Agreement").

[__________________] hereby certifies that he/she is an Executive Officer (as the term is defined in the Loan Financing Agreement) of Dunlap Funding LLC, and hereby further certifies and not in an individual capacity as follows:

With respect to the Collateral Obligation(s) (as the term is defined in the Loan Financing Agreement) described in Annex 1 attached hereto:

1. The Collateral Obligation Files delivered to the Collateral Agent include all of the documents required to be delivered to the Collateral Agent under the Loan Financing Agreement, except for variances from the documents identified in the Document Checklist with respect to the related Collateral Obligation Files and those documents that do not exist with respect to such Collateral Obligation(s), in each case as indicated on Annex 1 (each, an "Exception");

2. Any Exception satisfies the requirements of the Loan Financing Agreement; and

3. All of the documents and the information contained on Annex 1 are complete and correct in all material respects.

Dated:___________

DUNLAP FUNDING LLC

By:______________________________
Name:
Title:

APPENDIX C

[On file with the Borrower.]

APPENDIX D

[On file with the Borrower.]